     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

             (Exact name of registrant as specified in its charter)

         MARYLAND                       6798                  13-3675988
      (State or other            (Primary Standard           (IRS Employer
      jurisdiction of                Industrial           Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

                      TWO NORTH RIVERSIDE PLAZA, SUITE 400

                            CHICAGO, ILLINOIS 60606

                                 (312) 474-1300

              (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                               DOUGLAS CROCKER II
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300

           (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             HAL M. BROWN, ESQ.                         BRUCE M. MONTGOMERIE, ESQ.
               Rudnick & Wolfe                           Willkie Farr & Gallagher
    203 North LaSalle Street, Suite 1800                    787 Seventh Avenue
           Chicago, Illinois 60601                     New York, New York 10019-6099
               (312) 368-4000                                 (212) 728-8000
         (312) 236-7516 (telecopier)                    (212) 728-8111 (telecopier)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED(1)        PER UNIT(2)           PRICE(2)        REGISTRATION FEE
Common Shares of Beneficial Interest, par
  value $.01 per share.....................      4,428,238              (2)             $186,203,564          $51,765

(1) Represents the estimated maximum number of common shares of beneficial interest to be issued in exchange for all of the issued and outstanding common shares of beneficial interest of Lexford Residential Trust pursuant to a plan of merger.

(2) Pursuant to Rule 457(f), the filing fee has been computed based on the market value of the common shares to be exchanged in the merger, computed pursuant to Rule 457(c) using the average of the high and low prices reported in the consolidated reporting system ($19.46875) of such common shares as reported on the New York Stock Exchange on July 20, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [LOGO]                                                                    [LOGO]

Dear Shareholder:

    The Boards of Trustees of Equity Residential Properties Trust and Lexford Residential Trust have approved a merger agreement that would result in the tax-free merger of Lexford into EQR. Lexford shareholders will receive 0.463 of an EQR common share for each Lexford common share they own. EQR shareholders will continue to own their existing shares after the merger. EQR common shares are traded on the New York Stock Exchange under the symbol "EQR."

    At your special meeting, you will be asked to approve the merger of Lexford into EQR. At the EQR special meeting, EQR shareholders will also be asked to separately approve an amendment to EQR's Declaration of Trust which will provide for shareholder approval of mergers or consolidations only when required under Maryland law.

    The trustees of Lexford, and the trustees of EQR who voted on the merger, unanimously recommend that all shareholders vote for approval of the merger. In addition, the Board of Trustees of EQR unanimously recommends that all EQR shareholders vote for approval of the amendment.

    The merger cannot be completed without the affirmative vote of EQR and Lexford shareholders owning a majority of the outstanding common shares of EQR and Lexford, respectively. The approval of the amendment to EQR's Declaration of Trust requires the affirmative vote of the EQR shareholders owning a majority of the EQR common shares voted on the matter, provided a quorum is present.

    The dates, times and places of the meetings are:

           FOR EQR SHAREHOLDERS:                       FOR LEXFORD SHAREHOLDERS:
                 , 1999,       a.m., local           , 1999,       a.m., local time
                    time                                 6954 Americana Parkway
             One North Franklin                              Columbus, Ohio
             Chicago, Illinois

    This document provides you with detailed information about the meetings and the proposed merger. We encourage you to read this entire document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 14 FOR A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER. You may also obtain information about our companies from publicly available documents that we have filed with the Securities and Exchange Commission.

    YOUR VOTE IS VERY IMPORTANT. Please take the time to vote by completing the enclosed proxy card and returning it in the return envelope provided, even if you plan to attend your shareholders' meeting. If you are a shareholder of record, you may also vote by telephone or over the Internet, as described later in this document. You may revoke your proxy in the manner described in the accompanying document at any time before it has been voted at your special meeting. The respective solicitations are made on behalf of the Boards of Trustees of EQR and Lexford.

[signature to be inserted]                  [LOGO]

Douglas Crocker II                          John B. Bartling
Chief Executive Officer,                    Chief Executive Officer,
President and Trustee                       President and Trustee
Equity Residential Properties Trust         Lexford Residential Trust

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE MERGER OR THE SECURITIES TO BE ISSUED OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this joint proxy statement/prospectus is                 , 1999, and
      it is first being mailed to shareholders on                 , 1999.

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    A special meeting of shareholders of Equity Residential Properties Trust
will be held at One North Franklin, Chicago, Illinois, on                 ,
1999, at           .m., local time, to consider and vote on the following:

    1. A proposal to approve the merger of Lexford Residential Trust, a Maryland real estate investment trust, with and into EQR pursuant to an Agreement and Plan of Merger dated as of June 30, 1999; and

    2. A proposal to amend EQR's Second Amended and Restated Declaration of Trust to provide for shareholder approval of any merger or consolidation of EQR only when shareholder approval is required under Maryland law.

    Only EQR common shareholders of record as of the close of business on
                , 1999 will be entitled to vote at the meeting and at any adjournments or postponements that may take place.

                                          By Order of the President

                                          [Signature to be inserted]
                                          Bruce C. Strohm
                                          Executive Vice President,
                                          General Counsel and Secretary

Two North Riverside Plaza
Chicago, Illinois
                , 1999

    In addition to being able to vote by signing, dating and mailing the enclosed EQR proxy card in the envelope provided, if you are a record holder of EQR, you may instead vote by using the toll-free telephone number [1-877-PRX-VOTE (1-877-779-8683)] or the Internet by going to the website at [http://www.eproxyvote.com/eqr.] If you have access to a computer, using the Internet is an easy way to cast your vote. If you attend the meeting and prefer to vote in person, you may do so. Your vote is very important. Whether you plan to attend the meeting or not, we encourage you to vote as soon as possible so that your shares will be represented at the meeting.

                           LEXFORD RESIDENTIAL TRUST
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    A special meeting of shareholders of Lexford Residential Trust will be held at Lexford's offices, 6954 Americana Parkway, Columbus, Ohio, on
                , 1999, at           .m., local time, to consider and vote on
the following:

           A proposal to approve the merger of Lexford with and into Equity Residential Properties Trust, a Maryland real estate investment trust, pursuant to an Agreement and Plan of Merger dated as of June 30, 1999.

Only Lexford common shareholders of record as of the close of business on
                , 1999 will be entitled to vote at the meeting and at any adjournments or postponements that may take place.

                                          By order of the Board of Trustees,

                                                          [LOGO]

                                          Bradley A. Van Auken
                                          SECRETARY

6954 Americana Parkway
Columbus, Ohio
                , 1999

    In addition to being able to vote by signing, dating and mailing the enclosed Lexford proxy card in the envelope provided, if you are a record holder of Lexford, you may instead vote by using the toll-free telephone number [1-877-PRX-VOTE (1-877-779-8683)] or the Internet by going to the website at [http://www.eproxyvote.com/lft.] If you have access to a computer, using the Internet is an easy way to cast your vote. If you attend the meeting and prefer to vote in person, you may do so. Your vote is very important. Whether you plan to attend the meeting or not, we encourage you to vote as soon as possible so that your shares will be represented at the meeting.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................     1
SUMMARY...................................................................     4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................    13
RISK FACTORS..............................................................    14
  Lexford Shareholders will Realize a Decrease in Distributions per
    Share.................................................................    14
  Lexford Trustees and Management Have Interests in the Merger which
    Differ from the Interests of Lexford Shareholders Generally...........    14
  Potential Change in Relative Share Prices of Lexford and EQR Could
    Affect the Value of the Consideration Received by Lexford
    Shareholders..........................................................    14
  Payments of Fees and Expenses by Lexford if the Merger Fails to Occur
    Could Adversely Affect Lexford's Ability to Engage in Other
    Transactions..........................................................    14
  Shareholders of EQR and Lexford Have No Appraisal Rights Under Maryland
    Law...................................................................    14
  Lexford Properties Represent a New Market Sector for EQR................    15
  The Merger Will Increase EQR's Debt.....................................    15
  Lexford Shareholders Will Have Reduced Voting Power as a Group after the
    Merger................................................................    15
  EQR Could be Disqualified as a REIT or Have to Pay Taxes if Lexford Does
    Not Qualify as a REIT.................................................    15
THE MEETINGS OF SHAREHOLDERS..............................................    15
  EQR.....................................................................    15
  Lexford.................................................................    16
THE MERGER................................................................    17
  Terms of the Merger.....................................................    17
  Background of the Merger................................................    18
  Advantages and Disadvantages of the Merger; Recommendation of the EQR
    Board of Trustees.....................................................    21
  Advantages and Disadvantages of the Merger; Recommendation of the
    Lexford Board of Trustees.............................................    23
  Opinion of the Financial Advisor for Lexford............................    25
  Effective Time of the Merger and Closing Date...........................    31
  Representations and Warranties..........................................    31
  Conditions to the Merger................................................    31
  No Appraisal Rights.....................................................    32
  Regulatory Matters......................................................    33
  Termination Provisions..................................................    33
  Termination Fee and Expenses............................................    34
  No Solicitation of Other Transactions...................................    35
  Conversion of Shares....................................................    35
  Appointment of Exchange Agent...........................................    35
  Exchange of Certificates................................................    35
  Conduct of Business Pending the Merger..................................    36
  Waiver and Amendment....................................................    36
  Stock Exchange Listing..................................................    37

                                                                            PAGE
                                                                            ----
  Accounting Treatment....................................................    37
  Shares Available for Resale.............................................    37
  Contribution of Assets of Lexford to ERP Operating Limited
    Partnership...........................................................    37
  Material Federal Income Tax Consequences................................    37
INTERESTS OF LEXFORD MANAGEMENT AND TRUSTEES IN THE MERGER................    47
  Officer Retention and Severance Program.................................    47
  Lexford Options.........................................................    47
  Tax Recognition Payments................................................    48
  Vesting of Restricted Shares............................................    49
  Indemnification of Officers and Trustees................................    49
  Financial Advisor Fees..................................................    50
MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER..........................    50
PROPOSAL TO AMEND EQR'S DECLARATION OF TRUST..............................    50
COMPARISON OF RIGHTS OF SHAREHOLDERS......................................    51
  Authorized and Issued Shares............................................    51
  Special Meetings........................................................    51
  Boards of Trustees......................................................    51
  Amendment to Declaration of Trust and Bylaws............................    52
  Mergers, Consolidations, and Sale of Substantially All Assets...........    52
  Restrictions on the Ownership, Transfer or Issuance of Shares...........    53
  Standard of Conduct for Trustees........................................    54
LEGAL MATTERS.............................................................    54
EXPERTS...................................................................    55
AUDITORS..................................................................    55
FUTURE SHAREHOLDER PROPOSALS..............................................    55
WHERE YOU CAN FIND MORE INFORMATION.......................................    56
INDEX TO FINANCIAL STATEMENTS.............................................   F-1
APPENDIX A Agreement and Plan of Merger...................................   A-1
APPENDIX B Articles of Merger.............................................   B-1
APPENDIX C Opinion of Morgan Stanley & Co. Incorporated...................   C-1

    This document incorporates important business and financial information about EQR and Lexford that is not included in or delivered with this document. EQR will provide you with copies of the incorporated documents containing information relating to EQR, without charge, upon written or oral request to:

                  EQUITY RESIDENTIAL PROPERTIES TRUST
                  Two North Riverside Plaza, Suite 400
                  Chicago, Illinois 60606
                  Attention: Cynthia McHugh,
                  Senior Vice President - Investor Relations
                  Telephone: (312) 474-1300

    Lexford will provide you with copies of the incorporated documents containing information relating to Lexford, without charge, upon written or oral request to:

                  LEXFORD RESIDENTIAL TRUST
                  The Huntington Center
                  41 South High Street, Suite 2410
                  Columbus, Ohio 43215
                  Attention: Carol Merry,
                  Director of Communications and Investor Relations
                  Telephone: (614) 242-3850

IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF YOUR SPECIAL MEETING, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN
-------------------, 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE SPECIAL MEETINGS BEING CALLED?

A: The special meetings are being called so that the shareholders of EQR and Lexford can vote to approve the merger. In addition, the EQR special meeting is being called so that the EQR shareholders can separately approve the amendment to EQR's Declaration of Trust.

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: EQR and Lexford believe that the merger will benefit the shareholders of both companies. Through the acquisition of Lexford's business, EQR will become a leading operator of low density, ranch style apartment homes, a market sector EQR has not generally serviced. By receiving EQR shares in the merger, the shareholders of Lexford will acquire an equity interest in a much larger, more diversified company.

Q:  WHAT ARE THE BOARDS' RECOMMENDATIONS?

A: The trustees of Lexford, and the trustees of EQR who voted on the merger, unanimously recommend that the shareholders vote FOR the approval of the merger. In addition, the Board of Trustees of EQR unanimously recommends that all EQR shareholders vote FOR the approval of the amendment.

Q:  WHAT WILL LEXFORD SHAREHOLDERS RECEIVE IN THE MERGER?

A: Lexford shareholders will receive 0.463 of an EQR common share for each Lexford common share they own. Lexford shareholders will receive cash instead of any fractional shares of EQR they would otherwise be entitled to.

Q: CAN THE MARKET VALUE OF THE EQR COMMON SHARES RECEIVED BY LEXFORD SHAREHOLDERS CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A: Yes. Because the exchange ratio of 0.463 is fixed, the market value of the EQR common shares received by the shareholders of Lexford may change between now and the time the merger is completed, based on any change in market price of the EQR common shares between now and the completion of the merger.

Q:  DO I HAVE APPRAISAL RIGHTS?

A: No. Neither EQR nor Lexford shareholders have appraisal rights in connection with the merger. For more details, see page 32 of this joint proxy statement/prospectus.

Q: WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER TO THE SHAREHOLDERS OF LEXFORD?

A: The receipt of EQR common shares by the Lexford shareholders will be tax-free for federal income tax purposes. However, cash received for a fractional shares of EQR will be taxable to Lexford shareholders. The merger will have no tax consequences for EQR shareholders. PLEASE BE AWARE THAT TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. FOR MORE DETAILS, SEE PAGE 37 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger on the same date as the EQR and Lexford special meetings, assuming the shareholders of EQR and Lexford approve the merger.

Q:  WHY DOES EQR WANT TO AMEND ITS DECLARATION OF TRUST?

A: In 1997, Maryland law was changed to allow mergers of real estate investment trusts, or REITs, to be approved by a Maryland REIT surviving a merger only by a majority of the board of trustees without a vote of the shareholders so long as (1) the merger does not reclassify or change the REIT's outstanding shares or otherwise amend its declaration of trust and (2) the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective.

    These new requirements regarding shareholder approval of mergers are similar to the requirements of the New York Stock Exchange, or NYSE, where the EQR common shares are listed. The proposed amendment would provide for shareholder approval of mergers or consolidations only when required under Maryland law, as amended. The amendment will provide EQR with added flexibility to react to acquisition opportunities. The text of the amendment is included in Appendix B to this joint proxy statement/prospectus.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AND AMENDMENT?

A: The merger must be approved by the affirmative vote of EQR and Lexford shareholders owning a majority of the outstanding common shares of EQR and Lexford, respectively. The amendment must be approved by the affirmative vote of EQR shareholders owning a majority of the shares voted on the matter at the EQR special meeting, so long as a quorum is present.

Q:  HOW DO I VOTE?

A: Your vote is important. Shareholders can vote in person at their special meeting or by proxy. If you are a registered holder (that is, you hold your shares in your own name and not through a broker or other nominee), there are three ways to vote by proxy:

    - BY TELEPHONE: You can vote by touch-tone telephone by using the toll-free number [1-877-PRX-VOTE (1-877-779-8683)] and following the instructions on your proxy card;

    - BY INTERNET: You can vote by Internet by going to the website at [http://www.eproxyvote.com/eqr] if you are an EQR shareholder or [http://www.eproxyvote.com/lft] if you are a Lexford shareholder and following the instructions provided; or

    - BY MAIL: You can vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided.

    If you hold your shares in "street name" with a broker, your broker will vote your shares only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q:  CAN I REVOKE OR CHANGE MY PROXY?

A: Yes, you may change or revoke your proxy at any time before the meeting. To do so, you must:

    - advise the Secretary of your company in writing before your shares are voted by the proxy holders at the meeting;

    - deliver later proxy instructions; or

    - attend your meeting and vote your shares in person.

    The powers of your proxy holder will be suspended if you attend your meeting in person and so request, but attendance at the meeting will not by itself revoke a previously granted proxy.

Q:  AS A LEXFORD SHAREHOLDER, SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions regarding the surrender of your certificates.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have additional questions about the merger, you should contact:

                               EQR SHAREHOLDERS:

                      Equity Residential Properties Trust
                           Two North Riverside Plaza
                                   Suite 400
                            Chicago, Illinois 60606
                           Telephone: (312) 474-1300
                           Attention: Cynthia McHugh,
                   Senior Vice President--Investor Relations

                             LEXFORD SHAREHOLDERS:

                           Lexford Residential Trust
                             The Huntington Center
                              41 South High Street
                                   Suite 2410
                              Columbus, Ohio 43215
                           Telephone: (614) 242-3850
                            Attention: Carol Merry,
               Director of Communications and Investor Relations

                                    SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, PLEASE SEE THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE APPENDICES AND THE DOCUMENTS TO WHICH WE REFER YOU.

    EXCEPT WHERE THE CONTEXT REQUIRES OTHERWISE, ANY REFERENCES TO A COMPANY IN THIS JOINT PROXY STATEMENT/ PROSPECTUS INCLUDES ALL SUBSIDIARIES OF AND PREDECESSORS TO SUCH COMPANY. WE HAVE INCLUDED PARENTHETICAL PAGE REFERENCES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF EACH TOPIC PRESENTED IN THIS SUMMARY.

PARTIES TO THE MERGER

EQUITY RESIDENTIAL PROPERTIES TRUST
Two North Riverside Plaza
Chicago, Illinois 60606
(312) 474-1300

    EQR is a real estate investment trust and one of the largest publicly traded real estate companies. EQR was organized in March 1993 and commenced operations as a publicly traded company on August 18, 1993 upon the completion of its initial public offering. EQR was formed to continue the multifamily property business objectives and acquisition strategies of affiliated entities controlled by Mr. Samuel Zell, Chairman of the Board of Trustees of EQR. These entities had been engaged in the acquisition, ownership and operation of multifamily properties since 1969. EQR's senior executive officers average over 25 years of experience in the multifamily property business.

    EQR is the largest publicly traded owner of multifamily properties, based on the number of apartment units wholly-owned and total revenues earned. As of June 30, 1999, EQR owned or had interests in a portfolio of 686 multifamily properties containing 193,615 apartment units and managed 6,346 additional units owned by affiliated and non-affiliated entities. As of June 30, 1999, the properties EQR owned or had interests in had an average occupancy rate of approximately 95%. These properties are located in 34 states.

    All of EQR's interests in its properties are held directly or indirectly by, and substantially all of its operations are conducted through, ERP Operating Limited Partnership, an Illinois limited partnership. EQR controls ERP Operating Limited Partnership as its sole general partner and, as of June 30, 1999, owned approximately 91% of ERP Operating Limited Partnership's outstanding partnership interests, excluding preference units. Partnership interests in ERP Operating Limited Partnership may be exchanged for either common shares of EQR on a one-for-one basis or, at EQR's option, the cash equivalent of the applicable number of common shares. In addition to its corporate headquarters, EQR has 30 management offices in 19 states.

LEXFORD RESIDENTIAL TRUST
6954 Americana Parkway
Columbus, Ohio 43068
(614) 759-1566

    Lexford is a real estate investment trust that owns, manages and invests in direct or indirect ownership interests in multifamily apartment communities. Lexford is a leading provider of housing to "value conscious" renters, which Lexford defines as renters who prefer clean, attractive housing without unnecessary amenities at rental rates below the median rent in the local housing market.

    Lexford became publicly held in 1992 as a result of the distribution of common stock to creditors pursuant to the Chapter 11 bankruptcy reorganization of the former Cardinal Industries, Inc. Cardinal Industries, Inc. changed its name to Cardinal Realty Services, Inc. in connection with the bankruptcy reorganization. In October 1997, the shareholders of Cardinal Realty Services, Inc. approved a change of name to Lexford, Inc., which created and merged into Lexford in March 1998 for the purpose of Lexford, Inc.'s reorganization as a Maryland REIT. The common shares of Lexford were listed and admitted for trading on the NYSE on March 19, 1998.

    As of June 30, 1999, Lexford's portfolio of 402 properties consisted of 36,609 units in 16 states.

THE MERGER (SEE PAGE 17)

    Lexford will be merged into EQR. Upon completion of the merger, each outstanding Lexford common share will be converted into 0.463 (the exchange ratio) of an EQR common share.

RECOMMENDATIONS OF THE BOARDS OF TRUSTEES (SEE PAGE 21)

    EQR

    The EQR Board of Trustees believes that the merger, including the consideration to be paid by EQR, is fair and in the best interests of EQR and its shareholders. THE EQR TRUSTEES WHO VOTED ON THE MERGER UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMEND THAT THE EQR COMMON SHAREHOLDERS VOTE FOR THE MERGER. In making its decision, the EQR Board of Trustees considered the positive and negative factors which could arise from the merger.

    LEXFORD

    The Lexford Board of Trustees believes that the merger is fair to, and in the best interests of, Lexford and its shareholders. BY UNANIMOUS VOTE, THE LEXFORD BOARD OF TRUSTEES APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND UNANIMOUSLY RECOMMENDS THAT THE LEXFORD COMMON SHAREHOLDERS VOTE FOR THE MERGER. The Lexford Board of Trustees reached its decision after careful consideration of a wide variety of factors, including potentially positive and negative factors, as well as the written opinion of Morgan Stanley & Co. Incorporated.

OPINION OF FINANCIAL ADVISOR (SEE PAGE 25)

    EQR

    The Board of Trustees of EQR did not seek an opinion of an independent financial advisor as to the fairness of the merger from a financial point of view to the shareholders of EQR.

    LEXFORD

    At the meeting of the Lexford Board of Trustees on June 30, 1999, Morgan Stanley delivered its oral opinion to the Lexford Board of Trustees, and subsequently on June 30, 1999, Morgan Stanley delivered its written opinion, that, as of that date and based upon and subject to the matters described in the opinion, the consideration to be received by the holders of Lexford common shares pursuant to the merger agreement was fair from a financial point of view to the Lexford shareholders. Morgan Stanley's written opinion is attached as Appendix C to this joint proxy statement/prospectus. Lexford common shareholders are urged to read the written opinion of Morgan Stanley carefully and in its entirety.

INTERESTS OF LEXFORD MANAGEMENT AND TRUSTEES IN THE MERGER (SEE PAGE 47)

    In considering whether to approve the merger, shareholders should be aware that some members of the management of Lexford and the Lexford trustees have interests in the merger that are in addition to the interests of Lexford shareholders generally. These interests include severance and transition payments, acceleration of vesting of restricted Lexford common shares, acceleration of vesting of stock options and tax recognition payments. The Lexford Board of Trustees considered these interests and deliberated upon any resulting conflicts of interest in connection with its unanimous approval of the merger and the benefits of the merger to the shareholders of Lexford.

THE MERGER AGREEMENT (SEE PAGE 17)

    The merger agreement is the legal document which governs the merger. The merger agreement provides that, upon satisfaction or waiver of the conditions contained in the merger agreement, Lexford will be merged into EQR. We encourage you to read the merger agreement which is attached as Appendix A to this joint proxy statement/prospectus.

CONDITIONS TO THE MERGER (SEE PAGE 31)

    The obligations of EQR and Lexford to complete the merger are subject to the satisfaction or waiver of the conditions described in the merger agreement. These conditions include:

    - obtaining the requisite approval of the shareholders of EQR and Lexford;

    - the absence of any material adverse change in the financial condition, business or operations of Lexford or EQR;

    - the receipt of specified legal opinions; and

    - the receipt of all material consents, authorizations, orders and approvals of governmental agencies and third parties.

    EQR and Lexford each have the right to waive any conditions to their respective obligations to complete the merger.

TERMINATION (SEE PAGE 33)

    The merger agreement provides that it may be terminated in a number of circumstances at any time prior to the completion of the merger, whether before or after the approval of the merger by the shareholders of EQR and shareholders of Lexford.

TERMINATION FEES (SEE PAGE 34)

    Depending on the reason for the merger agreement's termination, Lexford may be required to pay EQR a break-up fee of $8 million or an expense fee of up to $4 million or both. Alternatively, EQR may be required to pay Lexford an expense fee of up to $4 million.

ACCOUNTING TREATMENT (SEE PAGE 37)

    The merger will be treated as a purchase for accounting purposes.

NO SOLICITATION OF OTHER TRANSACTIONS (SEE PAGE 35)

    Lexford has agreed that it will not initiate, solicit or encourage any inquiries or offers to acquire all or any significant portion of the assets or equity securities of Lexford or any of its subsidiaries, other than the merger.

    Notwithstanding the above restrictions, the merger agreement does not prohibit Lexford from entering into discussions with respect to an unsolicited proposal if the Lexford Board of Trustees determines that the discussions are required by its legal duties to its shareholders.

CONVERSION OF SHARES (SEE PAGE 35)

    Each common share of Lexford outstanding immediately before the completion of the merger will be converted into 0.463 of an EQR common share. When the merger becomes effective, all Lexford common shares will no longer be outstanding and will automatically be canceled and retired. Each holder of a certificate evidencing Lexford common shares will cease to have any rights with respect to the Lexford common shares, except the right to receive (1) common shares of EQR, (2) cash instead of any fractional common shares of EQR and (3) any distributions declared with respect to the Lexford common shares with a record date before the completion of the merger.

THE AMENDMENT (SEE PAGE 50)

    The EQR common shareholders are being requested to separately vote to approve an amendment to EQR's Declaration of Trust which will be adopted as part of the merger. The amendment will provide for shareholder approval of mergers and consolidations only when required under Maryland law.

    Approval of the amendment requires the affirmative vote of the EQR shareholders owning a majority of the EQR common shares voted on the matter at the EQR special meeting, provided a quorum is present.

THE MEETINGS OF SHAREHOLDERS (SEE PAGE 15)

    EQR

    EQR called its special meeting to consider and vote on the approval of the
merger and the amendment. The EQR special meeting will be held on            ,
1999, at     .m., local time, at One North Franklin, Chicago, Illinois. Only
holders of record of EQR common shares at the close of business on            ,
1999, will be entitled to vote at the EQR special meeting. Each EQR common share carries one vote. As of the close of business on July 19,

1999, 122,243,928 votes were eligible to be cast at the special meeting, of which 6,726,287 shares (or approximately 5.5% of the outstanding shares of EQR) (excluding 2,052,928 shares where beneficial ownership is disclaimed) were owned beneficially by the officers and trustees of EQR. The officers and trustees of EQR have indicated that they intend to vote their shares in favor of both of the proposals.

    LEXFORD

    Lexford called its special meeting to consider and vote on the approval of
the merger. The Lexford special meeting will be held on            , 1999, at
    .m., local time, at 6954 Americana Parkway, Columbus, Ohio. Only holders of
record of Lexford common shares at the close of business on            , 1999,
will be entitled to notice of and to vote at the Lexford special meeting. Each Lexford common share carries one vote. As of the close of business on July 19, 1999, 9,554,228 votes were entitled to be cast at the special meeting, of which 1,572,975 shares (or approximately 16.5% of the outstanding shares of Lexford common shares) were owned beneficially by the officers and trustees of Lexford. The officers and trustees of Lexford have indicated their intention to vote their shares in favor of the merger.

               EQR SUMMARY HISTORICAL FINANCIAL DATA AND SUMMARY
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following tables set forth the summary historical financial data for EQR as of March 31, 1999, and for the three-month periods ended March 31, 1999, and 1998, and the summary unaudited pro forma combined financial data for EQR as of March 31, 1999, and for the three-month period then ended and for the year ended December 31, 1998.

    The summary unaudited pro forma combined financial data for EQR gives effect to the merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in this joint proxy statement/prospectus.

    The summary unaudited pro forma combined operating data is presented as if the merger had been completed at the beginning of the period presented.

    The summary unaudited pro forma combined balance sheet is presented as if the merger had occurred on March 31, 1999. The merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.

    The summary unaudited pro forma financial information should be read in conjunction with the respective historical financial statements and notes of EQR and Lexford incorporated by reference into this joint proxy statement/prospectus and the unaudited pro forma financial statements and notes included elsewhere in this joint proxy statement/prospectus.

    The summary unaudited pro forma operating and balance sheet data is presented for comparative purposes only. The data does not purport to represent the results of future periods. You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of EQR and Lexford incorporated by reference in this document.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                 SUMMARY HISTORICAL FINANCIAL DATA AND SUMMARY
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                              HISTORICAL       HISTORICAL
                                                 THREE            THREE       PRO FORMA THREE       PRO FORMA
                                             MONTHS ENDED     MONTHS ENDED      MONTHS ENDED       YEAR ENDED
                                            MARCH 31, 1999   MARCH 31, 1998    MARCH 31, 1999   DECEMBER 31, 1998
                                            ---------------  ---------------  ----------------  -----------------
                                                      (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
OPERATING DATA:

Total revenues............................   $     416,237    $     286,341    $      455,196     $   1,763,004
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Income before gain on disposition of
  properties, net and allocation to
  Minority Interests......................   $      79,264    $      59,406    $       83,309     $     299,329
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income................................   $      93,554    $      57,587    $       97,458     $     281,348
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income available to common shares.....   $      64,177    $      35,895    $       68,081     $     163,813
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income per weighted average common
  share outstanding.......................   $        0.54    $        0.38    $         0.55     $        1.35
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income per weighted average common
  share outstanding-- assuming dilution...   $        0.54    $        0.38    $         0.55     $        1.34
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Weighted average common shares
  outstanding.............................         118,956           93,361           123,380           121,598
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Weighted average common shares
  outstanding--assuming dilution..........         132,733          104,100           137,186           136,209
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Distributions declared per common share
  outstanding.............................   $        0.71    $        0.67
                                            ---------------  ---------------
                                            ---------------  ---------------

BALANCE SHEET DATA (AT END OF PERIOD):
  Real estate, after accumulated
    depreciation..........................   $  10,267,952    $   6,854,535    $   11,001,108
  Total assets............................   $  10,701,961    $   7,329,342    $   11,486,055
  Total debt..............................   $   4,567,662    $   2,786,096    $    5,123,119
  Minority Interests......................   $     434,399    $     282,240    $      442,381
  Shareholders' equity....................   $   5,337,357    $   3,998,562    $    5,528,665

COMPARATIVE PER SHARE DATA

    The following information presents selected comparative unaudited per share information for EQR and Lexford on a historical basis and on a pro forma combined basis assuming the merger had been effective throughout the periods presented. Lexford pro forma equivalent per share amounts are presented with respect to pro forma information. These per share amounts allow comparison of historical information with respect to the value of one Lexford common share to the corresponding information with respect to the projected value of one EQR common share as a result of the merger by multiplying the pro forma amounts by the exchange ratio of 0.463. All amounts are presented assuming dilution giving effect to the Statement of Financial Accounting Standard No. 128 "Earnings Per Share."

                                                                              THREE MONTHS          YEAR ENDED
                                                                          ENDED MARCH 31, 1999   DECEMBER 31, 1998
                                                                          ---------------------  -----------------
NET INCOME (LOSS) PER COMMON SHARE
EQR.....................................................................        $     .54            $    1.63
Lexford.................................................................              .28                 (.53)
EQR pro forma combined(A)(B)............................................              .55                 1.34
Lexford pro forma equivalent(C).........................................              .25                  .62
CASH DISTRIBUTION DECLARED PER COMMON SHARE
EQR.....................................................................        $     .71            $    2.72
Lexford.................................................................            .4325                 .865
EQR pro forma combined..................................................              .71                 2.72
Lexford pro forma equivalent(C).........................................              .33                 1.26
SHAREHOLDERS' EQUITY PER COMMON SHARE
EQR.....................................................................        $   44.74            $   45.09
Lexford.................................................................             6.03                 6.21
EQR pro forma combined(A)(B)............................................            44.69                  N/A
Lexford pro forma equivalent(C).........................................            20.69                  N/A

------------------------

(A) The pro forma combined Net Income (Loss) Per Common Share and Shareholders' Equity Per Common Share data for EQR has been prepared assuming that in the merger each Lexford common share is converted into 0.463 of an EQR common share resulting in total weighted average outstanding EQR common shares (assuming dilution) of 136.2 million and 137.2 million for the year ended December 31, 1998 and for the three months ended March 31, 1999, respectively. For the Shareholder's Equity Per Common Share data, total outstanding common shares were 123.7 million at March 31, 1999.

(B) The pro forma combined Net Income (Loss) Per Common Share and Shareholders' Equity Per Common Share data for EQR also gives effect to other acquisition transactions, property purchases, borrowings and securities offerings occurring during the relevant periods, as further described in the unaudited pro forma combined financial statements and notes included in this joint proxy statement/prospectus.

(C) The Lexford pro forma equivalent is determined by multiplying the exchange ratio (0.463) by the EQR pro forma combined per share amounts so that the per share amounts are equated to the comparative values for each Lexford common share.

COMPARATIVE SHARE PRICES AND DISTRIBUTIONS

    EQR

    EQR common shares have been listed and traded on the NYSE under the symbol "EQR" since August 11, 1993. The following table provides the quarterly high and low sales prices per share of EQR common shares reported on the NYSE, as well as the quarterly distributions declared per EQR common share, from January 1, 1997 through July 19, 1999.

                                                     HIGH          LOW       DISTRIBUTIONS
                                                   ---------    ---------    ----
1997
First Quarter..................................... $48 7/8      $39 3/4      .625
Second Quarter....................................  47 1/2       41 1/4      .625
Third Quarter.....................................  54 9/16      47 1/8      .625
Fourth Quarter....................................  55           47 3/4      .670
1998
First Quarter..................................... $52 7/16     $47          .670
Second Quarter....................................  52 9/16      44 1/2      .670
Third Quarter.....................................  47 1/2       34 11/16    .670
Fourth Quarter....................................  43 1/4       38 7/8      .710
1999
First Quarter..................................... $41 15/16    $39 7/8      .710
Second Quarter....................................  48 3/8       40 1/4      .710
Third Quarter (through July 19, 1999).............  45 1/4       43          N/A

    As of July 19, 1999, EQR's transfer agent reported 5,086 record holders of EQR common shares.

    LEXFORD

    Lexford common shares commenced trading on the NYSE on March 19, 1998 under the symbol "LFT." From March 9, 1995 through March 18, 1998 Lexford common shares were quoted in the NASDAQ National Market under the symbol "CRSI." The following table provides the quarterly high and low sales prices per share of Lexford common shares reported on the NYSE or the NASDAQ National Market, as applicable, as well as the quarterly distributions declared per Lexford common share from January 1, 1997 through July 19, 1999. The following amounts have been adjusted to give effect to the two for one share exchange effected in connection with Lexford's reorganization as a REIT in March, 1998.

                                      HIGH         LOW       DISTRIBUTIONS
                                    --------    ---------    ----
1997
First Quarter...................... $13 3/8     $10 1/4       --
Second Quarter.....................  13          11 5/8       --
Third Quarter......................  14 1/8      10 15/16     --
Fourth Quarter.....................  17 1/4      13 9/16      --
1998
First Quarter...................... $20 3/4     $16 25/32     --
Second Quarter.....................  23 1/4      18 1/4       --
Third Quarter......................  21          16 5/8      .4325
Fourth Quarter.....................  19 13/16    16 1/2      .4325
1999
First Quarter...................... $18 1/2     $16 9/16     .4325
Second Quarter.....................  24          15 1/2      .4325
Third Quarter (through July 19,
  1999)............................  20 7/16     19          N/A

    As of July 19, 1999, Lexford's transfer agent reported 1,201 record holders of Lexford common shares.

    The merger agreement provides that until the merger occurs or until the merger agreement is terminated, any distribution on Lexford common shares for each quarterly distribution after the second quarter of 1999 shall not exceed an amount equal to the distribution on a common share of EQR for such quarter multiplied by 0.463 (the exchange ratio). In addition, the merger agreement provides that the record and payment dates for any Lexford distributions must be the same as the record and payment dates for the distribution on EQR common shares for the same period.

    The table below shows the closing price for EQR and Lexford common shares on June 30, 1999, the last full trading day prior to the public announcement of the merger, and on July 19, 1999, the most recent available date prior to the printing of this joint proxy statement/prospectus.

                                      EQR      LEXFORD
                                    --------  ---------
June 30, 1999...................... $45 1/16  $23 7/8
July 19, 1999...................... $43 3/8   $19 11/16

    BECAUSE THE EXCHANGE RATIO IS FIXED AND THE MARKET PRICE OF EQR COMMON SHARES IS SUBJECT TO FLUCTUATION, THE TOTAL VALUE THAT HOLDERS OF LEXFORD COMMON SHARES WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EQR COMMON SHARES AND LEXFORD COMMON SHARES.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in the Summary and under captions "Risk Factors," "The Merger--Advantages and Disadvantages of the Merger; Recommendation of the EQR Board of Trustees" "--Advantages and Disadvantages of the Merger; Recommendation of the Lexford Board of Trustees," "--Opinion of the Financial Advisor for Lexford" and elsewhere in this joint proxy statement/prospectus are intended to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You may find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions in this joint proxy statement/prospectus or in documents incorporated herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EQR, Lexford, the combined company or the industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others:

    - general and local economic and business conditions, which will, among other things, affect demand for multifamily properties, availability and creditworthiness of prospective tenants;

    - the availability of financing;

    - adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate development and acquisitions;

    - governmental actions and initiatives;

    - environmental and safety requirements;

    - ability to achieve anticipated cost savings and operating efficiencies from the merger; and

    - other changes and factors referenced in this joint proxy statement/prospectus and the documents incorporated into this joint proxy statement/prospectus by reference.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of a document incorporated by reference, the date of such document.

                                  RISK FACTORS

    In considering whether to approve the merger, you should consider the risks described in this section and in the documents we incorporate by reference into this joint proxy statement/prospectus.

LEXFORD SHAREHOLDERS WILL REALIZE A DECREASE IN DISTRIBUTIONS PER SHARE

    The distribution declared on Lexford common shares for each of the first two quarters of 1999 was $0.43250 and the distribution declared on 0.463 of an EQR common share (the amount each common share of Lexford will be converted into pursuant to the merger) for each of the first two quarters of 1999 was $0.32873.

LEXFORD TRUSTEES AND MANAGEMENT HAVE INTERESTS IN THE MERGER WHICH DIFFER FROM THE INTERESTS OF LEXFORD SHAREHOLDERS GENERALLY

    Shareholders should be aware that some Lexford trustees, officers and members of management have certain interests in connection with the merger that are in addition to the interests of Lexford shareholders generally. Such interests include severance and transition payments, acceleration of vesting of restricted Lexford shares, acceleration of vesting of stock options and tax recognition payments. Therefore, a conflict between the interests of these individuals and the interests of the Lexford shareholders could exist. These interests are described in the section "Interests of Lexford Management and Trustees in the Merger."

POTENTIAL CHANGE IN RELATIVE SHARE PRICES OF LEXFORD AND EQR COULD AFFECT THE VALUE OF THE CONSIDERATION RECEIVED BY LEXFORD SHAREHOLDERS

    In considering whether to approve the merger, Lexford shareholders and EQR shareholders should consider the fact that the exchange ratio for the merger is fixed at 0.463 of an EQR common share for each Lexford common share. A fixed exchange ratio means that Lexford shareholders will receive the same number of EQR common shares regardless of the price at which EQR common shares are trading at the time of the merger. Therefore, an increase or decrease in the trading price of EQR common shares would result in a corresponding increase or decrease in the value of consideration received by Lexford shareholders. Neither Lexford nor EQR has the right to terminate the merger agreement because of any change in the prevailing market price of EQR or Lexford common shares.

PAYMENTS OF FEES AND EXPENSES BY LEXFORD IF THE MERGER FAILS TO OCCUR COULD ADVERSELY AFFECT LEXFORD'S ABILITY TO ENGAGE IN OTHER TRANSACTIONS

    The merger agreement provides for a break-up fee of $8 million payable by Lexford plus an expense fee of up to $4 million if the merger agreement is terminated by either EQR or Lexford under specified circumstances and if, at the time of termination, Lexford has received another acquisition proposal and, within one year after the termination Lexford enters into an agreement regarding the acquisition of Lexford or the sale of substantially all of its assets, which acquisition or sale is later completed. In addition, if the merger agreement is terminated for specified reasons, EQR or Lexford will be required to pay the other party an expense fee of up to $4 million. See "The Merger-- Termination Fee and Expenses."

    The obligation to pay the break-up fee or the expense fee or both may adversely affect the ability of Lexford to engage in another transaction in the event the merger is not consummated.

SHAREHOLDERS OF EQR AND LEXFORD HAVE NO APPRAISAL RIGHTS UNDER MARYLAND LAW

    Neither EQR shareholders nor Lexford shareholders are entitled to appraisal rights in connection with the merger under Maryland law. See "The Merger--No Appraisal Rights."

LEXFORD PROPERTIES REPRESENT A NEW MARKET SECTOR FOR EQR

    Lexford is a leading operator of low density, ranch style apartment homes. EQR has not generally served this sector of the rental housing market and has limited experience operating this property type. Consequently, there can be no assurance that EQR will be successful in operating Lexford's properties.

THE MERGER WILL INCREASE EQR'S DEBT

    By assuming Lexford's debt pursuant to the merger, EQR's total debt will increase by approximately $555 million or 12% on a pro forma basis as of March 31, 1999 and EQR's debt to total market capitalization ratio will increase from 40% to 42% as of March 31, 1999. This increase could adversely affect EQR's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, development or other general purposes, making EQR more vulnerable to a downturn in business or the economy generally.

LEXFORD SHAREHOLDERS WILL HAVE REDUCED VOTING POWER AS A GROUP AFTER THE MERGER

    Upon completion of the merger, Lexford common shareholders will own approximately 3.6% of the outstanding EQR common shares and will not have separate approval rights with respect to any actions or decisions of EQR.

EQR COULD BE DISQUALIFIED AS A REIT OR HAVE TO PAY TAXES IF LEXFORD DOES NOT QUALIFY AS A REIT

    If Lexford has failed to qualify as a REIT since its taxable year beginning January 1, 1998, then it might have undistributed "C corporation earnings and profits" at the time of the merger. If that is the case and EQR does not distribute these earnings and profits prior to the end of the year in which the merger takes place, EQR might not qualify as a REIT. EQR and Lexford believe that Lexford qualifies as a REIT. EQR and Lexford further believe that even if Lexford did have "C corporation earnings and profits" at the time of the merger, such "C corporation earnings and profits" would be distributed prior to the end of the year in which the merger took place. If Lexford has failed to qualify as a REIT, an additional concern would be that it will recognize taxable gain at the time of the merger. EQR would be liable for the tax on such gain. In this event, EQR would have to pay corporate income tax on any gain existing at the time of the merger on assets acquired in the merger if the assets are sold within ten years of the merger. Finally, EQR could be precluded from electing REIT status for up to four years after the year in which Lexford failed to qualify for REIT status.

                          THE MEETINGS OF SHAREHOLDERS

EQR

    The special meeting of EQR shareholders has been called by the President of EQR for the purpose of approving the merger and the amendment. The EQR special
meeting will be held on             , 1999, at       .m., local time, at One
North Franklin, Chicago, Illinois. Only holders of record of EQR common shares
at the close of business on             , 1999 will be entitled to vote at the
EQR special meeting. EQR had outstanding 122,243,928 EQR common shares as of the close of business on July 19, 1999, of which 6,726,287 (or approximately 5.5% of the outstanding EQR common shares) (excluding 2,052,928 shares where beneficial ownership is disclaimed) were owned beneficially by the officers and trustees of EQR, who have indicated their intention to vote such shares in favor of the merger and the amendment. No EQR shares other than EQR common shares are entitled to vote on the merger or the amendment. You are entitled to one vote per EQR common share you own on the merger and the amendment. If you sign and return the accompanying proxy form, your EQR common shares will be voted in accordance with your direction on the proxy form, or in the absence of a direction, your shares will be voted for the merger and the amendment. In addition, if you are a shareholder of record, you can vote by using the toll-free telephone number [1-877-PRX-VOTE

(1-877-779-8683)] or the Internet by going to the website at
[http://www.eproxyvote.com/eqr.] Before the special meeting, you may change your vote or revoke your proxy at any time by:

    - giving written notice to Bruce C. Strohm, Executive Vice President, General Counsel and Secretary of EQR, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606;

    - executing and delivering a later-dated proxy; or

    - attending the special meeting of EQR shareholders and voting in person.

    The expenses of the solicitation of EQR common shareholders will be paid by EQR. In addition to the use of the mail, trustees, officers, or regular employees of EQR may solicit proxies in person, by telecopy or by telephone. EQR will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of EQR common shares. EQR will also reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding the solicitation materials. EQR has retained MacKenzie Partners to assist in the solicitation of proxies. Their fee is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses.

    The presence, in person or by proxy, of the holders of a majority of the outstanding EQR common shares is necessary to constitute a quorum under the EQR Bylaws. Votes cast by proxy or in person at the meeting will be tabulated by election inspectors appointed for the meeting who will also determine whether or not a quorum is present. Under Maryland law, the EQR Declaration of Trust and the EQR Bylaws, the affirmative vote by the holders of a majority of the outstanding EQR common shares is required to approve the merger, and the affirmative vote of a majority of the EQR common shares voted on the matter at the special EQR meeting, provided a quorum is present, is required to approve the amendment.

    You may separately mark the accompanying EQR proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to, each of the merger and the amendment. Abstentions and broker non-votes (I.E., proxies of brokers who have limited authority to vote only on specified proposals) will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the merger.

    THE EQR TRUSTEES WHO VOTED ON THE MERGER UNANIMOUSLY RECOMMEND THAT THE EQR COMMON SHAREHOLDERS VOTE FOR THE MERGER AND THE AMENDMENT.

    Pursuant to the EQR Bylaws, no business may be transacted at the special meeting except the business referred to in the accompanying notice of meeting. If, however, any other matters are properly presented at the EQR special meeting, it is intended that the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their judgment.

LEXFORD

    The special meeting of Lexford shareholders has been called by the Lexford Board of Trustees for the purpose of approving the merger. The special meeting
of Lexford shareholders will be held on             , 1999 at       .m., local
time, at Lexford's offices at 6954 Americana Parkway, Columbus, Ohio. Only holders of record of Lexford common shares at the close of business on
           , 1999 will be entitled to vote at the special meeting of Lexford shareholders. Lexford had outstanding 9,554,228 Lexford common shares as of the close of business on July 19, 1999. 1,572,975 shares (or approximately 16.5% of the outstanding Lexford common shares) were owned beneficially by the officers and trustees of Lexford, who have indicated their intention to vote such shares in favor of the merger. No class of Lexford shares other than Lexford common shares are entitled to vote on the merger. You are entitled to one vote per Lexford common share you own on the merger. If you sign and return the accompanying proxy form, your Lexford common shares will be voted in accordance with your direction on the proxy form, or in the absence of a direction, your shares will be voted for the merger. In addition, if you are a shareholder of record, you can vote by using the toll-free telephone number [1-877-PRX-VOTE (1-877-779-8683)] or the Internet by going to the website at [http://www.eproxyvote.com/lft.] Before the special meeting, you may change your vote or revoke your proxy at any time by:

    - giving written notice to Bradley A. Van Auken, Senior Vice President, General Counsel and Secretary of Lexford, The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215;

    - executing and delivering a later-dated proxy; or

    - attending the special meeting of Lexford shareholders and voting in person.

    The expenses of the solicitation of Lexford common shareholders will be paid by Lexford. In addition to the use of the mail, trustees, officers, or regular employees of Lexford may solicit proxies in person, by telecopy or by telephone. Lexford will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Lexford common shares. Lexford will also reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding the solicitation materials. Lexford has retained MacKenzie Partners to assist in the solicitation of proxies. Their fee is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses.

    The presence, in person or by proxy, of the holders of a majority of the outstanding Lexford common shares is necessary to constitute a quorum under Maryland law and the Lexford Bylaws. Votes cast by proxy or in person at the special meeting of Lexford shareholders will be tabulated by election inspectors appointed for the meeting who will also determine whether or not a quorum is present. Under Maryland law, the Lexford Declaration of Trust and the Lexford Bylaws, the affirmative vote by the holders of a majority of the outstanding Lexford common shares is required to approve the merger.

    You may mark the accompanying Lexford proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to, the merger. Abstentions and broker non-votes will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the merger.

    THE LEXFORD BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE LEXFORD COMMON SHAREHOLDERS VOTE FOR THE MERGER.

    The Lexford Bylaws provide that no business may be transacted at the special meeting except the business referred to in the accompanying notice of meeting. If, however, any other matters are properly presented at the Lexford special meeting, it is intended that the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their judgment.

                                   THE MERGER

    The following is a brief summary of the material terms of the merger and the merger agreement. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the merger agreement, which is attached as Appendix A and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

TERMS OF THE MERGER

    Lexford will be merged into EQR upon satisfaction or waiver of the conditions set forth in the merger agreement. Upon the completion of the merger, each outstanding Lexford common share will be converted into 0.463 of an EQR common share. No fractional shares of EQR will be issued in connection with the merger. Lexford common shareholders will instead receive a cash payment equal to (1) the average closing price of an EQR common share on the NYSE for the five trading days immediately preceding the completion of the merger, multiplied by (2) the fraction of an EQR common share which the Lexford shareholder would otherwise be entitled to receive under the merger agreement.

BACKGROUND OF THE MERGER

    In conjunction with its determination in late 1997 to make a REIT election for 1998 federal income tax purposes, Lexford announced its intention to raise capital in order to reduce its total indebtedness and bring its debt to total market capitalization ratio more in line with those of other publicly traded REITs. Lexford's initial strategy to fulfill this objective was to conduct a public offering of its common shares. However, in late May 1998, during the week preceding the declaration of the effectiveness of its registration statement for that public offering, market prices for Lexford common shares declined from $23 to $19 per share. Based upon this rapid decline in Lexford's common share price, coupled with an overall weakening of demand in the equity capital markets, especially in the REIT sector, Lexford terminated its plans for that public offering.

    Subsequent to May 1998, Lexford's management and Board of Trustees, along with its financial advisor Morgan Stanley, reviewed strategic alternatives available to accomplish its stated objective of reducing Lexford's debt level. Lexford's Board of Trustees received Morgan Stanley's analysis of a number of identifiable strategic alternatives, including:

    - continuing to operate on a stand-alone basis;

    - limited private or public offerings of preferred shares or additional common shares;

    - a recapitalization transaction involving the creation of a joint venture with or a similar capital investment from a private equity source;

    - sales of selected multifamily properties with net proceeds available being used to reduce Lexford's remaining indebtedness;

    - conversion to a C corporation for federal income tax purposes; and

    - a merger or sale of Lexford as a going concern.

    At its January 6, 1999 meeting, the Lexford Board of Trustees, after considering Morgan Stanley's analysis, decided that the sale or merger alternative presented the most effective strategic alternative available to Lexford and its shareholders. The closing price of Lexford common shares on January 6, 1999 was $17 15/16. The Lexford Board of Trustees authorized Morgan Stanley and Brown, Gibbons, Lang & Company, L.P., an investment banking firm and an affiliate of Glenn C. Pollack, a trustee of Lexford, to solicit interest from strategic merger partners or buyers. Over the next several months, Morgan Stanley and Brown Gibbons Lang contacted approximately 30 potential strategic merger partners or buyers, and secured confidentiality agreements and provided proprietary information to the 17 potential strategic merger partners or buyers that expressed interest in a possible transaction. At the Lexford Board of Trustees meetings held on February 8, 1999 and April 28, 1999, Morgan Stanley reported the progress of this process to the Lexford Board of Trustees, and the Lexford Board of Trustees had the opportunity to ask questions of Morgan Stanley concerning this process.

    At a Commercial Property News award dinner held in New York on March 23, 1999, Douglas Crocker II, President and Chief Executive Officer of EQR, and David J. Neithercut, Executive Vice President and Chief Financial Officer of EQR, met with representatives of Morgan Stanley to discuss the general status of the multifamily industry and various financing and strategic topics. The Morgan Stanley representatives also disclosed their role as financial advisor to Lexford and suggested EQR consider the acquisition of Lexford.

    As a result of further discussions between Messrs. Crocker and Neithercut, Bruce C. Strohm, Executive Vice President and General Counsel of EQR, and the Morgan Stanley representatives, EQR and Lexford entered into a confidentiality agreement on March 26, 1999. Throughout April, Messrs. Crocker and Neithercut continued discussions with the Morgan Stanley representatives regarding the strategic rationale for and potential strategic merits of a combination between EQR and Lexford, and whether a combination was in the best interests of both companies and their shareholders. As a result of these discussions, EQR expressed a general interest in exploring the possibility of a combination.

    At Lexford's April 28, 1999 Board of Trustees meeting, Morgan Stanley reported that it had received expressions of interest from three parties, one of which was EQR.

    On May 13, 1999, EQR submitted to Morgan Stanley an initial non-binding indication of interest regarding a possible merger of EQR and Lexford. A week later, Gerald A. Spector, Executive Vice President and Chief Operating Officer of EQR, met with Leslie Fox, Executive Vice President and Chief Operating Officer of Lexford, in Arizona. They discussed key operational and employment issues, including the continuing role of the Lexford employees following a merger of EQR and Lexford. After further discussions between executives of EQR and Lexford regarding valuation and financial matters and continuing due diligence, EQR submitted to Morgan Stanley a revised non-binding indication of interest on May 26, 1999.

    At its May 28, 1999 meeting, the Lexford Board of Trustees reviewed revised indications of interest from the three interested parties, including EQR. The Lexford Board of Trustees, after considering the advice of each of Morgan Stanley and Brown Gibbons Lang, concluded that the EQR indication of interest presented the most attractive proposal to Lexford and its shareholders. At its May 28, 1999 meeting, the Lexford Board of Trustees authorized Lexford to enter into an exclusive negotiation agreement with EQR, since, among other reasons, the EQR indication of interest, based on the then current market price of EQR common shares, was at a price substantially in excess of $17 11/16, the then current market price of Lexford common shares. The Lexford Board of Trustees, in authorizing the exclusive negotiation agreement, also considered the due diligence conducted by EQR through May 28, 1999, EQR's reputation for successfully and efficiently completing acquisition transactions, EQR's strong capital position and the fact that EQR would not need to raise capital to complete the merger contemplated by its indication of interest.

    On June 3, 1999, Messrs. Spector and Strohm and other EQR executives, including Alan George, Executive Vice President--Acquisitions & Dispositions, met with John B. Bartling, President and Chief Executive Officer of Lexford, Ms. Fox, Mark D. Thompson, Executive Vice President and Chief Financial Officer of Lexford, Bradley A. Van Auken, Senior Vice President and General Counsel of Lexford, and other Lexford executives, together with a representative from Morgan Stanley, at Lexford's executive offices in Columbus, Ohio. At the meeting, the parties discussed Lexford's organizational structure, the estimated future financial results of Lexford and other financial, legal, operational and accounting matters. The parties entered into an exclusive negotiation agreement dated as of June 3, 1999. Reciprocal due diligence commenced, including financial and property due diligence.

    On June 14, 1999, the managements of EQR and Lexford and their respective counsel met at the Chicago offices of Rudnick & Wolfe, counsel to EQR, where the parties negotiated and discussed unresolved business and legal matters regarding the proposed transaction. From June 15, 1999 through June 23, 1999, the members of management of EQR, attorneys from EQR's legal staff and the management of Lexford, including Mr. Van Auken, as well as representatives of Rudnick & Wolfe, counsel to EQR, and representatives of Willkie Farr & Gallagher, counsel to Lexford, had a number of discussions by teleconference regarding the possible structure of the merger transaction, tax matters, various employment issues, and other transaction terms. The due diligence process continued and various other business and legal matters were also discussed.

    At a meeting of EQR's Board of Trustees on June 23, 1999, Mr. Crocker discussed the background and events leading up to the proposed merger and the reasons that a combination with Lexford would be beneficial. Mr. Crocker also advised the EQR Trustees of the status of negotiations, including the substance of the discussions with Lexford to date. Members of management of EQR also reported on the nature and results of their due diligence review of the properties, business, and financial condition of Lexford. From June 24, 1999 through June 29, 1999, members of management of each of EQR and Lexford and their respective legal advisors spoke by telephone several times regarding the outstanding items.

    On June 23, 1999, a special meeting of the Lexford Board of Trustees was held. At the meeting, members of senior management and Lexford's legal and financial advisors reviewed with the Lexford Board of Trustees the background and status of the proposed transaction, the status of due diligence and the terms of the current draft of the merger agreement, which the Board had received and had the opportunity to review prior to the meeting. Representatives of Morgan Stanley made a presentation as to the status of their financial analysis of EQR and the proposed transaction. Members of the Lexford Board of Trustees asked questions of management and its advisors and a discussion of the respective presentations followed. No action was taken by the Lexford Board of Trustees at such time.

    On June 29, 1999, a special meeting of the EQR Board of Trustees was held. At that meeting, the EQR Trustees were informed of the status of the ongoing negotiations with Lexford. The EQR Trustees reviewed the proposed terms of the merger agreement, including the exchange ratio, closing conditions, termination rights and liquidated damages and expense reimbursement provisions. Mr. Neithercut and other members of EQR management made a detailed presentation regarding the proposed merger with Lexford, which included:

    - the fairness from a financial point of view to EQR of the consideration to be paid by EQR in the proposed merger;

    - a summary of the financial terms of the proposed merger;

    - a valuation analysis; and

    - a discussion of the impact of the proposed merger on EQR.

The presentation also included a pro forma merger analysis, a share price analysis, a public trading multiples analysis, a selected transactions analysis, a share trading history analysis, an historical exchange ratio analysis, and a net asset value analysis.

    The EQR Board of Trustees also discussed the advantages and disadvantages to EQR of the merger. After extensive discussion, the EQR Board of Trustees concluded that the advantages of the merger outweighed the risks and that the consideration to be paid by EQR in connection with the merger was fair to EQR, and the EQR Trustees who voted on the merger unanimously approved the merger agreement and the related agreements.

    On June 30, 1999, a special meeting of the Lexford Board of Trustees was held with Lexford Trustees, members of Lexford management, representatives of Morgan Stanley and Brown Gibbons Lang, representatives of Ernst & Young LLP and legal counsel present via telephone. At the meeting, the Lexford Board of Trustees was updated on the status of discussions with EQR regarding the potential merger transaction between Lexford and EQR. Mr. Bartling and others reviewed with the Lexford Board of Trustees (1) the background of the proposed merger and the material terms of this transaction, (2) pertinent due diligence findings with respect to EQR, with particular emphasis on the current operations and properties of EQR, and (3) the potential benefits as well as the risks of the proposed merger transaction as described below under "--Advantages and Disadvantages of the Merger; Recommendation of the Lexford Board of Trustees."

    Representatives of Morgan Stanley presented a financial analysis of the merger transaction and delivered Morgan Stanley's oral opinion, subsequently confirmed in writing dated June 30, 1999, to the Lexford Board of Trustees, that as of June 30, 1999, based upon and subject to the facts and circumstances as they existed at that time, and based upon and subject to certain assumptions, factors and limitations, the consideration to be received by holders of Lexford common shares pursuant to the merger agreement was fair from a financial point of view to such shareholders. Representatives of Brown Gibbons Lang verbally advised the Lexford Board of Trustees to approve the merger agreement and the merger.

    Lexford's legal counsel made a presentation to the Lexford Board of Trustees in which it explained the material terms of the proposed transaction and the merger agreement and advised the Lexford Board of Trustees on certain legal issues raised by the proposed merger transaction, including its duties in connection with such transaction.

    Following these presentations, and after extensive discussion of the advantages and disadvantages of the proposed merger as described under "--Advantages and Disadvantages of the Merger; Recommendation of the Lexford Board of Trustees," the Lexford Board of Trustees concluded that the advantages of the merger outweighed the risks, and unanimously approved the merger agreement and all transactions contemplated by the merger agreement.

    After final negotiations, the merger agreement, dated as of June 30, 1999, was executed by EQR and Lexford.

ADVANTAGES AND DISADVANTAGES OF THE MERGER;
RECOMMENDATION OF THE EQR BOARD OF TRUSTEES

    The EQR Board of Trustees believes that the merger, including the consideration, is fair and in the best interests of EQR and its shareholders. Accordingly, the EQR Trustees who voted on the merger unanimously approved the merger and unanimously recommended approval of the merger by the shareholders of EQR.

    ADVANTAGES

    In reaching this determination, the EQR Board of Trustees reviewed information provided by EQR management, legal counsel and accountants and considered a number of factors. The material factors that the EQR Board of Trustees considered in approving the merger, which it deemed favorable, are:

    1. LEADERSHIP POSITION IN MULTIFAMILY PROPERTY INDUSTRY. The EQR Board of Trustees' belief that the merger would solidify EQR's leadership position in the multifamily property industry. The EQR Board of Trustees viewed this as favorable because, based upon the number of properties owned by EQR and Lexford as of June 30, 1999 the combined entity would own or have interests in and operate approximately 1,088 multifamily properties consisting of 230,224 apartment units.

    2. INCREASE IN MARKET CAPITALIZATION. Upon completion of the merger, the combined market capitalization of EQR would increase to approximately $13 billion.

    3. INCREASE IN PRO FORMA NET INCOME. On a pro forma basis for the three months ended March 31, 1999, the merger increases EQR's net income per common share.

    4. GREATER GROWTH OPPORTUNITIES. The EQR Board of Trustees' belief that as a result of the merger, EQR would be a larger company, which would facilitate combinations with other public or private entities.

    5. USE OF EQUITY RATHER THAN CASH. The fact that the merger could be effected through the issuance of new equity valued, as of June 29, 1999 (based upon the closing price of EQR common shares), at approximately $198.8 million, rather than cash.

    6. TERMS OF THE MERGER AGREEMENT. The EQR Board of Trustees' belief that the terms of the merger are fair to EQR and its shareholders.

    7. TAX-FREE NATURE OF THE MERGER. Under generally accepted accounting principles, the merger will be accounted for as a purchase, and for federal income tax purposes the merger will be a tax-free transaction. The EQR Board of Trustees views this as favorable because, generally, no gain or loss will be recognized in the merger by either EQR or the shareholders of EQR.

    8. NEW MARKET. The entrance of EQR into the low density, ranch style apartment market is consistent with EQR's long range goal of entering into new sectors where it does not currently conduct a material amount of business. EQR's entrance into this market sector provides EQR with further diversification within the multifamily properties business.

    9. FIXED EXCHANGE RATIO. The fixed exchange ratio and the possibility that the value of the consideration to be paid to Lexford common shareholders in the merger could decrease.

    DISADVANTAGES

    The EQR Board of Trustees also considered certain potentially negative factors which could result from the merger. These included:

    1. COST OF THE TRANSACTION. The significant cost involved in connection with the completion of the merger and the substantial management time and effort required to complete the merger.

    2. INCREASE OF DEBT. By assuming Lexford's debt pursuant to the merger, EQR's total debt will increase by approximately $555 million or 12% on a pro forma basis as of March 31, 1999 and EQR's debt to total market capitalization ratio will increase from 40% to 42% as of March 31, 1999. This increase could adversely affect EQR's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, development or other general purposes, making EQR more vulnerable to a downturn in business or the economy generally.

    3. BENEFITS NOT FULLY REALIZED. The risk that the anticipated benefits of the merger might not be fully realized.

    4. NEW MARKET. Lexford's business of providing low density, ranch style apartments represents a market sector that EQR has not generally served.

    5. FIXED EXCHANGE RATIO. The fixed exchange ratio and the possibility that the value of the consideration to be paid to Lexford common shareholders in the merger could increase.

    The EQR Board of Trustees did not believe that the negative factors were sufficient, either individually or in the aggregate, to outweigh the advantages of the merger.

    OTHER CONSIDERATIONS

    The EQR Board of Trustees viewed as adequate the conditions to the closing of the merger contained in the merger agreement, including the condition that no change in the financial condition, business or operations of Lexford will have occurred that would have a material adverse effect on Lexford.

    In view of the wide variety of factors considered in connection with its evaluation of the merger, the EQR Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

    RECOMMENDATION

    The EQR Board of Trustees believes that the merger is fair to and in the best interests of EQR and its shareholders and recommends that the EQR common shareholders vote FOR the merger.

    In the event that the merger is not consummated for any reason, EQR will continue to pursue its business objectives.

ADVANTAGES AND DISADVANTAGES OF THE MERGER;
RECOMMENDATION OF THE LEXFORD BOARD OF TRUSTEES

    At special meetings of the Lexford Board of Trustees held on June 23 and 30, 1999, members of Lexford's management and legal counsel made presentations concerning the proposed merger and related transactions, and Lexford management addressed the business and prospects of Lexford and EQR. Representatives of Morgan Stanley also made a presentation at each of these meetings concerning the same matters. As part of its deliberations, the Lexford Board of Trustees considered and analyzed a number of important factors concerning EQR, including the age, condition and geographic diversification of EQR's assets, the depth and experience of its management, its credit rating, its capital structure and its financial situation, including funds from operations ("FFO"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and debt to total market capitalization ratio, as well as EQR's future prospects and growth opportunities as a combined company with Lexford.

    The Lexford Board of Trustees also received a report from Morgan Stanley and considered the proposed exchange ratio of 0.463 of an EQR common share for each Lexford common share in terms of trading prices, implied ratios and values over recent stock market trading activity as well as the multiples inherent in the EQR price per common share as applied to 1999 and 2000 estimated funds from operations, adjusted funds from operations (sometimes referred to as cash available for distribution) and EBITDA. At the June 23, 1999 meeting, Morgan Stanley made a presentation to the Lexford Board of Trustees regarding the valuation of EQR's common shares. At the June 30, 1999 meeting, Morgan Stanley made a presentation to the Lexford Board of Trustees regarding the analysis described under "Opinion of the Financial Advisor for Lexford." Also at the June 30, 1999 meeting, Morgan Stanley rendered its oral opinion, later confirmed in writing, that, as of that date, the consideration to be received by the holders of Lexford common shares pursuant to the merger agreement was fair from a financial point of view to the Lexford shareholders. The Lexford Board of Trustees also reviewed and discussed the pro forma financial information compiled by preparing financial data showing the effect of the merger and noted that it was reasonable to expect that as a result of the merger, EQR's funds from operations per common share would increase, thereby providing Lexford shareholders with potential share value appreciation following the consummation of the merger.

    The Lexford Board of Trustees also reviewed the terms of the merger agreement with Lexford's management and Lexford's financial and legal advisors. At the June 30 meeting, the Lexford Board of Trustees determined, by unanimous vote, that the merger was fair to, and in the best interests of, Lexford and its shareholders, approved and adopted the merger agreement and the transactions contemplated by the merger agreement, and resolved to recommend that Lexford's shareholders approve the merger.

    ADVANTAGES

    In making its determination with respect to the merger, the Lexford Board of Trustees also considered, among other things, that:

    1. the exchange ratio reflects a premium over prevailing share prices for Lexford common shares through the first five months of 1999 and EQR may have a higher growth rate in the future, and has a significantly lower debt to market capitalization ratio, than Lexford;

    2. in the opinion of the Lexford Board of Trustees, the merger offers Lexford's shareholders an opportunity to take advantage of the general trend in the real estate industry towards consolidation through a significant participation in a larger, more geographically diverse real estate company with greater potential for long-term appreciation. In this regard, the Lexford Board of Trustees considered the discussions management conducted with investment banking firms regarding possible strategic combinations, as well as EQR's size, financial resources, geographic diversification, credit rating, access to lower cost capital and the expertise and experience of EQR's management;

    3. the anticipated increase in the geographic distribution of the apartment assets of, the anticipated increased financial strength of, and the anticipated cost savings and operating efficiencies available to, EQR following the merger, particularly from a reduction of general and administrative overhead expenses, the costs of capital, bulk purchasing, advertising and property management, which would benefit the shareholders of Lexford who, as a result of the merger, would become shareholders of EQR;

    4. the terms of the merger agreement, which the Lexford Board of Trustees believes to be fair to Lexford and its shareholders, which terms were reached through extensive arms-length negotiations. In this regard, the Lexford Board of Trustees noted that the exchange ratio fairly reflected the relative contributions of both companies to the combined entity and represented an attractive opportunity for shareholders to continue their investment and maintain their receipt of quarterly distributions, but with significantly expanded geographic diversification;

    5. following the merger, EQR will have significantly greater market capitalization than Lexford, coupled with a substantially lower debt to total market capitalization ratio, which could provide shareholders increased liquidity after the merger;

    6. the "stock-for-stock," rather than "cash-for-stock" structure of the merger, which, among other things, will cause the merger to be tax-free to the shareholders of Lexford;

    7.  the opinion, analyses and presentations of Morgan Stanley;

    8. the opinion of Morgan Stanley that the consideration to be received by holders of Lexford common shares pursuant to the merger agreement is fair from a financial point of view to the Lexford shareholders;

    9. the advice of Brown Gibbons Lang to the Lexford Board of Trustees to approve the merger agreement and the merger; and

    10. the fixed exchange ratio and the possibility that the value of the consideration to be received by the Lexford shareholders could increase.

    DISADVANTAGES

    The Lexford Board of Trustees also considered certain potentially negative factors in its deliberations concerning the merger, including, among others:

    1. the risk that the anticipated benefits of the merger might not be fully realized;

    2.  the significant costs involved with completing the merger;

    3. the substantial management time and effort required to complete the merger;

    4. the fixed exchange ratio and the possibility that the value of the consideration to be received by the Lexford shareholders could decrease;

    5. the possibility that Lexford may be required, if the merger agreement is terminated under certain circumstances, to pay EQR the break-up fee or the expense fee or both; and

    6. that the distribution rate paid with respect to 0.463 of an EQR common share for the first two quarters of 1999 is approximately 24% less than the distribution rate paid with respect to a Lexford common share for those quarters.

    In addition to the above factors, the Lexford Board of Trustees was aware of and evaluated the actual and potential conflicts of interest, including the compensation arrangements benefitting members of Lexford's management and the Lexford Board of Trustees. See "Interests of Lexford Trustees and Management in the Merger." In view of the wide variety of factors considered by the Lexford Board of Trustees, the Lexford Board of Trustees did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after due consideration of their obligations, in the unanimous view of the Lexford Board of Trustees, the potential conflicts of interest and potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by it in its deliberations relating to the merger.

    RECOMMENDATION

    The Lexford Board of Trustees believes that the merger is fair to and in the best interests of Lexford and its shareholders and recommends that the Lexford common shareholders vote FOR the merger.

OPINION OF THE FINANCIAL ADVISOR FOR LEXFORD

    Lexford retained Morgan Stanley to act as its financial advisor with respect to strategic alternatives and related matters, based on Morgan Stanley's qualifications, reputation and expertise. At a meeting of the Lexford Board of Trustees on June 30, 1999, Morgan Stanley delivered its oral opinion to the Lexford Board of Trustees, subsequently confirmed in writing, that as of such date, and subject to the various considerations set forth in its opinion, the consideration to be received by the holders of Lexford common shares pursuant to the merger agreement is fair from a financial point of view to the Lexford shareholders. No limitations were imposed by Lexford's Board of Trustees upon Morgan Stanley with respect to the investigations made or procedures followed by it in delivering its opinion.

    A COPY OF THE MORGAN STANLEY OPINION, DATED AS OF JUNE 30, 1999, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE MORGAN STANLEY OPINION IS DIRECTED ONLY TO THE LEXFORD BOARD OF TRUSTEES AND THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF LEXFORD COMMON SHARES PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO SUCH HOLDERS AS OF THE DATE OF MORGAN STANLEY'S OPINION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY LEXFORD SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OF LEXFORD SHAREHOLDERS. THE SUMMARY OF THE MORGAN STANLEY OPINION DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION. SHAREHOLDERS OF LEXFORD ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of Lexford and EQR, respectively;

    - reviewed certain internal financial statements and other financial and operating data concerning Lexford and EQR prepared by the managements of Lexford and EQR, respectively;

    - analyzed certain financial forecasts for Lexford and EQR prepared by the managements of Lexford and EQR, respectively;

    - discussed the past and current operations and financial condition and the prospects of Lexford and EQR, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Lexford and EQR, respectively;

    - reviewed the pro forma impact of the merger on Lexford's and EQR's funds from operations per share, consolidated capitalization and financial ratios;

    - reviewed the reported prices and trading activity for the Lexford common shares and the EQR common shares;

    - compared the financial performance of EQR and the prices and trading activity of EQR common shares with those of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain transactions deemed relevant;

    - discussed with senior executives of Lexford and EQR their strategic objectives of the merger and the plan for the combined company;

    - participated in discussions and negotiations among representatives of Lexford, EQR and certain other parties and their financial and legal advisors;

    - reviewed drafts of the merger agreement and certain related documents; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Lexford and EQR for the purposes of the opinion. With respect to the financial forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Lexford and EQR. Morgan Stanley relied upon, without independent verification, the assessment of the managements of Lexford and EQR of the strategic, financial and operational benefits expected to result from the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Lexford or EQR, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. In addition, Morgan Stanley has assumed that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code.

    The following is a summary of the material financial and comparative analyses performed by Morgan Stanley in connection with providing the opinion to the Lexford Board of Trustees on June 30, 1999. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    STOCK TRADING HISTORY. Morgan Stanley reviewed the historical trading prices for Lexford and noted that the 52-week low and high prices of Lexford common shares through June 2, 1999 were $15.50 and $21.50, respectively. Morgan Stanley also reviewed the historical trading prices for EQR and noted that the 52-week low and high prices of EQR common shares through June 2, 1999 were $34.69 and $49.63, respectively. After June 2, 1999, Lexford common shares intermittently experienced significant increases in trading volume and, to a lesser extent, price appreciation. For that reason Morgan Stanley considered the closing price on June 2, 1999 to be the most recent price for Lexford common shares unaffected by market fluctuations.

    Morgan Stanley reviewed the premium obtained by computing the percentage excess of the product of various closing prices of EQR common shares and 0.463 over the various closing prices of Lexford common shares. Based on the closing prices of Lexford common shares and EQR common shares as of June 2, 1999, the premium was 24.2%. Based on the closing price of EQR common shares on June 28, 1999 and the closing price of Lexford common shares on June 2, 1999 and the average closing price of Lexford common shares in 1999 through June 2, the premia were 17.5% and 19.9%, respectively. Based on the closing prices of EQR common shares for the ten, thirty, and sixty trading days ended June 28, 1999 and the closing price of Lexford common shares on June 2, 1999, the premia were 18.0%, 21.1% and 18.6%, respectively.

    NET ASSET VALUE. Morgan Stanley estimated the net asset value of Lexford based on a property-by-property analysis. For consolidated properties, a range of capitalization rates based on recent, comparable market transactions was applied to estimates of 1999 net operating income. A range of values were also used for recurring capital expenditures per unit and deferred capital expenditures, $250 to $400 and $10 million to $30 million, respectively. The non-modular properties were valued in various ways. The Guilford property was valued at the capital invested net of Lexford's share of losses to date. Hidden Pointe was valued by applying a capitalization rate to 1999 estimated net operating income and distributing the equity value between Lexford and the other partners. Keystone Ranch was valued at book value plus a 10% profit on the development. Unconsolidated properties were valued using a range of capitalization rates, assigning a 50 basis point capitalization rate premium to these properties over the consolidated properties due to their complex structure and asset quality. The gross value of the assets was reduced by the estimated value of the outstanding debt marked-to-market and estimated transaction costs to arrive at a net asset value range of $17.60 to $22.28 per share.

    Morgan Stanley also reviewed the net asset value estimates for EQR as reported by Wall Street analysts and industry reporters. These values ranged from $42.82, reported by Realty Stock Review on June 4, 1999, to $49.01, reported by Merrill Lynch on May 5, 1999. In addition, analysts reported a range of price targets for EQR of $50.00 to $54.00. These net asset value estimates and price targets were compared to the closing trading price of EQR common shares on June 28, 1999 of $45.375.

    DISCOUNTED CASH FLOW. Morgan Stanley performed discounted cash flow analyses of Lexford based upon projections provided by Lexford. These discounted cash flow analyses may be considered to represent continuation analyses for Lexford. Morgan Stanley performed two separate discounted cash flow analyses: dividend discount and free cash flow. The dividend discount model discounted estimated dividends per share for the years 1999 through 2003, using discount rates reflecting an expected equity total return and applying terminal multiples on 2004 FFO. The expected equity total return was determined based upon Lexford's and the comparable companies' dividend yields plus expected FFO growth rate. The free cash flow methodology discounted all available cash flow before interest and dividends for the years 1999 through 2003, using discount rates reflecting a weighted average cost of capital and applying terminal multiples on 2004 EBITDA. The following table presents the results of Morgan Stanley's analyses of Lexford.

                                               TERMINAL
     METHODOLOGY         DISCOUNT RATE         MULTIPLE      PER SHARE VALUE RANGE
---------------------  ------------------  ----------------  ---------------------
Dividend Discount        17.0% to 19.0%      5.0x to 6.0x      $19.51 to $23.90
Free Cash Flow           12.0% to 13.0%      8.0x to 9.0x      $17.73 to $26.33

In addition, Morgan Stanley performed discounted cash flow analyses of EQR pro forma for the merger based upon projections provided by Lexford and EQR. The same methodology was applied to EQR as was used to value Lexford. The values for EQR common shares produced by these analyses were compared to the closing trading price of EQR common shares on June 28, 1999 of $45.375. The following table presents the results of Morgan Stanley's analyses of EQR.

                                               TERMINAL
     METHODOLOGY         DISCOUNT RATE         MULTIPLE      PER SHARE VALUE RANGE
---------------------  ------------------  ----------------  ---------------------
Dividend Discount        14.0% to 16.0%     9.5x to 10.5x      $42.93 to $49.66
Free Cash Flow           12.0% to 13.0%     10.5x to 11.5x     $44.29 to $53.74

    HISTORICAL IMPLIED EXCHANGE RATIOS. Morgan Stanley computed the historical ratios of the closing share prices of Lexford to EQR from June 2, 1997 through June 2, 1999 and noted the approximate averages of such ratios for the two-year, one-year, six-month, three-month and one-month periods, respectively, ended June 2, 1999 as compared to the exchange ratio of 0.463.

    PERIOD          RATIO
---------------     -----
Two-year               0.38
One-year               0.43
Six-month              0.42
Three-month            0.40
One-month              0.37

    PRO FORMA MERGER ANALYSIS. Morgan Stanley performed an analysis of the effect of the merger on EQR's pro forma FFO per share for the projected years ended December 31, 1999 through December 31, 2003 which assumed that the merger had been consummated on January 1, 1999. Morgan Stanley combined the projected operating results of Lexford and EQR and estimated cost savings, based on internal estimates provided by each company, to arrive at the pro forma projected FFO. Morgan Stanley's analysis was based upon the exchange ratio of
0.463 for holders of Lexford common shares and estimated annual expense savings resulting from the merger and expected to arise primarily from savings in duplicative public company and general and administrative expenses. Morgan Stanley then compared this result with the stand-alone FFO per share to determine the projected pro forma impact of the merger on the pro forma FFO per EQR common share. This analysis indicates that the pro forma EQR FFO per share in each of 1999 through 2003 would be higher than the stand-alone projections for EQR of FFO for each of those years if the merger did not occur.

    ANALYSES OF SELECTED COMPARABLE TRANSACTIONS. Morgan Stanley compared the principal terms of the merger with those of selected other comparable transactions listed below.

                     PUBLIC MULTI-FAMILY REIT TRANSACTIONS

    DATE ANNOUNCED                        ACQUIROR                                      ACQUIREE
----------------------  --------------------------------------------  --------------------------------------------
February 22, 1999       The Krupp Group                               Berkshire Realty
December 1, 1998        TIC Acquisition                               Irvine Apartment Communities
July 8, 1998            Equity Residential Properties Trust           Merry Land & Investment Company
April 2, 1998           Security Capital Pacific Trust                Security Capital Atlantic
March 8, 1998           Bay Apartment Communities                     Avalon Properties
December 23, 1997       Apartment Investment and Management Company   Ambassador Properties
December 17, 1997       Camden Property Trust                         Oasis Residential, Inc.
August 28, 1997         Equity Residential Properties Trust           Evans Withycombe Residential, Inc.
August 4, 1997          Post Properties Trust                         Columbus Realty Trust
January 17, 1997        Equity Residential Properties Trust           Wellsford Residential Property Trust
December 16, 1996       Camden Property Trust                         Paragon Group, Inc.
October 1, 1996         United Dominion Realty Trust                  South West Property Trust
October 1, 1995         BRE Properties Inc.                           REIT of California

    Based on the average trading prices for the ten-trading day period ending five trading days prior to the public announcement of each of these transactions, to estimate transaction premia unaffected by market fluctuations, the average premium paid by the surviving company for the company being acquired in the public multi-family REIT transactions was 14.0% and ranged from (1.0)% to 28.6% for the selected transactions. Morgan Stanley also examined the premia paid relative to an acquiree's 52-week high and all time high common share prices. Based on the closing prices of Lexford common shares and EQR common shares as of June 2, 1999, the premium to be paid by EQR pursuant to the merger is 24.2%. The per share value range for Lexford common shares based on the comparable transactions analyses was determined to be between $18.77 and $24.99.

    ANALYSES OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of size, portfolio characteristics and geographic diversity, to estimate the value of EQR. For EQR, comparable companies selected consisted of Apartment Investment and Management Co., Archstone Communities Trust, AvalonBay Communities, BRE Properties, and Post Properties. Based on consensus security analyst estimates for 1999 and 2000, as reported by First Call, and June 28, 1999 closing prices, the trading multiples of 1999 projected FFO per share ranged from 10.5x to 11.2x, and the trading multiples of 2000 projected FFO per share selected for this analysis ranged from 9.5x to 10.2x. Applying these ranges of multiples to the sum of the First Call consensus 1999 and 2000 FFO for EQR and the assumed accretion from the Lexford transaction ($4.50 in 1999 and $4.95 in 2000) resulted in ranges of values from $47.25 to $50.45 and $47.02 to $50.70. Based on current dividend payments and June 28, 1999 closing prices, the dividend range of comparable apartment REITs was 5.9% to 6.8%. Applying this range of yield to EQR's projected dividend resulted in a range of values from $43.09 to $49.94.

    Morgan Stanley reviewed the multiple to total return ratios of the comparable publicly traded REITs. The multiple to total return ratios were obtained by dividing the FFO trading multiple for each company by its total return, which is the sum of its annualized reported 1999 dividend yield and the consensus security analyst estimate of the long term growth rate as reported by First Call. Based on 2000 estimated FFO of EQR of $4.95 (pro forma to the Lexford transaction) and the multiple to total return ratio range selected of
0.60 to 0.65, EQR is valued at a range of $45.31 to $49.04.

    Based on research estimates of 1999 and 2000 EBITDA, and June 28, 1999 closing prices, the trading multiples of 1999 projected EBITDA ranged from 12.5x to 12.8x, and the trading multiples of 2000 projected EBITDA ranged from 11.0x to 11.3x. Applying these ranges of multiples to the EQR estimates of 1999 and 2000 EBITDA and assuming acquisition of Lexford (25% incremental EBITDA in 1999 and full pro forma EBITDA in 2000) resulted in ranges of values from $50.81 to $52.78 and $48.47 to $50.54.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of EQR or Lexford.

    In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Lexford or EQR. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the consideration to be received by the holders of Lexford common shares pursuant to the merger agreement from a financial point of view to such holders and were provided to the Lexford Board of Trustees in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Lexford or EQR might actually be sold. In addition, as described above, the Morgan Stanley opinion was one of many factors taken into consideration by the Lexford Board of Trustees in making its determination to approve the merger. The exchange ratio pursuant to the merger agreement was determined through arm's length negotiations between Lexford and EQR and was approved by the Lexford Board of Trustees.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its trading, brokerage and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of Lexford or EQR for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory services to Lexford and have received fees for the rendering of such services.

    In connection with the services of Morgan Stanley as financial advisor to the Lexford Board of Trustees with respect to the merger and related matters, Lexford has agreed to pay Morgan Stanley certain fees. If a transaction is accomplished, Lexford has agreed to pay Morgan Stanley a transaction fee. The transaction fee will be approximately $4.0 million. In addition, Lexford has agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses (including the fees and expenses of its attorneys) related to the engagement and to indemnify Morgan Stanley and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, and expenses arising out of its engagement and the transactions in connection therewith.

EFFECTIVE TIME OF THE MERGER AND CLOSING DATE

    The merger will become effective upon the later of (1) the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland (the "Department") or (2) such later time as EQR and Lexford agree should be specified in the Articles of Merger (not to exceed 30 days after the Articles are accepted for record by the Department). The closing of the merger will take place at 10:00 a.m. on a date to be specified by EQR and Lexford, which will be no later than the third business day after satisfaction or waiver of the conditions set forth in the merger agreement unless another date is agreed to in writing by the parties. It is currently anticipated that the merger will be completed on the same day as the special meetings.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties by EQR and Lexford regarding, among other things:

    - due organization and good standing;

    - capitalization;

    - ownership and capitalization of subsidiaries;

    - qualification to do business;

    - authority to enter into the merger agreement;

    - filings with the SEC;

    - reliability of financial statements;

    - compliance with applicable laws and regulations;

    - taxation and qualification as a REIT;

    - properties;

    - environmental matters;

    - contracts;

    - debt instruments and other obligations;

    - employee benefits matters;

    - undisclosed liabilities;

    - intellectual property; and

    - the absence of certain legal proceedings and other events.

These representations and warranties will not survive the completion of the merger.

CONDITIONS TO THE MERGER

    The obligations of EQR and Lexford to complete the merger are subject to the following conditions:

    - approval of the merger agreement, and the transactions contemplated by the merger agreement, by the common shareholders of Lexford and EQR;

    - approval by the NYSE of the listing of the EQR common shares to be issued in the merger and listed on the NYSE after the merger;

    - effectiveness of the registration statement covering the EQR common shares to be issued in the merger;

    - absence of any injunctions or restraints preventing the completion of the merger;

    - compliance with all state securities laws; and

    - receipt of the opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the merger agreement and Articles of Merger are enforceable under Maryland law.

    The respective obligations of Lexford and EQR to complete the merger are subject to the following additional conditions:

    - all representations and warranties made by EQR and Lexford shall be true and correct as of the closing date. The representations and warranties shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a material adverse effect with respect to EQR or Lexford, respectively;

    - each of EQR and Lexford shall have performed in all material respects its obligations under the merger agreement;

    - as of the closing date, neither EQR or Lexford, nor any of their subsidiaries, will have suffered a material adverse change in its business, properties, assets, financial condition or results of operations taken as a whole;

    - each of EQR and Lexford shall have received an opinion from counsel to the other party, stating that commencing with its taxable year ended December 31, 1992, in the case of EQR, and December 31, 1998, in the case of Lexford, each of EQR and Lexford, respectively, was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code;

    - each of EQR and Lexford shall have received an opinion of counsel to the other party, dated as of the closing date, to the effect that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code;

    - each of EQR and Lexford shall have received a "comfort letter" from the other party's accountants;

    - each of EQR and Lexford shall have received an opinion from counsel to the other party addressing specified issues set forth in the merger agreement;

    - the receipt of all consents and waivers from third parties necessary in connection with the completion of the transactions contemplated by the merger agreement; and

    - the obligation of EQR to complete the merger is subject to (1) certain fees related to the merger not exceeding specified amounts and (2) Lexford having filed its 1998 federal tax return that includes an election to be taxed as a REIT in accordance with the Internal Revenue Code.

NO APPRAISAL RIGHTS

    The common shareholders of EQR and Lexford are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a company in connection with a merger if, on the record date for determining shareholders entitled to vote on a merger, the company's shares are listed on a national securities exchange, such as the NYSE. All of the common shares of EQR and Lexford outstanding on the record date for determining shareholders entitled to vote on the merger were listed on the NYSE.

REGULATORY MATTERS

    EQR and Lexford believe that the merger can be completed without notification being given or information being furnished to the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. EQR and Lexford also believe that no waiting period requirements under this Act are applicable to the merger. However, at any time before or after the completion of the merger, either the Antitrust Division or the FTC could take whatever action under the antitrust laws it deems necessary or desirable in the public interest, or additional parties could take action under the antitrust laws including seeking to enjoin the merger. EQR and Lexford believe that completion of the merger would not violate any antitrust laws. However, a challenge to the merger on antitrust grounds may be made, and, if a challenge is made, the result will be uncertain.

TERMINATION PROVISIONS

    The merger agreement may be terminated at any time prior to the acceptance for record of the Articles of Merger by the Department, whether before or after approval of the merger by the shareholders of Lexford and EQR:

    - by the mutual written consent of EQR and Lexford;

    - if the merger has not been completed by December 31, 1999 (subject to extension to March 31, 2000 in specified circumstances), provided that the terminating party has not materially breached its obligations under the merger agreement in a manner that proximately contributed to the merger not being completed by the relevant date;

    - upon a breach by the non-terminating party of any representation, warranty, covenant, obligation or agreement set forth in the merger agreement, such that specified conditions set forth in the merger agreement would be incapable of being satisfied by December 31, 1999 (or as otherwise extended);

    - if the approval of the shareholders of EQR or Lexford has not been obtained upon a vote at the meetings of shareholders; or

    - if an order, decree, judgment or other action preventing completion of the merger has become final and non-appealable.

    The merger agreement may be terminated by Lexford if, prior to the Lexford special meeting, the Lexford Board of Trustees withdraws or modifies its approval or recommendation of the merger in connection with, or approves or recommends, a "Superior Acquisition Proposal," which the merger agreement defines as a bona fide acquisition proposal by a third party that a majority of the members of the Lexford Board of Trustees determines in good faith to be more favorable to Lexford's shareholders from a financial point of view than the merger and which the Lexford Board of Trustees determines is reasonably capable of being consummated.

    The merger agreement may be terminated by EQR if (1) prior to the Lexford special meeting, the Lexford Board of Trustees withdraws or modifies in any manner adverse to EQR its approval or recommendation of the merger or the merger agreement in connection with, or approves or recommends, a Superior Acquisition Proposal, or (2) Lexford enters into a definitive agreement with respect to any "Acquisition Proposal", which the merger agreement defines as a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Lexford or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

TERMINATION FEE AND EXPENSES

    The merger agreement provides for the payment, in specified circumstances, of a break-up fee of $8 million and an expense fee equal to the out-of-pocket expenses incurred in connection with the merger agreement of up to $4 million.

    BREAK-UP FEE

    Lexford is required to pay the break-up fee to EQR if (1) the merger is not consummated, other than due to the termination of the merger agreement by:

    - the mutual written consent of the EQR and Lexford Boards of Trustees;

    - either party, upon the failure by EQR to obtain the required shareholder approval;

    - Lexford, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of EQR resulting in a "material adverse effect" to EQR;

    - EQR, if the merger has not been completed by December 31, 1999 (or, under limited circumstances, March 31, 2000); or

    - under limited circumstances, Lexford, if the merger has not been completed by March 31, 2000; and

(2) at the time of the termination of the merger agreement an Acquisition Proposal has been received by Lexford, and either prior to the termination of the merger agreement or within 12 months thereafter, Lexford or any of its subsidiaries enters into any written Acquisition Proposal which is subsequently consummated.

    Any break-up fee would be paid as compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the merger to be consummated and to avoid the difficulty of determining damages under the circumstances. Neither party shall have any liability to the other after payment of the break-up fee.

    EXPENSE FEE

    Lexford is obligated to pay EQR the expense fee if the merger agreement is terminated due to:

    - the Lexford Board of Trustees having withdrawn or modified its approval or recommendation of the merger or the merger agreement in connection with, or having approved or recommended, a Superior Acquisition Proposal; or

    - Lexford having entered into a definitive agreement with respect to any Acquisition Proposal.

    Additionally, if the merger agreement is terminated due to:

    - a breach of any representation, warranty, covenant, obligation or agreement by Lexford or EQR; or

    - failure by either Lexford or EQR to obtain the required shareholder approval,

then the breaching party, or the party that failed to obtain such shareholder approval, shall pay to the other party an amount equal to the expense fee.

    Except as described above, each of EQR and Lexford is responsible for its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby, except that (1) all SEC filing fees incurred in connection with the merger shall be paid 50% by Lexford and 50% by EQR and
(2) all printing costs shall be paid by EQR and Lexford in proportion to the number

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of proxy statements required by each of EQR and Lexford to complete the mailings of the proxy statements to their shareholders.

NO SOLICITATION OF OTHER TRANSACTIONS

    Lexford has agreed that it will not initiate, solicit or encourage any inquiries or the making of any offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transactions involving all or any significant portion of the assets or any equity securities of it or any of its subsidiaries, other than the merger.

    Notwithstanding the above restrictions, the merger agreement does not prohibit Lexford from entering into discussions with respect to an unsolicited proposal if the Lexford Board of Trustees determines in good faith that this action is required by Lexford's legal duties to its shareholders.

CONVERSION OF SHARES

    At the completion of the merger, each Lexford common share outstanding immediately prior to the completion of the merger will cease to be outstanding and will automatically be converted into 0.463 of an EQR common share. Each holder of a certificate evidencing any such shares will cease to have any rights with respect thereto, except the right to receive:

    - a certificate evidencing EQR common shares;

    - any cash, without interest, instead of fractional EQR common shares; and

    - any dividends and distributions declared with respect to the Lexford common shares with a record date prior to the completion of the merger.

    The issuance, terms and conditions of the EQR common shares issued in connection with the merger will be governed by EQR's Declaration of Trust. For a detailed description of the provisions of EQR's Declaration of Trust, see "Comparison of Rights of Shareholders."

APPOINTMENT OF EXCHANGE AGENT

    In order to facilitate distribution to Lexford shareholders of certificates evidencing EQR common shares, EQR will appoint, and enter into an agreement with, EquiServe LP, an affiliate of BankBoston, N.A., to act as exchange agent for purposes of distributing to Lexford shareholders the certificates evidencing EQR common shares.

EXCHANGE OF CERTIFICATES

    Lexford shareholders should not tender their certificates evidencing Lexford common shares with their proxy. Promptly after the completion of the merger, the exchange agent will mail transmittal materials to all Lexford shareholders, including a letter of transmittal for use in exchanging certificates evidencing Lexford common shares for certificates evidencing EQR common shares. As soon as practicable after the letter of transmittal is properly completed and returned to the exchange agent, with the certificates evidencing Lexford common shares, the person specified in the letter of transmittal will receive certificates for the number of whole EQR common shares and, to the extent applicable, a check in payment of any cash instead of fractional EQR common shares, to which such person is entitled as a result of the merger. The letter of transmittal will provide instructions for shareholders who have lost or misplaced their certificates and wish to tender their shares.

    Each EQR common share for which Lexford common shares are exchanged in the merger will be deemed to have been issued on the date of the completion of the merger. Accordingly, Lexford shareholders who receive EQR common shares in the merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of EQR common shares with

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
respect to any record date after the date of the completion of the merger. Until the certificate or certificates formerly evidencing such holder's Lexford common shares have been surrendered in accordance with the procedures described above, no holder of Lexford common shares will be entitled to receive certificates evidencing EQR common shares or cash instead of fractional EQR common shares, and no dividends or other distributions will be paid with respect to the EQR common shares. At the time such surrender has been accomplished, a certificate evidencing the appropriate number of EQR common shares will be issued and accrued dividends and other distributions on such EQR common shares will be paid without interest.

    Lexford dividends declared with a record date before the completion of the merger will be paid in full on the payment date set by the Lexford Board of Trustees, based upon the number of Lexford common shares owned on the record date.

CONDUCT OF BUSINESS PENDING THE MERGER

    Except as contemplated by the merger agreement or consented to in writing by EQR, Lexford will, and will cause each of its subsidiaries to conduct its business only in the usual, regular and ordinary course and, among other things:

    - not amend its Declaration of Trust, Bylaws or comparable organizational document of any subsidiary;

    - not issue shares of beneficial interest or other equity interests, except upon exercise of previously outstanding options to purchase Lexford common shares;

    - not grant options relating to Lexford common shares;

    - limit any dividends to specified amounts;

    - not redeem any shares of capital stock;

    - not sell, lease or mortgage any material part of its assets;

    - not enter into any transaction which may result in total payments or liability in excess of $250,000 or aggregate commitments of $500,000; and

    - not increase any compensation of its current officers, trustees or employees earning more than $50,000 per year.

    Prior to the completion of the merger, except as contemplated by the merger agreement or consented to in writing by Lexford, EQR will, and will cause each of its subsidiaries to, among other things:

    - preserve its business;

    - confer on a regular basis with Lexford regarding specified material operational matters;

    - promptly notify Lexford of any material emergency or material change in EQR's business or operation; and

    - use its reasonable best efforts to continue to qualify as a REIT prior to the merger.

WAIVER AND AMENDMENT

    At any time before the merger, either party may:

    - extend the time for the performance of any of the obligations or other acts of the other party required by the merger agreement;

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
    - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

    - waive compliance with any of the agreements or conditions for the benefit of the waiving party contained in the merger agreement.

    The merger agreement may be amended by actions taken by the Boards of Trustees of EQR and Lexford, at any time before or after approval of the merger agreement by the shareholders of EQR or Lexford and prior to the filing of the Articles of Merger with the Department. After approval of the merger agreement by the shareholders of EQR or Lexford, no amendment may be made which by law requires the further approval of shareholders without obtaining this further approval.

STOCK EXCHANGE LISTING

    EQR will apply to list the EQR common shares issuable in connection with the merger on the NYSE. Approval of the listing of such shares on the NYSE, subject to official notice of issuance, is a condition to the respective obligations of EQR and Lexford to complete the merger.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair value of the consideration given by EQR in the merger will be used as the valuation basis of the combination. The assets acquired and liabilities assumed of Lexford will be recorded at their relative fair values as of the completion of the merger. The financial statements of EQR will reflect the combined operations of EQR and Lexford from the closing date.

SHARES AVAILABLE FOR RESALE

    The issuance of EQR common shares upon consummation of the merger will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Lexford or EQR as that term is defined under the Securities Act. The term "affiliates" is defined to mean persons who control, are controlled by or are under common control with an issuer, including officers and directors of the issuer and, generally, holders of ten percent or more of the issuer's equity securities. This joint proxy statement/prospectus does not cover any resales of EQR common shares received by affiliates of Lexford.

CONTRIBUTION OF ASSETS OF LEXFORD TO ERP OPERATING LIMITED PARTNERSHIP

    Promptly following the completion of the merger, the real properties owned by Lexford prior to the merger and the equity interests in the partnership and limited liability company subsidiaries of Lexford will be contributed by EQR to ERP Operating Limited Partnership, in exchange for units of ERP Operating Limited Partnership equal in number to the number of EQR common shares issued in the merger to Lexford shareholders. The assets will be contributed to ERP Operating Limited Partnership subject to the liabilities of Lexford and the Lexford subsidiaries. This contribution of assets from EQR to ERP Operating Limited Partnership shall be deemed to occur as of the completion of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences relating to the merger of Lexford and EQR. This discussion is not exhaustive of all possible tax consequences. For example, it does not include a detailed discussion of any state, local or foreign tax consequences. In addition, the following discussion is intended to address only those federal income tax consequences that are generally applicable to U.S. shareholders who hold the shares of Lexford and EQR as capital assets. The discussion is not intended to address all of the aspects of federal income taxation that may be relevant to particular U.S. shareholders in light of their specific circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

    The statements and opinions in this discussion are based on current provisions of the Internal Revenue Code of 1986 and its legislative history, existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. We cannot assure you that legislative, judicial or administrative changes will not affect the accuracy of any statements in this joint proxy statement/prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes. In addition, EQR and Lexford have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of the merger. Accordingly, no assurance can be given that the statements set forth in this section (which do not bind the IRS or the courts) will not be challenged by the IRS or sustained by the courts if so challenged.

    THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH EQR AND LEXFORD SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE APPLICATION OF SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO SUCH HOLDER.

    TAX CONSEQUENCES OF THE MERGER

    In the opinion of each of Rudnick & Wolfe and Willkie Farr & Gallagher, based on factual representations of EQR and Lexford and assumptions set forth in the opinions, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and EQR and Lexford will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Shareholders of EQR and Lexford should be aware that such opinions of counsel are not binding on the IRS, and no assurance can be given that such opinions of counsel will not be challenged by the IRS or sustained by a court if so challenged.

    If the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code, an EQR shareholder will not recognize any gain or loss as a result of the merger. Similarly, a Lexford shareholder who receives solely EQR shares in exchange for Lexford shares will not recognize any gain or loss on the exchange. However, if a Lexford shareholder receives EQR shares and cash in lieu of a fractional EQR share, such Lexford shareholder will recognize taxable gain or loss in an amount equal to the difference between such cash and the tax basis allocated to such Lexford shareholder's fractional EQR share. Such gain or loss will constitute capital gain or loss if the Lexford shares were held as a capital asset and long-term capital gain or loss if held for more than 12 months.

    A Lexford shareholder will have an aggregate tax basis in the EQR shares received in the merger equal to his aggregate tax basis in the Lexford shares (reduced by the amount of any tax basis allocable to a fractional share interest for which cash is received) that were exchanged for those EQR shares. A Lexford shareholder's holding period for EQR shares received in the merger will include his holding period for the Lexford shares that were exchanged for those EQR shares if the Lexford shares are held as a capital asset by the Lexford shareholder at the effective time of the merger. If a Lexford shareholder holds multiple blocks of Lexford shares that have different holding periods and/or different tax bases, the EQR shares received for each block of Lexford shares will have a separate tax basis and holding period that is determined by reference to the specific tax basis and holding period of the specific Lexford shares exchanged for those EQR shares.

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
    No gain or loss will be recognized by EQR or Lexford as a result of the merger so long as the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code.

    CONSEQUENCES OF THE MERGER ON EQR'S ABILITY TO USE LEXFORD'S NET OPERATING LOSSES. At the end of its taxable year ending as of the effective time of the merger, Lexford is expected to have net operating losses for federal income tax purposes of approximately $72.95 million. Section 382 of the Internal Revenue Code limits a corporation's use of its net operating losses if a corporation has a cumulative change in ownership of greater than 50% within a three-year period. Lexford will undergo such an ownership change as a result of the merger, and consequently EQR will be subject to the limitation with respect to the use of Lexford's net operating losses under Section 382 of the Internal Revenue Code. Because EQR is a REIT under the Internal Revenue Code and is not generally subject to federal income tax, EQR does not believe the limitation on EQR's ability to use the net operating losses will have a material adverse impact on EQR's operations.

    EARNINGS AND PROFITS OF EQR. The current earnings and profits of EQR for its taxable year ending December 31, 1999 will include all earnings and profits of EQR for the period beginning on January 1, 1999 up to the effective date, and all earnings and profits of EQR, as the surviving entity in the merger, for the period beginning on the effective date and ending on December 31, 1999. No dividends declared and paid by Lexford prior to the effective time will constitute distributions by EQR for federal income tax purposes, rather such dividends will constitute dividends of Lexford and will be reported to Lexford shareholders as dividends of Lexford.

    EFFECT OF THE MERGER ON EQR'S QUALIFICATION AS A REIT

    GENERAL. The REIT provisions of the Internal Revenue Code (Section 856 through Section 860) are highly technical and complex. The following sets forth the material aspects of the provisions of the Internal Revenue Code that govern the federal income tax treatment of a REIT. This summary is based on current provisions of the Internal Revenue Code and its legislative history, existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. We cannot assure you that legislative, judicial or administrative changes will not affect the accuracy of any statements in this joint proxy statement/ prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes. In addition, EQR and Lexford have not requested and do not plan to request any rulings from the IRS concerning EQR's or Lexford's eligibility to be taxed as a REIT.

    Lexford intends to file an election to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1998. In the opinion of Willkie Farr & Gallagher, Lexford's special counsel, commencing with Lexford's taxable year ended December 31, 1998, Lexford has been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and Lexford's proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code until the effective time of the merger.

    EQR's immediate predecessor elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1992. In the opinion of Rudnick & Wolfe, EQR's special counsel, commencing with EQR's taxable year ended December 31, 1992, EQR has been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and EQR's proposed method of operation, taking into account the merger, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

    It must be emphasized that the opinion of each of Rudnick & Wolfe and Willkie Farr & Gallagher is based on, and conditioned upon, assumptions, representations and covenants as to factual matters, including assumptions, representations and covenants made by EQR and Lexford regarding the nature of EQR's properties and Lexford's properties and EQR's and Lexford's previous conduct of and EQR's future conduct of their respective businesses in accordance with the REIT requirements that are described in this joint proxy statement/prospectus. EQR's and Lexford's qualification and taxation as a REIT depends on their ability to meet, through actual annual operating results, requirements relating to asset ownership, distribution levels, and diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code discussed in this joint proxy statement/prospectus. After the merger, counsel will not review EQR's compliance with those tests on a continuing basis, accordingly, no assurance can be given that EQR's operating results for any particular taxable year will satisfy the requirements for taxation as a REIT under the Internal Revenue Code. An opinion of counsel is not binding on the IRS or the courts and there can be no assurance that the IRS will not challenge EQR's or Lexford's eligibility for taxation as a REIT.

    Provided that an entity qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a subchapter C corporation.

    However, a REIT will be subject to tax in the circumstances discussed below. If a REIT should fail to satisfy either the 75% or the 95% gross income test, as discussed below, and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which it fails the 75% or the 95% gross income test, multiplied by a fraction intended to reflect its profitability. In addition, if a REIT should fail to distribute during each calendar year at least the sum of
(A) 85% of its REIT ordinary income for such year, (B) 95% of its REIT capital gain net income for such year, and (C) any undistributed taxable income from prior years, a REIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Notwithstanding the foregoing, a REIT may elect to retain, rather than distribute, all or a portion of its net long-term capital gains and pay the tax on the gains at normal corporate capital gains tax rates. In such a case, a REIT may elect to have its shareholders include their proportionate share of the undistributed long-term capital gains in income and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. A REIT may also be subject to the corporate "alternative minimum tax," as well as tax in certain situations and on certain transactions not presently contemplated.

    PROHIBITED TRANSACTIONS. A REIT will be subject to a 100% tax on net income derived from "prohibited transactions." "Prohibited transactions" are, in general, sales or other dispositions of property held as inventory or primarily for sale to customers in the ordinary course of business. Both EQR and Lexford have in the past, and EQR intends in the future to hold its properties for investment with a view toward long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties, and to make such occasional sales of properties as are consistent with these investment objectives. Based upon such investment objectives, EQR and Lexford believe that the amount of income from prohibited transactions, if any, will not be material.

    BUILT-IN GAINS. In general, if a REIT acquires assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the asset in the hands of the REIT is determined by reference to the adjusted basis of the asset in the hands of subchapter C corporation, then the subchapter C corporation is required to recognize any net built-in gain (the amount by which the fair market value of the assets transferred to the REIT exceeds the corporation's adjusted tax basis in such assets) that would have been realized if the subchapter C corporation had liquidated immediately prior to the transfer. Similarly, if a subchapter C corporation files an election to be taxed as a REIT, then

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
the subchapter C corporation would be required to recognize any net built-in gain that would have been realized if the subchapter C corporation had liquidated on the last day of the last taxable year that it was a subchapter C corporation.

    However, pursuant to IRS Notice 88-19, a REIT may elect, in lieu of the treatment described above, to make itself subject to the highest regular corporate tax rate on the net built-in gain if it disposes of these assets during the ten-year period following their acquisition (or in the case of a subchapter C corporation electing REIT status, the ten-year period beginning on the first date of the taxable year for which REIT status was elected). If this election is made, a REIT will not be subject to the corporate level tax if the assets are disposed of after the ten year period. Lexford intends to file on its 1998 tax return an election to be taxed as a REIT and to make the election under IRS Notice 88-19. Therefore, after completion of the merger, EQR will be taxed at the highest regular corporate rate on such net built-in gain if and to the extent that any assets of Lexford that have a net built-in gain are sold within the ten-year period beginning January 1, 1998.

    In order to qualify as a REIT, both EQR and Lexford must meet, among others, the following requirements:

    SHARE OWNERSHIP TEST. Shares of beneficial interest of a REIT must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. In addition, no more than 50% in value of the shares of beneficial interest of a REIT may be owned, directly or indirectly (by applying certain constructive ownership rules) by five or fewer individuals during the last half of each taxable year. The tests described in the two preceding sentences need not be satisfied until the second taxable year for which a REIT election is made. EQR and Lexford believe that they have each satisfied both of these tests, and EQR believes it will continue to do so. In order to help comply with the second of these tests, both EQR and Lexford have placed certain restrictions on the transfer of their respective common and preferred shares that are intended to prevent further concentration of share ownership.

    To monitor their compliance with the share ownership requirements, REITs are required to maintain records regarding the actual ownership of their shares. To do so, REITs must demand written statements each year from specified record holders of their stock in which the record holders are to disclose the beneficial owners of the shares, which are the persons required to include in gross income the REIT dividends. A list of those persons failing or refusing to comply with this demand must be maintained as part of the REIT's records. A shareholder who fails or refuses to comply with this demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information. EQR and Lexford believe that they have complied with this requirement and EQR believes it will continue to do so in the future.

    OWNERSHIP OF PARTNERSHIP INTERESTS. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below.

    INCOME TESTS. In order to maintain its qualification as a REIT, at least 75% of a REIT's gross income, excluding gross income from "prohibited transactions," for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or from permitted temporary investments. In addition, at least 95% of a REIT's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from income qualifying under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities. Both EQR and Lexford believe they have satisfied these requirements and EQR believes it will continue to do so in the future.

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
    Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, the amount of rent may be based on a fixed percentage or percentages of receipts or sales. Second, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property." Third, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services, which are not "usual and customary" services, to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, a REIT (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, a REIT (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for the services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from any non-customary services is deemed to be at least 150% of the direct cost of providing the services. The Internal Revenue Code also provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively, owns 10% or more of the tenant.

    EQR and Lexford believe that the services they provide with respect to their properties has not caused EQR or Lexford to fail to satisfy the 75% and 95% gross income tests.

    If a REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if the REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, the REIT attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances a REIT would be entitled to the benefit of these relief provisions.

    ASSET TESTS. At the close of each quarter of its taxable year, a REIT must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by real estate assets including real property, interests in mortgages on real properties and shares in other REITs, stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering, cash, cash items and U.S. government securities. Second, not more than 25% of a REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by a REIT may not exceed 5% of the value of the REIT's total assets, and a REIT may not own more than 10% of any one issuer's outstanding voting securities. EQR and Lexford believe that they have complied with the asset test requirements and EQR believes that it will continue to do so in the future.

    EQR and Lexford own corporations that are "qualified REIT subsidiaries" under the Internal Revenue Code. Qualified REIT subsidiaries are corporations that are wholly owned by a REIT or another qualified REIT subsidiary. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. Each qualified REIT subsidiary therefore will not be subject to federal corporate income taxation, although it may be subject to state or local taxation. In addition, a REIT's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restrictions against ownership of more than 10% of the voting securities of any issuer or more than 5% of the value of the REIT's total assets.

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
    ANNUAL DISTRIBUTION REQUIREMENTS. In order to maintain its qualification, a REIT is generally required to distribute dividends, other than capital gain dividends, to its shareholders each taxable year in an amount at least equal to 95% of its taxable income computed without regard to the dividends paid deduction and net capital gain. These distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before a REIT timely files its tax return for the prior year and if paid with or before the first regular dividend payment after the declaration is made.

    It is possible that a REIT, from time to time, could lack sufficient cash to meet the 95% distribution requirement, for example, due to timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at taxable income of the REIT. In the event that a cash short-fall occurs, in order to meet the 95% distribution requirement, the REIT may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property.

    A REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the REIT's deduction for dividends paid for the earlier year. Thus, a REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the REIT will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

    EQR and Lexford believe that they have made, and EQR intends to make in the future, timely distributions sufficient to satisfy all annual distribution requirements. In this regard, the limited partnership agreement of ERP Operating Limited Partnership authorizes its general partner to take any steps as may be necessary to cause ERP Operating Limited Partnership to distribute to its partners amounts sufficient to permit EQR to meet these distribution requirements. It is possible, however, that EQR may experience the timing differences discussed above, thus requiring EQR to arrange for short-term or long-term borrowing to meet the distribution requirements.

    FAILURE TO QUALIFY. If a REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the REIT will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates (maximum effective rate of 35%). Distributions to shareholders in any year in which the REIT fails to qualify as a REIT will not be deductible nor will they be required to be made. Upon failing to qualify as a REIT, to the extent of the REIT's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances EQR or Lexford would be entitled to any statutory relief.

    TAX ASPECTS OF A REIT'S INVESTMENT IN PARTNERSHIPS

    In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. EQR and Lexford believe that each of the partnerships in which they own an interest is classified as a partnership or a disregarded entity as opposed to an association taxable as a corporation for federal income tax purposes.

    PUBLICLY TRADED PARTNERSHIPS. Publicly traded partnerships will be taxed as corporations under Section 7704 of the Internal Revenue Code, unless a certain percentage of their income consists of "qualifying income." A partnership is "a publicly traded partnership" if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market or the substantial equivalent thereof." Under the Treasury Regulations promulgated under Section 7704 of the Internal Revenue Code, interests in a partnership are readily tradable on a secondary market or substantial equivalent thereof if, "taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market." EQR and Lexford believe that none of the partnerships in which they own an interest are publicly traded partnerships.

    Even if a partnership is classified as a publicly traded partnership, it may avoid taxation as a corporation under the Internal Revenue Code if at least 90% of its gross income for each taxable year consists of passive income, including interest, dividends, real property rents, and gains from the sale or other disposition of real property. These are predominantly the types of income that ERP Operating Limited Partnership expects to earn. Thus, if ERP Operating Limited Partnership was classified as a publicly traded partnership, but satisfied the 90% gross income test, it would not be taxed as a corporation.

    If ERP Operating Limited Partnership at any time were considered a publicly traded partnership and did not satisfy the 90% qualifying income test, or if any of the partnerships EQR or Lexford owns were treated as an association, then such entity would be taxed as a corporation for federal income tax purposes which would jeopardize EQR's or Lexford's status as a REIT for federal income tax purposes. In such a situation, the character of EQR's or Lexford's assets and items of gross income would change, which could cause them to fail to satisfy the asset tests and the income tests, and in turn could prevent EQR or Lexford from qualifying as a REIT.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. The Internal Revenue Code and Treasury Regulations provide that income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for similar allocations to the other partners.

    The ERP Operating Limited Partnership agreement requires these allocations to be made in a manner consistent with the Internal Revenue Code and Treasury Regulations. As a result, limited partners of ERP Operating Limited Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by these partnerships of contributed assets with Book-Tax Differences. These allocations will tend to eliminate the Book-Tax Difference associated with such assets over the lives of these partnerships. However, these allocation rules, as applied by EQR, will not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. The carryover basis of the contributed assets in the hands of these partnerships will cause EQR to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause EQR to recognize taxable income in excess of cash proceeds, which might adversely affect EQR's ability to comply with the REIT distribution requirements.

    SALE OF PROPERTY. Generally, any gain realized by ERP Operating Limited Partnership on the sale of real property, if the property is held for more than one year, will be long-term capital gain although a portion of this gain may be treated as depreciation or cost recovery recapture.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    EQR will report to its domestic shareholders and the IRS (to the extent required) the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules under the Internal Revenue Code, a shareholder may be subject to backup withholding at a rate of 31% with respect to distributions paid unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide EQR with his or her correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, EQR may be required to withhold a portion of capital gain distributions to any non-domestic shareholders who fail to certify their foreign status. The IRS has issued final Treasury Regulations regarding the backup withholding rules as applied to non-domestic shareholders. These final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 2000.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

    The rules dealing with federal income taxation are constantly under review, by persons involved in the legislative process and by the IRS and the United States Department of the Treasury. Changes to the federal laws and their interpretation could adversely affect an investment in EQR. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to EQR or an investment in its securities will be changed.

    FINANCIAL FREEDOM ACT OF 1999. The Financial Freedom Act of 1999 (the "Act"), currently before the House Committee on Ways and Means, contains several proposed changes to the REIT provisions of the Internal Revenue Code. One proposal would amend the tax rules relating to the composition of a REIT's assets. Under current law, a REIT is precluded from owning more than 10% of the outstanding voting securities of any one issuer, other than a wholly owned subsidiary or another REIT. Under the proposal, a REIT would remain subject to the current restriction and would be precluded from owning more than 10% of the value of all classes of stock of any covered issuer. This proposed change would not apply to certain debt instruments held by a REIT, securities held by a REIT on July 12, 1999 or, in general, securities acquired by a REIT in certain tax-free transactions subsequent to July 12, 1999. However, the proposed change would apply to securities, other than debt instruments described in the preceding sentence, held directly or indirectly by a REIT as of the first day subsequent to July 12, 1999 on which the issuer of such securities engages in a substantial new line of business or acquires any substantial asset.

    The Act also contains an exception to both the 10% asset test described above and a second REIT asset test which precludes any one issuer's securities owned by a REIT to exceed 5% of the value of a REIT's total assets. This exception would allow a REIT to form and own up to 100% of the outstanding securities of a taxable REIT subsidiary which could provide a limited amount of services to a REIT's tenants and others. The Act would change the current law by allowing a REIT (1) to have voting control of subsidiaries that provide services to third parties, and (2) to provide "non-customary" services to a REIT's tenants through a taxable REIT subsidiary without disqualifying the rents the REIT receives from those tenants. The Act would permit a REIT to combine and convert existing corporate subsidiaries into taxable REIT subsidiaries tax-free for a limited period of time.

    The Act would apply the limitations on deductibility of interest provided under the "earnings stripping" rules of Section 163(j) of the Internal Revenue Code to interest paid or accrued by a taxable REIT subsidiary with respect to debt owed to its parent REIT.

    Furthermore, under the Act, amounts paid by a taxable REIT subsidiary to its parent REIT for the rental of real property would be considered "rents from real property" under the Internal Revenue Code. The provisions of the Act described in this paragraph and in the two preceding paragraphs would apply to taxable years beginning after December 31, 2000.

    In addition to the above described provisions regarding REITs, the Act proposes to lower the maximum capital gain rates applicable to individuals from 20% to 15% with respect to gains derived from sales of capital assets occurring on or after July 1, 1999. The tax rate for Section 1250 depreciation recapture would be lowered from 25% to 20% for assets sold on or after July 1, 1999. Furthermore, the corporate capital gain rate would be decreased from 35% to 34% for taxable years beginning after December 31, 1999, and would be reduced by one percentage point each year after the year 2000, until a 25% rate is reached for the taxable year beginning after December 31, 2008.

    CLINTON ADMINISTRATION PROPOSAL. On February 1, 1999 the Clinton Administration announced its budget proposal for fiscal year 2000 which contained provisions relating to REITs similar to that contained in the Act. The Clinton Administration proposal regarding taxable REIT subsidiaries differs from that contained in the Act in that it would permit REITs to form two kinds of taxable REIT subsidiaries: (1) "qualified independent contractor subsidiaries" which could perform services for tenants and other customers that a REIT currently cannot perform and (2) "qualified business subsidiaries" which could undertake third-party management and development activities as well as other non-real estate related activities. Under the Clinton Administration proposal, no more than 15% of the value of a REIT's total assets could consist of these taxable REIT subsidiaries and no more than 5% of the value of a REIT's total assets could consist of qualified independent contractor subsidiaries. In addition, a taxable REIT subsidiary would not be entitled to deduct any interest on debt funded directly or indirectly by the REIT.

    It is presently unknown whether the Act, the Clinton Administration proposal, or any other proposed legislation regarding REIT's or federal taxation will be enacted.

    STATE AND LOCAL TAXES

    EQR and its shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The tax treatment in these jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in EQR securities.

                      INTERESTS OF LEXFORD MANAGEMENT AND
                             TRUSTEES IN THE MERGER

    In considering whether to approve the merger, shareholders should be aware that executive officers, other officers and trustees of Lexford have interests that arise in connection with the merger that are in addition to the interests of Lexford shareholders generally. These interests arise under existing agreements, previously approved compensation awards, previously approved employee benefit programs and the merger agreement.

OFFICER RETENTION AND SEVERANCE PROGRAM

    On May 10, 1999, the Lexford Board of Trustees adopted the Lexford Officer Retention and Severance Program for the executive officers and other officers of Lexford. The Lexford Board of Trustees amended the Officer Retention and Severance Program on June 23, 1999. The Officer Retention and Severance Program is designed to compensate individuals for work associated with the transition of operations pursuant to the merger agreement and to provide severance payments to individuals whose employment is terminated as a result of the merger.

    The Lexford executive officers and key employees may receive lump sum cash severance payments and transition bonuses of up to $4,423,145 in the aggregate. The lump sum severance payments would be made upon termination of employment. Lump sum transition bonuses will be paid at various times for work in conjunction with the completion of the merger. Each of the following executive officers, who are referred to in this joint proxy statement/prospectus as the "named executive officers," will receive the following lump sum transition payments under the Officer Retention and Severance Program and the following lump sum severance payments if his or her employment is terminated as a result of the merger or within a specified period after the completion of the merger, except for each of Messrs. Bartling and Thompson, who will receive such payments whether or not his employment is terminated:

OFFICER                                                         SEVERANCE PAYMENT  TRANSITION BONUS  TOTAL AMOUNT
--------------------------------------------------------------  -----------------  ----------------  ------------
John B. Bartling..............................................    $   1,025,334      $    128,167     $1,153,501
Mark D. Thompson..............................................    $     772,918      $     96,615     $  869,553
Leslie B. Fox.................................................    $     658,106      $          0     $  658,106
Ronald P. Koegler.............................................    $     145,497      $     36,374     $  181,871
Bradley A. Van Auken..........................................    $     175,000      $     43,750     $  218,750
Other Officers................................................    $   1,073,075      $    268,289     $1,341,364

    To receive a severance payment or a transition bonus, each individual is required to execute and deliver an agreement and release releasing Lexford and EQR from any and all liabilities relating to that individual's employment.

LEXFORD OPTIONS

    Pursuant to Lexford's 1992 Incentive Equity Plan, Lexford has granted options to acquire Lexford common shares to its officers, trustees and key employees. Lexford options generally vest and become exercisable over a period of two to five years and, for grants made prior to 1999, become fully vested and exercisable upon the occurrence of a change in control. Lexford options granted in 1999 become fully vested and exercisable if an employee's employment is terminated by a successor other than as a result of "gross misconduct" or if the employee resigns for "good reason" within one year following a change in control. In addition, upon a change in control, if authorized by a committee of the Lexford Board of Trustees designated under the plan, vested Lexford options may be exchanged for a cash payment equal to the difference between the fair market value of the shares subject to the option surrendered and the option exercise price. The committee also has the authority under the plan to substitute other equitable consideration in exchange for the surrender of Lexford options.

    Pursuant to the terms of the merger agreement, at least ten days prior to the completion of the merger, EQR may designate the specific Lexford options that will be canceled as of the completion of the merger. Individuals holding a Lexford option scheduled for cancellation will receive a lump sum cash payment equal to the positive difference, if any, between the applicable exercise price set forth in the option and closing price of a Lexford common share multiplied by the number of shares subject to the option. The "closing price" means the average closing price of a Lexford common share reported in the NYSE composite transactions by The Wall Street Journal, Midwest Edition, for ten trading days ending on the third trading day immediately prior to the closing date of the merger. A trading day means a day Lexford common shares are traded on the NYSE. As of the date of this joint proxy statement/prospectus, EQR has not identified the Lexford options to be canceled, but currently expects that the options held by all Lexford trustees and personnel terminating their employment upon completion of the merger will receive cash for their options.

    Each Lexford option which remains unexercised and is not canceled as of the completion of the merger will be converted into an option to purchase 0.463 of an EQR common share for each Lexford common share subject to the Lexford option. The new exercise price per share shall be calculated by dividing the exercise price per share of the Lexford option by 0.463 and the option shall otherwise continue as an option to purchase EQR common shares, to be exercisable pursuant to its terms.

    After considering the number of options to purchase Lexford common shares that will vest as a result of the merger, the exercise price per share of the Lexford options vested as a result of the merger and assuming a fair market value per EQR common share of $44.00, it is presently anticipated that the value of the installments of options vesting as a result of the merger is as follows:

                                                                   SHARES SUBJECT TO     EXERCISE
OPTION HOLDER                                                     ACCELERATED VESTING      PRICE         VALUE
----------------------------------------------------------------  -------------------  -------------  ------------
Mr. Van Auken...................................................           4,000         $  17.250     $   12,488
Mr. Selid.......................................................          10,000            19.688          6,840
Mr. Selid.......................................................          10,000             9.125        112,470
Michael F. Sosh.................................................           1,667            10.250         16,873
Ms. Fox.........................................................          15,000            11.875        127,455
Mr. Koegler.....................................................             833            10.313          8,379
Tamra L. Potts..................................................           1,000            10.313         10,059
Other employees.................................................           5,396            10.313         54,278
                                                                          ------                      ------------
Total...........................................................          47,896                       $  348,842
                                                                          ------                      ------------
                                                                          ------                      ------------

TAX RECOGNITION PAYMENTS

    On May 13, 1999 and June 23, 1999 the Lexford Board of Trustees approved the payment of tax recognition payments to Messrs. Bartling and Thompson and each of the non-employee trustees. The tax recognition payments were intended to partially offset the adverse tax impact resulting from the receipt of lump sum distributions to be made under the Lexford Executive Deferred Compensation

Plan and Trust as a result of the merger. The tax recognition payments to be made at the closing are as follows:

OFFICER/TRUSTEE                                                                      PAYMENT
----------------------------------------------------------------------------------  ----------
Mr. Bartling......................................................................  $  384,500
Mr. Thompson......................................................................  $  289,844
Mr. Weiler........................................................................  $  190,000
Mr. Schwartz......................................................................  $  190,000
Mr. Madigan.......................................................................  $  190,000
Mr. Pollack.......................................................................  $  190,000
Mr. Fimberg.......................................................................  $  158,000

VESTING OF RESTRICTED SHARES

    Under the terms of the existing restricted share award agreements between Lexford and Lexford's named executive officers and trustees, respectively, all restrictions on Lexford common shares previously granted to Lexford named executive officers and trustees will lapse as a result of a change in control. In addition, individual named executive officers and trustees will receive the following number of additional shares and cash, as a result of the lapse of these restrictions:

TRUSTEE                                                              NUMBER OF LEXFORD SHARES     CASH
-------------------------------------------------------------------  -------------------------  ---------
Mr. Fimberg........................................................              2,352                 --
Mr. Madigan........................................................             10,036                 --
Mr. Pollack........................................................              7,103                 --
Mr. Schwartz.......................................................              7,099                 --
Mr. Weiler.........................................................              6,093                 --
Ms. Fox............................................................             51,500          $  90,435
Mr. Van Auken......................................................             12,068                 --

    Under the terms of the merger agreement, executive officers, trustees, and former trustees, may continue to defer receipt of the Lexford common shares and cash whether vesting occurs prior to or as a result of the merger to the extent these amounts are currently held for their benefit under the Lexford Executive Deferred Compensation Rabbi Trust for a period of six months following the closing date. Deferrals may be made by participating in the EQR Supplemental Retirement Savings Plan and Trust which will be merged with the Lexford Executive Deferred Compensation Rabbi Trust in connection with the completion of the merger.

INDEMNIFICATION OF OFFICERS AND TRUSTEES

    EQR shall indemnify each person who is or has been an officer or trustee of Lexford or any subsidiary to the extent currently indemnified by Lexford as provided by Maryland law, the Lexford Declaration of Trust, the Lexford Bylaws, and the other Lexford employee benefit plans for actions on or prior to the completion of the merger, including all transactions contemplated by the merger agreement. EQR has agreed to provide "run off" trustees and officers liability insurance for six years after the completion of the merger with a coverage amount and other terms comparable to Lexford's current trustees and officers liability insurance with respect to their service as trustees and officers of Lexford prior to the completion of the merger. The Lexford Declaration of Trust limits the liability of Lexford trustees, officers and employees for monetary damages to the maximum extent permitted by Maryland law and provides for the indemnification of trustees, officers and employees.

FINANCIAL ADVISOR FEES

    Lexford will pay Brown Gibbons Lang, as financial advisor to Lexford, a fee equal to a percentage of the total transaction value of the merger. Their fee will be calculated as follows:

MERGER VALUE PER LEXFORD SHARE                                                         FEE
----------------------------------------------------------------------------------  ----------
Less than $22.01..................................................................    0.25%
$22.01 to $24.50..................................................................    0.3125%
Greater than $24.50...............................................................    0.375%

Based on the closing price of EQR common shares on July 19, 1999, their fee would be approximately $1.8 million. Glenn C. Pollack, a managing director of Brown Gibbons Lang, is a trustee of Lexford.

                            MANAGEMENT AND OPERATION
                            OF EQR AFTER THE MERGER

    Upon the completion of the merger, the executive officers and trustees of EQR will continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. Leslie Fox, Executive Vice President and Chief Operating Officer of Lexford, is expected to become President of the Lexford Division of EQR following the merger. Other executive officers of Lexford may also become officers or employees of EQR. However, as of the date of this joint proxy statement/ prospectus, there were no understandings or arrangements with respect to any other Lexford executive officer becoming an officer or employee of EQR.

                  PROPOSAL TO AMEND EQR'S DECLARATION OF TRUST

    If the amendment is approved, EQR's Declaration will be amended in the merger to provide for shareholder approval of future mergers only when required under Maryland law. In 1997, Maryland law regarding shareholder approval of mergers was amended to substantially conform to the rules of the NYSE. Under Maryland law, as amended, a merger or consolidation of a Maryland REIT surviving the merger or consolidation is required to be approved only by its board of trustees if: (1) the merger or consolidation does not reclassify or change the REIT's outstanding shares or otherwise amend its declaration of trust and (2) the number of shares to be issued or delivered in the merger or consolidation is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. EQR's Declaration of Trust as presently in effect requires all mergers or consolidations, regardless of size, to be approved by holders of a majority of the outstanding EQR common shares. Therefore, the amendment, if approved, will provide EQR with added flexibility to react to acquisition opportunities, including the ability to engage in acquisitions which may not otherwise be feasible due to the time involved in obtaining shareholder approval. In addition, if it is approved, the amendment will eliminate the costs relating to shareholder approval presently required with respect to merger or consolidation transactions of limited size. Mergers or consolidations subject to shareholder approval will continue to require the affirmative vote of the holders of not less than a majority of the EQR shares entitled to vote on the merger or consolidation. The text of the amendment is attached as Exhibit A to Appendix B to this joint proxy statement/ prospectus.

    The EQR Declaration of Trust permits the Declaration to be amended in connection with a merger approved by the EQR shareholders. Because EQR's Declaration will be amended as part of the merger, approval of the merger would constitute approval of the amendment. However, the EQR Board of Trustees is requesting EQR common shareholders to approve the amendment separately. If the amendment is not separately approved, EQR's Declaration will not be amended in the merger.

    The amendment must be approved by the affirmative vote of the majority of the votes cast on the matter by EQR common shareholders at the EQR special meeting, provided a quorum is present. The approval of the merger is not conditioned upon the approval of the amendment by the EQR shareholders. In the event that the merger is approved by the EQR shareholders but the amendment is not separately approved, the amendment will not take effect.

    The Board of Trustees of EQR unanimously recommends that you vote for the amendment.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

    Upon the completion of the merger, the shareholders of Lexford will become shareholders of EQR. The rights of Lexford shareholders are presently governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the Lexford Declaration of Trust and the Lexford Bylaws. The rights of EQR's shareholders are presently governed by Title 8, the EQR Declaration of Trust and the EQR Bylaws. After the merger, the rights of former Lexford shareholders will be governed by Title 8, the EQR Declaration of Trust and the EQR Bylaws.

    The following discussion summarizes certain significant differences between the rights of shareholders of EQR and Lexford. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Title 8, the EQR Declaration of Trust and Bylaws and the Lexford Declaration of Trust and Bylaws. Rights of the shareholders of EQR and Lexford which are the same and will remain so after the merger are not discussed.

AUTHORIZED AND ISSUED SHARES

    The Lexford Declaration of Trust authorizes the issuance of 110,000,000 shares of beneficial interest, $.01 par value per share, of which 5,000,000 are Lexford preferred shares, 50,000,000 are Lexford common shares, 50,000,000 are Lexford excess common shares and 5,000,000 are Lexford excess preferred shares. As of June 30, 1999, 9,554,228 Lexford common shares, and no shares of any other class, were issued and outstanding.

    The EQR Declaration of Trust currently authorizes the issuance of 450,000,000 shares of beneficial interest, of which 350,000,000 are EQR common shares, par value $.01 per share, and 100,000,000 are EQR preferred shares, par value $.01 per share, which may be issued from time to time in one or more series. EQR has established and issued twelve series of preferred shares, designated series A through L.

SPECIAL MEETINGS

    The Lexford Bylaws provide that special meetings of the shareholders of Lexford may be called by the Board of Trustees. No officer, trustee or shareholder has the authority to call a meeting of shareholders without the express authorization of the Lexford Board of Trustees.

    The EQR Bylaws provide that the Chairman, the President or one-third of the trustees of EQR may call a special meeting of EQR's shareholders. Also, a special meeting may be called by the Secretary of EQR upon the written request of EQR shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting.

BOARDS OF TRUSTEES

    The Lexford Declaration of Trust provides for a Board of Trustees consisting of not more than 17 nor less than three trustees. The Lexford Declaration of Trust states that the trustees of Lexford shall be divided into three classes with the term of each class expiring at the annual meeting of Lexford shareholders in the third year following their election. The number of trustees in any class shall not exceed six. The Lexford Declaration of Trust also provides that a trustee may be removed (1) only with cause by the affirmative vote of the holders of not less than a majority of the shares of beneficial interest then outstanding and entitled to vote generally in the election of trustees, or (2) with or without cause, by the affirmative vote of a majority of the remaining members of the Board of Trustees. The Lexford Declaration of Trust does not define cause.

    The EQR Declaration of Trust provides for a Board of Trustees consisting of not more than 15 nor less than two trustees. The EQR Declaration of Trust states that the trustees of EQR shall be divided into three classes, as nearly as equal in number as possible, with the term of each class of trustees expiring at the annual meeting of EQR shareholders in the third year following their election. The EQR Declaration of Trust also provides that a trustee may be removed only with cause, by the vote of the holders of not less than two-thirds of the shares of beneficial interest then outstanding and entitled to vote in the election of trustees. The EQR Declaration of Trust defines "cause" as (1) material theft, fraud or embezzlement or active and deliberate dishonesty by a trustee, (2) habitual neglect of duty by a trustee having a material and adverse significance to EQR, or (3) the conviction of a trustee of a felony or of any crime involving moral turpitude.

AMENDMENT TO DECLARATION OF TRUST AND BYLAWS

    The Lexford Declaration of Trust provides that the Lexford Board of Trustees may, by a two-thirds vote, amend the Lexford Declaration of Trust from time to time without any action by the shareholders in order to qualify as a REIT under the Internal Revenue Code or under Title 8. The Lexford Declaration of Trust provides that the power to adopt, alter and repeal the Bylaws of Lexford is vested exclusively in the Lexford Board of Trustees.

    The EQR Declaration of Trust provides that the EQR Board of Trustees may, by a two-thirds vote, amend the EQR Declaration of Trust from time to time in order to enable EQR to qualify as a REIT under the Internal Revenue Code and under Title 8. Except as set forth in the previous sentence, in the terms of the EQR preferred shares or with regard to amendments effectuated pursuant to a merger, the EQR Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of the shares of beneficial interest then outstanding and entitled to vote on the matter. The EQR Declaration also provides that the EQR Board of Trustees, without any action by the shareholders, shall have and may exercise, on behalf of EQR, without limitation, the power to terminate the status of EQR as a REIT under the Internal Revenue Code. The EQR Bylaws provide that the EQR Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the EQR Bylaws or make new EQR Bylaws.

MERGERS, CONSOLIDATIONS, AND SALE OF SUBSTANTIALLY ALL ASSETS

    The Lexford Declaration of Trust provides that a merger will not take effect until it has been approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter.

    The Lexford Declaration of Trust provides that the Lexford Board of Trustees has the power to sell all or substantially all of the assets of Lexford. If a sale of all or substantially all of the assets of Lexford is made outside of the ordinary course of business and for consideration other than money or the assumption of debt, then that sale must be approved by the affirmative vote of the holders of a majority of the outstanding Lexford shares entitled to vote on that matter.

    The EQR Declaration of Trust provides that the affirmative vote of the holders of a majority of the EQR common shares is required to approve a merger, consolidation, or the sale of all or substantially all, of the assets of EQR. If adopted, the amendment would amend the EQR Declaration of Trust in the merger to provide for shareholder approval of a merger or consolidation only when required under Maryland law.

RESTRICTIONS ON THE OWNERSHIP, TRANSFER OR ISSUANCE OF SHARES

    The Lexford Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, with respect to the Lexford common shares, more than 9.2% of the outstanding common equity shares of Lexford and, with respect to any class or series of preferred shares, more than 9.8% of the outstanding preferred shares of such class or series (the "Lexford Ownership Limit").

    Any transfer of Lexford shares that would (1) create a direct or indirect ownership of shares of beneficial interest, in any class, in excess of the Lexford Ownership Limit, (2) result in the shares of beneficial interest being owned by fewer than 100 persons, (3) result in Lexford being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) result in Lexford violating the securities laws or Maryland regulations, or (5) result in the failure of Lexford to qualify as a REIT within the meaning of the Internal Revenue Code or Title 8, will be void from the inception, and the intended transferee will acquire no rights to the Lexford shares causing the violation. The foregoing restrictions on transferability and ownership will not apply if the Lexford Board of Trustees determines that it is no longer in the best interests of Lexford to attempt to qualify, or to continue to qualify, as a REIT.

    Any shares of Lexford, the transfer of which would result in a person owning shares of any class or series in excess of the Lexford Ownership Limit with respect to that class or series, will automatically be converted into excess shares of the same class or series and be transferred to a charitable trust, the trustee of which shall be unaffiliated with Lexford.

    Any holder who acquires directly, indirectly or constructively a beneficial interest in shares of Lexford in excess of the Lexford Ownership Limit shall immediately give written notice to Lexford of the acquisition and shall provide Lexford any other information that Lexford may request in order to determine the effect, if any, of the acquisition or attempted acquisition on Lexford's status as a REIT.

    The Lexford excess shares held in the charitable trust shall be issued and outstanding, but the prohibited owner shall have no rights to the shares or the benefits from the shares except for limited rights upon dissolution or liquidation. The shares, and any distributions or dividends paid on the shares, shall be held for the benefit of the charitable beneficiary. As soon as reasonably practicable, and in an orderly fashion so as not to affect in a materially adverse manner the market price of the shares held in the charitable trust, the trustee shall sell the shares and pay the proceeds of the sale to the prohibited owner; provided, however, that if the price paid by the prohibited owner is less than the proceeds received by the trustee, the prohibited owner shall receive the lesser amount and the excess proceeds will be paid to the charitable beneficiary.

    The EQR Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (the "EQR Ownership Limit") of the lesser of the number of shares or value of the issued and outstanding shares of beneficial interest of EQR. The EQR Board of Trustees, upon receipt of a ruling from the Internal Revenue Code, an opinion of counsel or other evidence satisfactory to the EQR Board of Trustees and upon such other conditions as the EQR Board of Trustees may direct, may, provided that specified conditions are met, exempt a proposed transferee from the EQR Ownership Limit. The intended transferee must give written notice to EQR of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the EQR Ownership Limit.

    Any transfer of EQR common shares or EQR preferred shares that would (1) create a direct or indirect ownership of shares of beneficial interest in excess of the EQR Ownership Limit, (2) result in the shares of beneficial interest being owned by fewer than 100 persons, or (3) result in EQR being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be void ab initio, and the intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions on transferability and ownership will not apply if the EQR Board of Trustees determines that it is no longer in the best interests of EQR to attempt to qualify, or to continue to qualify, as a REIT.

    EQR's Declaration exempts from the EQR Ownership Limit certain persons and entities who would exceed the EQR Ownership Limit as a result of the exchange of the units of limited partnership in ERP Operating Limited Partnership for EQR common shares, which units were received by them at the time of EQR's formation. These persons may also acquire additional EQR common shares through EQR's Second Amended and Restated 1993 Share Option and Share Award Plan, but in no event will such persons be entitled to acquire additional shares of beneficial interest such that the five largest beneficial owners of EQR's shares of beneficial interest hold more than 50% in number or value of the total outstanding EQR shares.

    Any transfer of EQR common shares which would result in a person owning shares of beneficial interest in excess of the EQR Ownership Limit or cause EQR to become "closely held" under Section 856(h) of the Internal Revenue Code that is not otherwise permitted as provided above will automatically be transferred to a charitable trust, the trustee of which shall be unaffiliated with EQR.

    The EQR shares held in the charitable trust shall be issued and outstanding, but the prohibited owner shall have no rights to the shares or the benefits from the shares. The shares, and any distributions or dividends paid on the shares shall be held for the benefit of the charitable beneficiary. Within 20 days after the shares are transferred to the charitable trust, the trustee shall sell the shares and pay the proceeds of such sale to the prohibited owner; provided, however, that if the price paid by the prohibited owner is less than the proceeds received by the trustee, the prohibited owner shall receive the lesser amount.

    EQR's Declaration of Trust provides that all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or a lesser percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the lesser of the number or value of the outstanding shares of beneficial interest of EQR must give a written notice to EQR by January 31 of each year. In addition, each shareholder will upon demand be required to disclose to EQR in writing such information with respect to the direct, indirect and constructive ownership of EQR shares as the EQR Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

STANDARD OF CONDUCT FOR TRUSTEES

    The Lexford Declaration of Trust provides that a trustee shall perform his duties as a trustee, including his duties as a member of a committee of the Board of Trustees, in good faith, in a manner he reasonably believes to be in the best interest of Lexford and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

    The EQR Declaration of Trust contains no similar provision regarding the appropriate standards for trustees. Maryland corporation law requires a director of a Maryland corporation to perform his duties in good faith in a manner he reasonably believes to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. Although EQR is a trust and not a corporation, a Maryland court might look to these standards for corporate directors in evaluating the performance of trustees.

                                 LEGAL MATTERS

    Certain legal matters in connection with the merger will be passed upon for EQR by Rudnick & Wolfe, Chicago, Illinois. Errol R. Halperin, a partner of Rudnick & Wolfe, is a trustee of EQR.

Attorneys of Rudnick & Wolfe beneficially own less than 1% of the outstanding EQR common shares. Certain legal matters in connection with the merger will be passed upon for Lexford by Willkie Farr & Gallagher, New York, New York and Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio. H. Jeffrey Schwartz, a partner of Benesch, Friedlander, Coplan & Aronoff LLP, and a trustee of Lexford, beneficially owns 166,256 Lexford common shares. Ballard, Spahr, Andrews & Ingersoll, LLP Baltimore, Maryland, will pass upon certain matters of Maryland law relating to the merger agreement and Articles of Merger under Maryland law.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of EQR included in EQR's Annual Report on Form 10-K for the year ended December 31, 1998; the consolidated financial statements and schedules of Lexford included in Lexford's Annual Report on Form 10-K for the year ended December 31, 1998 and included in the Current Report of EQR on Form 8-K, dated June 30, 1999; and the Statements of Revenue and Certain Expenses of certain properties acquired by EQR in 1998, appearing in the Current Report of EQR on Form 8-K dated June 25, 1998, as set forth in their reports, which are incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

    The consolidated financial statements of Merry Land & Investment Company, Inc. appearing in EQR's Current Report on Form 8-K, dated July 23, 1998, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this joint proxy statement/prospectus in reliance upon the authority of that firm as experts in accounting and auditing.

                                    AUDITORS

    Representatives of Ernst & Young LLP will be present at the special meetings and will have the opportunity to make a statement to the shareholders if they desire. In addition, the representatives of Ernst & Young LLP will be available to respond to appropriate shareholder questions.

                          FUTURE SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of EQR must have been received by the Secretary of EQR not later than November 30, 1999 for inclusion in the proxy materials for that meeting. If any business should properly come before that meeting other than that which is stated in the proxy materials for that meeting then, if the Secretary of EQR does not receive notice of such matter at the executive offices of EQR between October 31, 1999 and November 30, 1999, the persons designated in the proxy form for that meeting will have discretionary authority to vote or refrain from voting on any such proposal.

    Due to the contemplated completion of the merger, Lexford does not currently expect to hold a 2000 Annual Meeting of Shareholders. However, in the event that the merger is not completed and Lexford's annual meeting is held on its assigned date, to be eligible for inclusion in Lexford's proxy materials for that meeting, proposals of shareholders of Lexford must have been received by the Secretary of Lexford no later than December 31, 1999. If any business should properly come before that meeting other than that which is stated in the proxy materials for that meeting then, if Lexford does not receive notice of such matter by February 9, 2000, the persons designated in the proxy form for that meeting will have discretionary authority to vote or refrain from voting on any such proposal.

                      WHERE YOU CAN FIND MORE INFORMATION

    EQR has filed a registration statement on Form S-4 to register with the SEC the EQR common shares to be issued to Lexford shareholders in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about EQR and Lexford. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    In addition, EQR and Lexford file annual, quarterly and special reports, proxy statements and other information with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy any reports, statements or other information we file at the following locations of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20539

New York Regional Office
7 World Trade Center
Suite 1300
New York, New York 10048

Chicago Regional Office
Citicorp Center
500 West Madison Street
Suite 1400
Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at HTTP://WWW.SEC.GOV. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

    The SEC allows us to "incorporate by reference" information into this joint proxy statement/ prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

EQR SEC FILINGS (FILE NO. 1-12252)            DESCRIPTION OR PERIOD/AS OF DATE
--------------------------------------------  --------------------------------------------
Annual Report on Form 10-K                    Year ended December 31, 1998

Quarterly Report on Form 10-Q                 Quarter ended March 31, 1999

Current Reports on Form 8-K                   Dated June 25, 1998, July 23, 1998 (report
                                              on Form 8-K and Form 8-K/A), February 24,
                                              1999, and June 30, 1999 (two reports on Form
                                              8-K)

Proxy Statement                               Dated March 31, 1999

Registration Statement on Form 8-A/A dated    Description of EQR common shares
August 10, 1993

Registration Statement on Form S-11 (No.      Information prescribed by Items 12, 13, 14,
33-80420) dated July 20, 1994, as amended     15 and 16 of such registration statement

LEXFORD SEC FILINGS (FILE NO. 1-13951)        DESCRIPTION OR PERIOD/AS OF DATE
--------------------------------------------  --------------------------------------------

Annual Report on Form 10-K                    Year ended December 31, 1998

Quarterly Report on Form 10-Q                 Quarter ended March 31, 1999

Current Reports on Form 8-K                   Dated June 30, 1999 and April 1, 1998

Proxy Statement                               Dated March 25, 1999

Registration Statement on Form S-3 (No.       Information prescribed by Items 13, 14, 15
333-49269) dated April 2, 1998, as amended    and 16(a) of Form S-11 included in such
                                              registration statement

    EQR and Lexford also incorporate by reference in this joint proxy statement/prospectus additional documents that are filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this joint proxy statement/prospectus to the date of the special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

    EQR has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to EQR and Lexford has supplied all such information relating to Lexford.

    If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606
Tel.: (312) 474-1300
Attention: Cynthia McHugh, Senior Vice President - Investor Relations

Lexford Residential Trust
The Huntington Center
41 South High Street
Suite 2410
Columbus, Ohio 43215
Tel.: (614) 242-3850
Attention: Carol Merry,
Director of Communications and Investor Relations

    If you would like to request documents from us, please do so by
                   , 1999 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or other equally prompt means, within one business day after we receive your request.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER OR EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH OFFERS OR REQUESTS, THEN THE OFFER AND REQUEST PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
EQUITY RESIDENTIAL PROPERTIES TRUST--PRO FORMA

  Summary Historical Financial Data and Summary Unaudited Pro Forma Combined Financial Data................        F-2

  Basis of Presentation to Unaudited Pro Forma Combined Balance Sheet as of March 31,
    1999...................................................................................................        F-3

  Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999..........................................        F-4

  Basis of Presentation to Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended
    March 31, 1999.........................................................................................        F-5

  Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 1999...........        F-6

  Basis of Presentation to Unaudited Pro Forma Combined Statement of Operations for the Year Ended December
    31, 1998...............................................................................................        F-7

  Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1998................        F-8

  Notes to Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999.................................        F-9

  Notes to Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31,
    1999...................................................................................................       F-13

  Notes to Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1998.......       F-15

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                 SUMMARY HISTORICAL FINANCIAL DATA AND SUMMARY
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                              HISTORICAL       HISTORICAL
                                                 THREE            THREE       PRO FORMA THREE       PRO FORMA
                                             MONTHS ENDED     MONTHS ENDED      MONTHS ENDED       YEAR ENDED
                                            MARCH 31, 1999   MARCH 31, 1998    MARCH 31, 1999   DECEMBER 31, 1998
                                            ---------------  ---------------  ----------------  -----------------
                                                      (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
OPERATING DATA:

Total revenues............................   $     416,237    $     286,341    $      455,196     $   1,763,004
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Income before gain on disposition of
  properties, net and allocation to
  Minority Interests......................   $      79,264    $      59,406    $       83,309     $     299,329
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income................................   $      93,554    $      57,587    $       97,458     $     281,348
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income available to common shares.....   $      64,177    $      35,895    $       68,081     $     163,813
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income per weighted average common
  share outstanding.......................   $        0.54    $        0.38    $         0.55     $        1.35
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Net income per weighted average common
  share outstanding-- assuming dilution...   $        0.54    $        0.38    $         0.55     $        1.34
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Weighted average common shares
  outstanding.............................         118,956           93,361           123,380           121,598
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Weighted average common shares
  outstanding--assuming dilution..........         132,733          104,100           137,186           136,209
                                            ---------------  ---------------  ----------------  -----------------
                                            ---------------  ---------------  ----------------  -----------------
Distributions declared per common share
  outstanding.............................   $        0.71    $        0.67
                                            ---------------  ---------------
                                            ---------------  ---------------

BALANCE SHEET DATA (AT END OF PERIOD):
  Real estate, after accumulated
    depreciation..........................   $  10,267,952    $   6,854,535    $   11,001,108
  Total assets............................   $  10,701,961    $   7,329,342    $   11,486,055
  Total debt..............................   $   4,567,662    $   2,786,096    $    5,123,119
  Minority Interests......................   $     434,399    $     282,240    $      442,381
  Shareholders' equity....................   $   5,337,357    $   3,998,562    $    5,528,665

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                             COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1999

    The Unaudited Pro Forma Combined Balance Sheet as of March 31, 1999 gives effect to the proposed merger of Equity Residential Properties Trust ("EQR") and Lexford Residential Trust ("Lexford"). This event has been presented as if it had occurred on March 31, 1999. The Unaudited Pro Forma Combined Balance Sheet gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary have been made to reflect the effects of the merger.

    The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of EQR and Lexford would have been at March 31, 1999, nor does it purport to represent the future combined financial position of EQR and Lexford. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Lexford incorporated by reference into this joint proxy statement/prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                     PRO FORMA          EQR
                                                           EQR         LEXFORD         MERGER        PRO FORMA
                                                       HISTORICAL    HISTORICAL(A) ADJUSTMENTS(B)    COMBINED
                                                      -------------  ------------  --------------  -------------
ASSETS
Investment in real estate, net......................  $  10,267,952   $  574,143     $  159,013(C) $  11,001,108
Cash and cash equivalents...........................         10,738          787             --(D)        11,525
Investment in mortgage notes, net...................         86,913           --                          86,913
Rent receivables....................................          1,765          621                           2,386
Deposits--restricted................................         48,276        4,919                          53,195
Escrow deposits--mortgage...........................         66,737       17,639                          84,376
Deferred financing costs, net.......................         26,363        3,407         (3,407)(E)        26,363
Intangible assets, net..............................             --        3,337         (3,337)(F)            --
Other assets........................................        193,217       18,495          8,477(G)       220,189
                                                      -------------  ------------  --------------  -------------
    Total assets....................................  $  10,701,961   $  623,348     $  160,746    $  11,486,055
                                                      -------------  ------------  --------------  -------------
                                                      -------------  ------------  --------------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable..............................  $   2,353,479   $  492,591     $    9,581(H) $   2,855,651
Notes, net..........................................      2,049,183        3,019                       2,052,202
Lines of credit.....................................        165,000       27,626         22,640(I)       215,266
Accounts payable and accrued expenses...............         88,299       10,665                          98,964
Accrued interest payable............................         60,685        4,395                          65,080
Rents received in advance and other liabilities.....         64,240        6,246                          70,486
Security deposits...................................         37,013        3,909                          40,922
Distributions payable...............................        112,306        4,132                         116,438
Deferred compensation...............................             --       13,143        (13,143)(J)            --
                                                      -------------  ------------  --------------  -------------
    Total liabilities...............................      4,930,205      565,726         19,078        5,515,009
                                                      -------------  ------------  --------------  -------------

Commitments and contingencies

Minority Interests..................................        434,399           --          7,982(K)       442,381
                                                      -------------  ------------  --------------  -------------

Shareholders' equity:
Common shares.......................................          1,193           96            (52)(L)         1,237
Preferred shares....................................      1,410,414           --                       1,410,414
Paid in capital.....................................      4,196,538       66,213        125,051(M)     4,387,802
Employee notes......................................         (4,826)          --                          (4,826)
Distributions in excess of accumulated earnings.....       (265,962)       6,053         (6,053)(N)      (265,962)
Treasury shares.....................................             --      (14,740)        14,740(O)            --
                                                      -------------  ------------  --------------  -------------
    Total shareholders' equity......................      5,337,357       57,622        133,686        5,528,665
                                                      -------------  ------------  --------------  -------------
    Total liabilities and shareholders' equity......  $  10,701,961   $  623,348     $  160,746    $  11,486,055
                                                      -------------  ------------  --------------  -------------
                                                      -------------  ------------  --------------  -------------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

    The Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1999 gives effect to the proposed merger of EQR and Lexford. This event has been presented as if it had occurred on January 1, 1999. The Unaudited Pro Forma Combined Statement of Operations gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all significant adjustments necessary have been made to reflect the effects of the merger.

    The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and Lexford would have been for the three months ended March 31, 1999, nor does it purport to represent the future combined results of operations of EQR and Lexford. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Lexford incorporated by reference into this joint proxy statement/prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                          PRO FORMA        EQR
                                                                EQR         LEXFORD        MERGER       PRO FORMA
                                                            HISTORICAL   HISTORICAL(AA)  ADJUSTMENTS    COMBINED
                                                            -----------  -------------  -------------  -----------
REVENUES
Rental income.............................................   $ 406,062     $  37,788      $             $ 443,850
Fee and asset management..................................       1,234           671                        1,905
Interest income--investment in mortgage notes.............       2,895            --                        2,895
Interest and other income.................................       6,046           500                        6,546
                                                            -----------  -------------       ------    -----------
    Total revenues........................................     416,237        38,959             --       455,196
                                                            -----------  -------------       ------    -----------
                                                            -----------  -------------       ------    -----------
EXPENSES
Property and maintenance..................................      97,047        11,219                      108,266
Real estate taxes and insurance...........................      42,048         3,164                       45,212
Property management.......................................      14,201         2,767                       16,968
Fee and asset management..................................         867            --                          867
Depreciation..............................................      96,901         5,969            213 (BB    103,083
Amortization of intangible assets.........................          --           166           (166)(CC)         --
Interest:
  Expense incurred........................................      79,197        11,124           (388)(DD)     89,933
  Amortization of deferred financing costs................         845           123           (123)(EE)        845
General and administrative................................       5,867         1,235           (389)(FF)      6,713
                                                            -----------  -------------       ------    -----------
    Total expenses........................................     336,973        35,767           (853)      371,887
                                                            -----------  -------------       ------    -----------
                                                            -----------  -------------       ------    -----------
Income before gain on disposition of properties, net,
  allocation to Minority Interests, extraordinary gain and
  cumulative effect of change in accounting principle.....      79,264         3,192            853        83,309
Gain on disposition of properties, net....................      21,416            22                       21,438
                                                            -----------  -------------       ------    -----------
Income before allocation to Minority Interests,
  extraordinary gain and cumulative effect of change in
  accounting principle....................................     100,680         3,214            853       104,747
  (Income) allocated to Minority Interests................      (7,126)           --           (163)(GG)     (7,289)
  Extraordinary gain......................................          --           189           (189)(HH)         --
  Cumulative effect of change in accounting principle.....          --          (700)           700 (II         --
                                                            -----------  -------------       ------    -----------
Net income................................................      93,554         2,703          1,201        97,458
Preferred distributions...................................     (29,377)           --                      (29,377)
                                                            -----------  -------------       ------    -----------
Net income available to common shares.....................   $  64,177     $   2,703      $   1,201     $  68,081
                                                            -----------  -------------       ------    -----------
                                                            -----------  -------------       ------    -----------
Net income per weighted average common share
  outstanding.............................................   $    0.54                                  $    0.55
                                                            -----------                                -----------
                                                            -----------                                -----------
Net income per weighted average common share
  outstanding--assuming dilution..........................   $    0.54                                  $    0.55
                                                            -----------                                -----------
                                                            -----------                                -----------
Weighted average common shares outstanding................     118,956                        4,424(JJ)    123,380
                                                            -----------                      ------    -----------
                                                            -----------                      ------    -----------
Weighted average common shares outstanding--assuming
  dilution................................................     132,733                        4,453(KK)    137,186
                                                            -----------                      ------    -----------
                                                            -----------                      ------    -----------

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                  BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

    The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998 gives effect to the following:

    (a) the proposed merger of EQR and Lexford;

    (b) the merger between EQR and Merry Land & Investment Company, Inc. ("Merry Land") during 1998 for a total purchase price of approximately $2.2 billion;

    (c) the acquisitions of an additional 99 properties during 1998 for a total purchase price of approximately $1.7 billion;

    (d) the Common Share offerings in January, February, March and April 1998;

    (e) the repurchase of Common Shares in August and September 1998;

    (f) the public debt offerings in April, August and September 1998;

    (g) the mortgage financing of 15 previously unencumbered properties for $226 million;

    (h) the repayment of the outstanding mortgage balances on nine properties totaling $63.8 million; and

    (i) the disposition of 20 properties during 1998 for a total sales price of approximately $177 million.

All of these events have been presented as if they had occurred on January 1, 1998. The Unaudited Pro Forma Combined Statement of Operations gives effect to the merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all significant adjustments necessary have been made to reflect the effects of these transactions.

    The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and Lexford would have been for the year ended December 31, 1998, nor does it purport to represent the future combined results of operations of EQR and Lexford. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and Lexford incorporated by reference into this joint proxy statement/prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                   EQR                                  PRO FORMA           EQR
                             EQR       1998 PRE-MERGER          PRE-MERGER            LEXFORD            MERGER          PRO FORMA
                          HISTORICAL  ADJUSTMENTS (AAA)         PRO FORMA         HISTORICAL (NNN)     ADJUSTMENTS        COMBINED
                          ----------  ------------------     ----------------     ----------------   ---------------     ----------
REVENUES
Rental income...........  $1,293,560      $280,260(BBB)      $1,573,820               $139,088         $                 $1,712,908
Fee and asset
  management............       5,622                              5,622                  3,871                                9,493
Interest
  income--investment in
  mortgage notes........      18,564        (2,768)(CCC)         15,796                     --                               15,796
Interest and other
  income................      19,703         1,558(DDD)          21,261                  3,546                               24,807
                          ----------      --------           ----------------         --------         -------           ----------
    Total revenues......   1,337,449       279,050            1,616,499                146,505              --            1,763,004
                          ----------      --------           ----------------         --------         -------           ----------
EXPENSES
Property and
  maintenance...........     326,567        73,850(EEE)         400,417                 45,453                              445,870
Real estate taxes and
  insurance.............     126,009        31,850(FFF)         157,859                 11,359                              169,218
Property management.....      52,705                             52,705                 12,505                               65,210
Fee and asset
  management............       4,207                              4,207                     --                                4,207
Depreciation............     301,869        74,796(GGG)         376,665                 20,145           4,583(OOO)         401,393
Amortization of
  intangible assets.....                                             --                    943            (943)(PPP)             --
Interest:
  Expense incurred......     246,585        60,612(HHH)         307,197                 42,924          (1,551)(QQQ)        348,570
  Amortization of
    deferred financing
    costs...............       2,757                              2,757                    432            (432)(RRR)          2,757
General and
  administrative........      21,718                             21,718                  6,287          (1,555)(SSS)         26,450
Performance equity
  plan..................          --                                 --                  2,488          (2,488)(TTT)             --
Non-recurring costs.....          --                                 --                  2,685          (2,685)(TTT)             --
Real estate impairment
  loss..................          --                                 --                  1,014          (1,014)(TTT)             --
Loss on sale of third
  party management
  business..............          --                                 --                  6,300          (6,300)(TTT)             --
                          ----------      --------           ----------------         --------         -------           ----------
    Total expenses......   1,082,417       241,108            1,323,525                152,535         (12,385)           1,463,675
                          ----------      --------           ----------------         --------         -------           ----------
Income/(loss) before
  gain on disposition of
  properties, net,
  allocation to Minority
  Interests and
  extraordinary gain....     255,032        37,942              292,974                 (6,030)         12,385              299,329
  Gain on disposition of
    properties, net.....      21,703       (21,703)(III)             --                    498                                  498
                          ----------      --------           ----------------         --------         -------           ----------
Income/(loss) before
  allocation to Minority
  Interests and
  extraordinary gain....     276,735        16,239              292,974                 (5,532)         12,385              299,827
  (Income) allocated to
    Minority
    Interests...........     (18,529)          144(JJJ)         (18,385)                    --             (94)(UUU)        (18,479)
  Extraordinary gain....          --                                 --                    631            (631)(TTT)             --
                          ----------      --------           ----------------         --------         -------           ----------
Net income/(loss).......     258,206        16,383              274,589                 (4,901)         11,660              281,348
Preferred
  distributions.........     (92,917)      (24,618)(KKK)       (117,535)                    --                             (117,535)
                          ----------      --------           ----------------         --------         -------           ----------
Net income/(loss)
  available to Common
  Shares................  $  165,289      $ (8,235)          $  157,054               $ (4,901)        $11,660           $  163,813
                          ----------      --------           ----------------         --------         -------           ----------
                          ----------      --------           ----------------         --------         -------           ----------
Net income per weighted
  average Common Share
  outstanding...........  $     1.65                         $     1.34                                                  $     1.35
                          ----------                         ----------------                                            ----------
                          ----------                         ----------------                                            ----------
Net income per weighted
  average Common Share
  outstanding-- assuming
  dilution..............  $     1.63                         $     1.33                                                  $     1.34
                          ----------                         ----------------                                            ----------
                          ----------                         ----------------                                            ----------
Weighted average Common
  Shares Outstanding....     100,370                            117,174(LLL)                             4,424(VVV)         121,598
                          ----------                         ----------------                          -------           ----------
                          ----------                         ----------------                          -------           ----------
Weighted average Common
  Shares
  outstanding--assuming
  dilution..............     112,578                            131,756(MMM)                             4,453(WWW)         136,209
                          ----------                         ----------------                          -------           ----------
                          ----------                         ----------------                          -------           ----------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(A)        Certain reclassifications have been made to Lexford's historical balance sheet to conform to EQR's balance sheet presentation.

(B) Represents adjustments to record the merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $784,094 assuming a market value of $45.07 per share for EQR's common shares, as follows:

               Lexford common shares issued and outstanding at March 31, 1999........      9,554
               Exchange ratio........................................................  $   0.463
                                                                                       ---------

               EQR common shares issued in merger....................................      4,424
               EQR share price.......................................................  $   45.07
                                                                                       ---------

               Fair market value of EQR common shares issued in merger...............  $ 199,390
               Assumption of Lexford's debt..........................................    523,236
               Adjustment to increase the assumed Lexford debt to fair value (see
                 Note H).............................................................      9,581
               Assumption of Lexford's other liabilities.............................     29,347
               Merger costs (see calculation below)..................................     22,540
                                                                                       ---------
               Total purchase price..................................................  $ 784,094
                                                                                       ---------
                                                                                       ---------

           The following is a calculation of the estimated fees and other expenses related to the merger:

               Employee termination and transition payroll costs.....................  $   6,106
               Advisory fees.........................................................      5,784
               Legal and accounting fees.............................................      3,650
               Mortgage assumption fees..............................................      4,931
               Other, including printing, filing and transfer costs..................      2,069
                                                                                       ---------
               Total merger costs....................................................  $  22,540
                                                                                       ---------
                                                                                       ---------

(C)        Represents the estimated increase in Lexford's investment in real estate, net based upon EQR's purchase price and the adjustments to eliminate the basis of Lexford's net assets acquired:

               Purchase price (see note B)...........................................  $ 784,094
               Less: Historical basis of Lexford's net assets acquired:
                   Investment in real estate, net....................................   (574,143)
                   Investment in Lexford's unconsolidated real estate partnerships
                     and managed units...............................................    (10,813)
                   Other assets......................................................    (27,984)
               Less: Adjustment to increase Lexford's unconsolidated real estate
                 partnerships and managed units to fair value........................    (12,141)
                                                                                       ---------
               Step-up to record fair value of Lexford investment in real estate.....  $ 159,013
                                                                                       ---------
                                                                                       ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(D)        No change in cash and cash equivalents has been estimated as follows:

               Expected payment for merger costs (see Note B)........................  $ (22,540)
               Expected payment for registration fees (see Note M)...................       (100)
               Expected repayment of Lexford line of credit..........................    (27,626)
               Expected EQR borrowings...............................................     50,266
                                                                                       ---------
               Net change in cash and cash equivalents...............................  $      --
                                                                                       ---------
                                                                                       ---------

(E)        Decrease due to the elimination of Lexford's deferred financing costs as a result of the merger......................................................  $  (3,407)
                                                                                       ---------
                                                                                       ---------

(F)        Decrease due to the elimination of Lexford's intangible assets as a result of the merger.............................................................  $  (3,337)
                                                                                       ---------
                                                                                       ---------

(G)        Increase in other assets reflects the following:

               Adjustment to increase Lexford's unconsolidated real estate partnerships and managed units to fair value........................  $  12,141
               Less: Elimination of Lexford's deferred shelf registration costs as a
                 result of the merger................................................     (3,664)
                                                                                       ---------
               Net increase in other assets..........................................  $   8,477
                                                                                       ---------
                                                                                       ---------

(H)        Increase in mortgage notes payable reflects the adjustment to increase the
           assumed Lexford debt to fair value........................................  $   9,581
                                                                                       ---------
                                                                                       ---------

(I)        Increase in lines of credit has been estimated as follows:

               Expected repayment of Lexford line of credit..........................  $ (27,626)
               Expected EQR borrowings...............................................     50,266
                                                                                       ---------
               Net increase in lines of credit.......................................  $  22,640
                                                                                       ---------
                                                                                       ---------

(J)        Decrease in deferred compensation reflects the full vesting and release of the historical cost of Lexford's common shares contributed to the Rabbi
           Trust as a result of the merger...........................................  $ (13,143)
                                                                                       ---------
                                                                                       ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(K) The pro forma allocation to the Minority Interests is based upon the percentage owned by such Minority Interests as follows:

               Total EQR pro forma combined shareholders' equity and Minority
                 Interests...........................................................  $5,971,046
               Less: Preferred shares................................................  (1,410,414)
                                                                                       ---------
                                                                                       4,560,632
               Minority Interests pro forma ownership percentage of ERP Operating
                 Limited Partnership (see Note M)....................................        9.7%
                                                                                       ---------
               Pro forma combined Minority Interests ownership in ERP Operating
                 Limited Partnership.................................................    442,381
               Historical Minority Interests ownership in ERP Operating Limited
                 Partnership.........................................................   (434,399)
                                                                                       ---------
               Adjustment to Minority Interests ownership in ERP Operating Limited
                 Partnership.........................................................  $   7,982
                                                                                       ---------
                                                                                       ---------

(L)        Decrease in common shares results from the elimination of 9,554 Lexford common shares at $0.01 par value net of the issuance of 4,424 additional
           EQR common shares at $0.01 par value as follows:

               Lexford common shares issued and outstanding at March 31, 1999........      9,554
               Multiplied by Lexford par value of common shares......................  $    0.01
                                                                                       ---------
               Par value of Lexford common shares at March 31, 1999..................  $      96
                                                                                       ---------
                                                                                       ---------
               EQR common shares issued in merger (see Note B).......................      4,424
               Multiplied by EQR par value of common shares..........................  $    0.01
                                                                                       ---------
               Par value of EQR common shares issued in merger.......................  $      44
                                                                                       ---------
                                                                                       ---------
               Par value of EQR common shares issued in merger.......................  $      44
               Less: Par value of Lexford common shares at March 31, 1999............        (96)
                                                                                       ---------
               Net decrease in common shares.........................................  $     (52)
                                                                                       ---------
                                                                                       ---------

(M)        Increase in paid in capital reflects the following:

               Fair market value of EQR common shares issued in merger (see Note
                 B)..................................................................  $ 199,390
               Less: Par value of EQR common shares issued in merger (see Note L)....        (44)
               Registration costs incurred as a result of the merger.................       (100)
               Less: Lexford historical paid in capital..............................    (66,213)
               Adjustment to Minority Interests ownership percentage in ERP Operating
                 Limited Partnership (see Note K)....................................     (7,982)
                                                                                       ---------
               Net increase in paid in capital.......................................  $ 125,051
                                                                                       ---------
                                                                                       ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                              AS OF MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

    The 9.7% Minority Interests ownership in EQR is calculated as follows:

                                                                                                   SHARES      UNITS
                                                                                                  ---------  ---------
               Lexford's historical shares issued and outstanding at March 31, 1999.............      9,554         --
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
               EQR's shares/units to be issued based on the 0.463 exchange ratio................      4,424      4,424
               EQR's historical shares/units issued and outstanding at March 31, 1999...........    119,299    132,534
                                                                                                  ---------  ---------
               EQR's pro forma shares/units issued and outstanding at March 31, 1999............    123,723    136,958
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
               EQR's pro forma ownership percentage of ERP Operating Limited Partnership........       90.3%
                                                                                                  ---------
                                                                                                  ---------
               Minority Interests pro forma ownership percentage of ERP Operating Limited
                 Partnership....................................................................        9.7%
                                                                                                  ---------
                                                                                                  ---------

(N)        Reflects the elimination of Lexford's distributions in excess of accumulated earnings
           to paid in capital, as a result of the merger........................................             $  (6,053)
                                                                                                             ---------
                                                                                                             ---------

(O)        Decrease in treasury shares reflects the full vesting and release of the historical cost of Lexford's common shares contributed to the Rabbi Trust as a result of the
           merger...............................................................................             $  14,740
                                                                                                             ---------
                                                                                                             ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(AA) Certain reclassifications have been made to Lexford's historical statement of operations to conform to EQR's statement of operations presentation.

(BB)       Represents the net increase in depreciation of real estate owned as a result of recording the Lexford real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives of buildings and furniture, fixtures and equipment are 30 years and
           5 years, respectively.

           The calculation of the fair value of depreciable real estate assets at March 31, 1999 is as follows:

               Historical basis of Lexford's investment in real estate, net.........  $ 574,143
               Plus: Step up to record fair value of Lexford investment in real
                 estate (see Note C)................................................    159,013
                                                                                      ---------
               Pro forma basis of Lexford's investment in real estate at fair
                 value..............................................................    733,156
               Less: Fair value allocated to land...................................    (59,732)
               Less: Fair value allocated to furniture, fixtures and equipment......    (13,684)
                                                                                      ---------
               Pro forma basis of Lexford's depreciable building at fair value......  $ 659,740
                                                                                      ---------
                                                                                      ---------

           The calculation of depreciation of investment in real estate for the three months ended March 31, 1999 is as follows:

               Pro forma basis of Lexford's depreciable building at fair value......  $ 659,740
               Divided by 30 year estimated useful life.............................         30
               Divided by 4 quarters................................................          4
                                                                                      ---------
               Pro forma building depreciation expense for the three months ended
                 March 31, 1999.....................................................  $   5,498
                                                                                      ---------
                                                                                      ---------
               Pro forma basis of Lexford's depreciable furniture, fixtures and equipment at fair value............................................  $  13,684
               Divided by 5 year estimated useful life..............................          5
               Divided by 4 quarters................................................          4
                                                                                      ---------
               Pro forma furniture, fixtures and equipment depreciation expense for
                 the three months ended March 31, 1999..............................  $     684
                                                                                      ---------
                                                                                      ---------
               Pro forma building depreciation expense for the three months ended
                 March 31, 1999.....................................................  $   5,498
               Pro forma furniture, fixtures and equipment depreciation expense for
                 the three months ended March 31, 1999..............................        684
                                                                                      ---------
               Pro forma depreciation expense for the three months ended March 31,
                 1999...............................................................      6,182
               Less: Historical Lexford depreciation of investment in real estate...     (5,969)
                                                                                      ---------
               Pro forma depreciation expense adjustment............................  $     213
                                                                                      ---------
                                                                                      ---------

(CC)       Decrease in amortization expense due to the elimination of Lexford's
           intangible assets as a result of the merger..............................  $    (166)
                                                                                      ---------
                                                                                      ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(DD)       Decrease in interest expense incurred reflects the following:

               EQR's expected borrowings net of the repayment on Lexford's line of credit.............................................................  $  22,640
               Multiplied by EQR's estimated cost of borrowings.....................       6.85%
               Divided by 4 quarters................................................          4
                                                                                      ---------
               Additional interest expense related to increase in EQR's expected
                 borrowings.........................................................        388
               Amortization of the premium required to record Lexford's debt at its
                 estimated fair value...............................................       (776)
                                                                                      ---------
               Net decrease in interest expense.....................................  $    (388)
                                                                                      ---------
                                                                                      ---------

(EE)       Decrease in amortization expense due to the elimination of Lexford's
           deferred financing costs as a result of the merger.......................  $    (123)
                                                                                      ---------
                                                                                      ---------

(FF)       Decrease due to the anticipated reduction of general and administrative
           costs as a result of the merger..........................................  $    (389)
                                                                                      ---------
                                                                                      ---------

(GG)       A portion of income was allocated to Minority Interests representing interests in ERP Operating Limited Partnership not owned by EQR. The pro forma allocation to Minority Interests (represented by OP Units) is based upon the percentage estimated to be owned by such Minority Interests as a
           result of the pro forma transactions.....................................  $    (163)
                                                                                      ---------
                                                                                      ---------

(HH)       Decrease due to the elimination of this non-recurring gain as a result of
           the merger...............................................................  $    (189)
                                                                                      ---------
                                                                                      ---------

(II)       Decrease due to the elimination of this non-recurring charge as a result
           of the merger............................................................  $     700
                                                                                      ---------
                                                                                      ---------

(JJ)       Increase in weighted average common shares outstanding is based on the conversion of Lexford common shares to EQR common shares at an exchange
           ratio of 0.463 EQR shares per Lexford share (see Note B).................      4,424
                                                                                      ---------
                                                                                      ---------

(KK)       Increase in weighted average common shares outstanding--assuming dilution is based on the following:

               EQR common shares issued in merger (see Notes B and JJ)..............      4,424
               Additional dilutive EQR incremental share options issued as a result
                 of the merger......................................................         29
                                                                                      ---------
               Net increase in weighted average common shares outstanding--assuming
                 dilution...........................................................      4,453
                                                                                      ---------
                                                                                      ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(AAA)      The 1998 Pre-Merger Adjustments column gives effect to the following:

               (a) The merger between EQR and Merry Land during 1998;
               (b) The EQR acquisitions of an additional 99 properties during
                   1998;
               (c) The EQR common share offerings in January, February, March and
                   April 1998;
               (d) The EQR repurchase of common shares in August and September
                   1998;
               (e) The EQR public debt offerings in April, August and September
                   1998;
               (f) The EQR mortgage financing of 15 previously unencumbered properties;
               (g) The EQR repayment of the outstanding mortgage balances on nine properties; and
               (h) The disposition of 20 properties during 1998.

           The above transactions are collectively referred to as the "1998
           Pre-Merger Adjustments" and are all presented as if they had occurred on January 1, 1998. See also the disclosures included in EQR's Annual
           Report on Form 10-K for the year ended December 31, 1998, incorporated herein by reference.

(BBB)      Increase reflects the net additional rental income resulting from the
           1998 Pre-Merger Adjustments for the period from January 1, 1998 through the respective transaction date of each event.................  $ 280,260
                                                                                   ---------
                                                                                   ---------

(CCC)      Decrease reflects the reduction of interest income on investment in mortgage notes collateralized by five of the properties acquired during 1998 to the extent that these properties are now considered to have been acquired on January 1, 1998.................................  $  (2,768)
                                                                                   ---------
                                                                                   ---------

(DDD)      Increase reflects the net additional interest and other income resulting from the 1998 Pre-Merger Adjustments for the period from
           January 1, 1998 through the respective transaction date of each
           event.................................................................  $   1,558
                                                                                   ---------
                                                                                   ---------

(EEE)      Increase reflects the net additional property and maintenance expense, which includes the elimination of third party management fees where
           EQR is providing onsite property management services, for the 1998
           Pre-Merger Adjustments for the period from January 1, 1998 through the respective transaction date of each event.............................  $  73,850
                                                                                   ---------
                                                                                   ---------

(FFF)      Increase reflects the net additional real estate tax and insurance expense resulting from the 1998 Pre-Merger Adjustments for the period from January 1, 1998 through the respective transaction date of each event.................................................................  $  31,850
                                                                                   ---------
                                                                                   ---------

(GGG)      Increase reflects the net additional depreciation expense resulting from the 1998 Pre-Merger Adjustments for the period from January 1,
           1998 through the respective transaction date of each event............  $  74,796
                                                                                   ---------
                                                                                   ---------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(HHH)      Increase reflects the net additional interest expense incurred resulting from the 1998 Pre-Merger Adjustments for the period from
           January 1, 1998 through the respective transaction date of each event or issuance date for each individual financing........................  $  60,612
                                                                                   ---------
                                                                                   ---------

(III)      Decrease reflects the assumption that the 20 properties disposed of during 1998 were actually disposed of prior to January 1, 1998........  $ (21,703)
                                                                                   ---------
                                                                                   ---------

(JJJ)      A portion of income was allocated to Minority Interests representing interests in ERP Operating Limited Partnership not owned by EQR. The pro forma allocation to Minority Interests (represented by OP Units)
           is based upon the percentage estimated to be owned by such Minority
           Interests as a result of the pro forma transactions...................  $     144
                                                                                   ---------
                                                                                   ---------

(KKK)      Increase reflects the additional preferred distributions which would have been incurred and payable by EQR for the Series H through L preferred shares for the period from January 1, 1998 through October
           18, 1998 assuming the Merry Land merger occurred on January 1, 1998...  $ (24,618)
                                                                                   ---------
                                                                                   ---------

(LLL)      Reflects the pro forma EQR common shares outstanding resulting from the January, February, March and April 1998 common share offerings and the Merry Land merger partially offset by the repurchase of EQR common shares in August and September 1998. The above transactions are all
           presented as if they had occurred on January 1, 1998..................    117,174
                                                                                   ---------
                                                                                   ---------

(MMM)      Reflects the pro forma EQR common shares outstanding--assuming dilution resulting from the January, February, March and April 1998 common share offerings and the Merry Land merger partially offset by the repurchase of EQR common shares in August and September 1998. In addition, the increase in pro forma EQR common shares
           outstanding--assuming dilution reflects the issuance of OP Units in connection with the Merry Land merger and the 99 additional properties acquired during 1998. The above transactions are all presented as if
           they had occurred on January 1, 1998..................................    131,756
                                                                                   ---------
                                                                                   ---------

(NNN) Certain reclassifications have been made to Lexford's historical statement of operations to conform to EQR's statement of operations presentation.

(OOO) Represents the net increase in depreciation of real estate owned as a result of recording the Lexford real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives of buildings and furniture, fixtures and equipment are 30 years and 5 years, respectively.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

           The calculation of depreciation of investment in real estate for the year ended December 31, 1998 is as follows:

               Pro forma basis of Lexford's depreciable building at fair value
                 (see Note BB)...................................................  $ 659,740
               Divided by 30 year estimated useful life..........................         30
                                                                                   ---------
               Pro forma building depreciation expense for the year ended
                 December 31, 1998...............................................  $  21,991
                                                                                   ---------
                                                                                   ---------
               Pro forma basis of Lexford's depreciable furniture, fixtures and equipment at fair value (see Note BB)...........................  $  13,684
               Divided by 5 year estimated useful life...........................          5
                                                                                   ---------
               Pro forma furniture, fixtures and equipment depreciation expense
                 for the year ended December 31, 1998............................  $   2,737
                                                                                   ---------
                                                                                   ---------
               Pro forma building depreciation expense for the year ended
                 December 31, 1998...............................................  $  21,991
               Pro forma furniture, fixtures and equipment depreciation expense
                 for the year ended December 31, 1998............................      2,737
                                                                                   ---------
               Pro forma depreciation expense for the year ended December 31,
                 1998............................................................     24,728
               Less: Historical Lexford depreciation of investment in real
                 estate..........................................................    (20,145)
                                                                                   ---------
               Pro forma depreciation expense adjustment.........................  $   4,583
                                                                                   ---------
                                                                                   ---------

(PPP)      Decrease in amortization expense due to the elimination of Lexford's
           intangible assets as a result of the merger...........................  $    (943)
                                                                                   ---------
                                                                                   ---------

(QQQ)      Decrease in interest expense incurred reflects the following:

               EQR's expected borrowings net of the repayment on Lexford's line of credit.......................................................  $  22,640
               Multiplied by EQR's estimated cost of borrowings..................       6.85%
                                                                                   ---------
               Additional interest expense related to increase in EQR's expected
                 borrowings......................................................  $   1,551
               Amortization of the premium required to record Lexford's debt at
                 its estimated fair value........................................     (3,102)
                                                                                   ---------
               Net decrease in interest expense..................................  $  (1,551)
                                                                                   ---------
                                                                                   ---------

(RRR)      Decrease in amortization expense due to the elimination of Lexford's
           deferred financing costs as a result of the merger....................  $    (432)
                                                                                   ---------
                                                                                   ---------

(SSS)      Decrease due to the anticipated reduction of general and
           administrative costs as a result of the merger........................  $  (1,555)
                                                                                   ---------
                                                                                   ---------

(TTT) Decrease due to the elimination of these non-recurring items as a result of the merger.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(UUU)      A portion of income was allocated to Minority Interests representing interests in ERP Operating Limited Partnership not owned by EQR. The pro forma allocation to Minority Interests (represented by OP Units)
           is based upon the percentage estimated to be owned by such Minority
           Interests as a result of the pro forma transactions...................  $     (94)
                                                                                   ---------
                                                                                   ---------

(VVV)      Increase in weighted average common shares outstanding is based on the conversion of Lexford common shares to EQR common shares at an
           exchange ratio of 0.463 EQR shares per Lexford share (see Note B).....      4,424
                                                                                   ---------
                                                                                   ---------

(WWW) Increase in weighted average common shares outstanding--assuming dilution is based on the following:

               EQR common shares issued in merger (see Notes B and VVV)..........      4,424
               Additional dilutive EQR incremental share options issued as a
                 result of the merger............................................         29
                                                                                   ---------
               Net increase in weighted average common shares
                 outstanding--assuming dilution..................................      4,453
                                                                                   ---------
                                                                                   ---------

                                   APPENDIX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                      EQUITY RESIDENTIAL PROPERTIES TRUST
                                      AND
                           LEXFORD RESIDENTIAL TRUST
                           DATED AS OF JUNE 30, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

              ARTICLE                                                                                                   PAGE
----------------------                                                                                                ---------
         1   THE MERGER.............................................................................................        A-8
             1.1        The Merger..................................................................................        A-8
             1.2        Closing.....................................................................................        A-8
             1.3        Effective Time..............................................................................        A-8
             1.4        Effects of Merger on EQR's Declaration of Trust and Bylaws..................................        A-8
             1.5        Trustees....................................................................................        A-9
             1.6        Effect on Shares of Beneficial Interest and Options.........................................        A-9
             1.7        Exchange Ratio..............................................................................        A-9

         2   REPRESENTATIONS AND WARRANTIES OF LEXFORD..............................................................        A-9
             2.1        Organization, Standing and Power of Lexford.................................................        A-9
             2.2        Lexford Subsidiaries........................................................................        A-9
             2.3        Capital Structure...........................................................................       A-11
             2.4        Other Interests.............................................................................       A-12
             2.5        Authority; Noncontravention; Consents.......................................................       A-12
             2.6        SEC Documents; Financial Statements; Undisclosed Liabilities................................       A-13
             2.7        Absence of Certain Changes or Events........................................................       A-14
             2.8        Litigation..................................................................................       A-14
             2.9        Properties..................................................................................       A-15
             2.10       Environmental Matters.......................................................................       A-17
             2.11       Related Party Transactions..................................................................       A-18
             2.12       Employee Benefits...........................................................................       A-18
             2.13       Employee Matters............................................................................       A-20
             2.14       Taxes.......................................................................................       A-20
             2.15       No Payments to Employees, Officers, Trustees or Directors...................................       A-21
             2.16       Brokers; Schedule of Fees and Expenses......................................................       A-21
             2.17       Compliance with Laws........................................................................       A-21
             2.18       Contracts; Debt Instruments.................................................................       A-22
             2.19       Opinion of Financial Advisor................................................................       A-24
             2.20       State Takeover Statutes.....................................................................       A-24
             2.21       Registration Statement......................................................................       A-24
             2.22       Development Properties......................................................................       A-24
             2.23       Investment Company Act of 1940..............................................................       A-24
             2.24       Trademarks, Patents and Copyrights..........................................................       A-24
             2.25       Insurance...................................................................................       A-24
             2.26       Definition of Knowledge of Lexford..........................................................       A-25
             2.27       Vote Required...............................................................................       A-25
             2.28       Deferred Compensation.......................................................................       A-25
             2.29       Year 2000...................................................................................       A-25

         3   REPRESENTATIONS AND WARRANTIES OF EQR..................................................................       A-25
             3.1        Organization, Standing and Power of EQR.....................................................       A-25
             3.2        Capital Structure...........................................................................       A-25
             3.3        Organization, Standing and Power of ERP Operating Partnership...............................       A-26
             3.4        Capital Structure of ERP Operating Partnership..............................................       A-26
             3.5        Authority; Noncontravention; Consents.......................................................       A-26
             3.6        SEC Documents; Financial Statements; Undisclosed Liabilities................................       A-27
             3.7        Absence of Certain Changes or Events........................................................       A-28

              ARTICLE                                                                                                   PAGE
----------------------                                                                                                ---------
             3.8        Litigation..................................................................................       A-28
             3.9        Properties..................................................................................       A-28
             3.10       Environmental Matters.......................................................................       A-29
             3.11       Taxes.......................................................................................       A-30
             3.12       Brokers; Schedule of Fees and Expenses......................................................       A-30
             3.13       Compliance with Laws........................................................................       A-30
             3.14       Contracts; Debt Instruments.................................................................       A-31
             3.15       State Takeover Statutes.....................................................................       A-31
             3.16       Registration Statement......................................................................       A-31
             3.17       Investment Company Act of 1940..............................................................       A-31
             3.18       Definition of Knowledge of EQR..............................................................       A-31
             3.19       Vote Required...............................................................................       A-31
             3.20       Employee Policies...........................................................................       A-31
             3.21       Insurance...................................................................................       A-31
             3.22       Year 2000...................................................................................       A-31

         4   COVENANTS..............................................................................................       A-31
             4.1        Acquisition Proposals.......................................................................       A-31
             4.2        Conduct of Lexford's Business Pending Merger................................................       A-32
             4.3        Conduct of EQR's Business Pending Merger....................................................       A-35
             4.4        Other Actions...............................................................................       A-36
             4.5        Filing of Certain Reports...................................................................       A-36
             4.6        Compliance with the Securities Act..........................................................       A-36

         5   ADDITIONAL COVENANTS...................................................................................       A-36
             5.1        Preparation of the Registration Statement and the Proxy Statement; Lexford Shareholders            A-36
                        Meeting and EQR Shareholders Meeting........................................................
             5.2        Access to Information: Confidentiality......................................................       A-38
             5.3        Best Efforts; Notification..................................................................       A-38
             5.4        Costs of Transaction........................................................................       A-38
             5.5        Tax Treatment...............................................................................       A-39
             5.6        Public Announcements........................................................................       A-39
             5.7        Listing.....................................................................................       A-39
             5.8        Letters of Accountants......................................................................       A-39
             5.9        Taxes.......................................................................................       A-39
             5.10       Benefit Plans and Other Employee Arrangements...............................................       A-40
             5.11       Indemnification.............................................................................       A-42
             5.12       Declaration of Dividends and Distributions..................................................       A-43
             5.13       Transfer of Lexford Assets After Effective Time.............................................       A-43
             5.14       Notices.....................................................................................       A-43
             5.15       Resignations................................................................................       A-43
             5.16       Third Party Management Agreements and Outside Management Agreements.........................       A-43
             5.17       Credit Facility.............................................................................       A-43
             5.18       Rabbi Trust.................................................................................       A-44
             5.19       Transfer of Shares..........................................................................       A-44

         6   CONDITIONS.............................................................................................       A-44
             6.1        Conditions to Each Party's Obligation to Effect the Merger..................................       A-44
             6.2        Conditions to Obligations of EQR............................................................       A-44
             6.3        Conditions to Obligations of Lexford........................................................       A-45

         7   TERMINATION, AMENDMENT AND WAIVER......................................................................       A-46

              ARTICLE                                                                                                   PAGE
----------------------                                                                                                ---------
             7.1        Termination.................................................................................       A-46
             7.2        Certain Fees and Expenses...................................................................       A-47
             7.3        Effect of Termination.......................................................................       A-48
             7.4        Amendment...................................................................................       A-49
             7.5        Extension; Waiver...........................................................................       A-49

         8   GENERAL PROVISIONS.....................................................................................       A-49
             8.1        Nonsurvival of Representations and Warranties...............................................       A-49
             8.2        Notices.....................................................................................       A-49
             8.3        Interpretation..............................................................................       A-50
             8.4        Counterparts................................................................................       A-50
             8.5        Entire Agreement; No Third-Party Beneficiaries..............................................       A-50
             8.6        Governing Law...............................................................................       A-50
             8.7        Assignment..................................................................................       A-50
             8.8        Enforcement.................................................................................       A-50
             8.9        Severability................................................................................       A-51
             8.10       Non-Recourse to Trustees and Officers.......................................................       A-51

                                    EXHIBITS

Exhibit "A"         --  Articles of Merger
Exhibit "B"         --  Capital Structure of EQR
Exhibit "C"         --  Opinion of Maryland Counsel
Exhibit "D"         --  Opinion of Lexford Counsel
Exhibit "E"         --  Opinion of Rudnick & Wolfe

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
Acquisition Proposal.................................................................................  4.1(a)
Affiliate............................................................................................  2.11
Affiliates...........................................................................................  4.6
Agreement............................................................................................  Preamble
AICPA Statement......................................................................................  5.8(a)
Articles of Merger...................................................................................  Recital B
assumed by EQR.......................................................................................  2.18(b)
Base Amount..........................................................................................  7.2
Break-Up Fee.........................................................................................  7.2
Break-Up Fee Tax Opinion.............................................................................  7.2
Change in Control Share Grants.......................................................................  2.3(b)
Closing..............................................................................................  1.2
Closing Date.........................................................................................  1.2
Closing Price........................................................................................  5.10(c)
Code.................................................................................................  Recital C
Commitment...........................................................................................  4.2(p)
Confidentiality Agreements...........................................................................  5.2
Consolidation........................................................................................  2.2(b)
Controlled Group Member..............................................................................  2.12
Debt Documents.......................................................................................  2.18(b)
Department...........................................................................................  1.3
Effective Time.......................................................................................  1.3
Employee Plan........................................................................................  2.12
Encumbrances.........................................................................................  2.9(a)
Environmental Laws...................................................................................  2.10
EQR..................................................................................................  Preamble
EQR Bylaws...........................................................................................  1.4
EQR Declaration......................................................................................  1.4
EQR Common Shares....................................................................................  1.7(a)
EQR Disclosure Letter................................................................................  Article 3
EQR Financial Statement Date.........................................................................  3.7
EQR Material Adverse Change..........................................................................  3.7
EQR Material Adverse Effect..........................................................................  3.1
EQR Properties.......................................................................................  3.9
EQR SEC Documents....................................................................................  3.6
EQR Shareholder Approvals............................................................................  3.5(a)
EQR Shareholders Meeting.............................................................................  5.1(b)
EQR Subsidiaries.....................................................................................  3.1
Equity Participation.................................................................................  2.18(b)
ERISA................................................................................................  2.12
ERP Operating Partnership............................................................................  3.2(c)
ERP Operating Partnership Agreement..................................................................  3.3
Exchange Act.........................................................................................  2.5(b)
Exchange Ratio.......................................................................................  1.7(a)
Expense Fee..........................................................................................  7.2
GAAP.................................................................................................  2.6
Governmental Entity..................................................................................  2.5(b)

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
Hart-Scott Act.......................................................................................  2.5(c)
Hazardous Substances.................................................................................  2.10
Incentive Equity Plan................................................................................  2.3(a)
immediate family.....................................................................................  2.11
include, includes or including.......................................................................  8.3
Indebtedness.........................................................................................  2.18(b)
Indemnified Parties..................................................................................  5.11(a)
IRS..................................................................................................  2.12(b)
Laws.................................................................................................  2.5(b)
Lexford..............................................................................................  Preamble
Lexford Capital Budget...............................................................................  2.9(c)
Lexford Common Shares................................................................................  1.7(a)
Lexford Disclosure Letter............................................................................  Article 2
Lexford Environmental Reports........................................................................  2.10
Lexford Financial Statement Date.....................................................................  2.7
Lexford Material Adverse Change......................................................................  2.7
Lexford Material Adverse Effect......................................................................  2.1
Lexford Option.......................................................................................  2.3(b)
Lexford Preferred Shares.............................................................................  2.3(a)
Lexford Properties...................................................................................  3.9(a)
Lexford Schedule 2.15A Personnel.....................................................................  5.10(b)
Lexford SEC Documents................................................................................  2.6
Lexford Shareholder Approvals........................................................................  2.5(a)
Lexford Shareholders Meeting.........................................................................  5.1(c)
Lexford Shares.......................................................................................  2.3(a)
Lexford Subsidiary Tax Return........................................................................  5.9(c)
Lexford Title Insurance Policy.......................................................................  2.9(b)
Lexford Tax..........................................................................................  5.9(d)
Lexford Tax Return...................................................................................  5.9(b)
Liens................................................................................................  2.2(b)
Merger...............................................................................................  Recital A
Notes................................................................................................  2.18(k)
NYSE.................................................................................................  5.6
1940 Act.............................................................................................  2.23
OP Units.............................................................................................  3.4
Outside Management Agreements........................................................................  2.18(f)
Payor................................................................................................  7.2
Pension Plan.........................................................................................  2.12
Performance Plan.....................................................................................  2.3(a)
Person...............................................................................................  2.2(a)
Plan.................................................................................................  5.10(c)
Prime Rate...........................................................................................  5.9(d)
Prior Plan...........................................................................................  5.10(a)
Property Restrictions................................................................................  2.9(a)
Proxy Statement......................................................................................  2.5(b)
Qualifying Income....................................................................................  7.2
Rabbi Trust..........................................................................................  2.3(b)
Recipient............................................................................................  7.2
Registration Statement...............................................................................  2.21
REIT.................................................................................................  2.14(b)

DEFINED TERM                                                                                           SECTION
-----------------------------------------------------------------------------------------------------  -----------
REIT Requirements....................................................................................  7.2
Release..............................................................................................  5.10(b)
Restricted Share Grants..............................................................................  2.3(b)
Restricted Stock Plan................................................................................  2.3(a)
Run-Off Policy.......................................................................................  5.11(a)
SEC..................................................................................................  2.5(b)
Second Quarter Dividend..............................................................................  5.12
Securities Act.......................................................................................  2.6
Severance Programs...................................................................................  5.10(b)
Shareholder Approvals................................................................................  3.5(a)
Shareholders Meetings................................................................................  5.1(c)
Subsidiary...........................................................................................  2.2(a)
Superior Acquisition Proposal........................................................................  4.1
Surviving Trust......................................................................................  1.1
Syndicated Subsidiary................................................................................  2.2(c)
Syndicated Subsidiary Debt...........................................................................  2.2(c)
Takeover Statute.....................................................................................  2.20
Tax Protection Agreements............................................................................  2.18(j)
Taxes................................................................................................  2.14(a)
Third Party..........................................................................................  2.18(e)
Third Party Management Agreements....................................................................  2.18(e)
Third Party Provisions...............................................................................  8.5
Title 8..............................................................................................  1.1
to the Knowledge of EQR..............................................................................  3.18
to the Knowledge of Lexford..........................................................................  2.26
Trading Day..........................................................................................  5.10(c)
Transfer and Gains Taxes.............................................................................  5.9
Welfare Plan.........................................................................................  2.12
written public statements............................................................................  5.6

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 30, 1999 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and LEXFORD RESIDENTIAL TRUST, a Maryland real estate investment trust ("Lexford").

                                R E C I T A L S:

    A. The Board of Trustees of EQR and the Board of Trustees of Lexford deem it advisable and in the best interests of their respective shareholders, subject to the conditions and other provisions contained herein, that EQR and Lexford shall combine their businesses by the merger of Lexford with and into EQR (the "Merger").

    B. Upon the terms and conditions set forth herein, EQR and Lexford shall execute Articles of Merger in substantially the form attached hereto as Exhibit "A" (the "Articles of Merger") and shall file such articles in accordance with Maryland law in order to effectuate the Merger.

    C. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    D. Lexford has received a fairness opinion relating to the Merger, as more fully described herein.

    E. EQR and Lexford desire to make certain representations, warranties and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), Lexford shall be merged with and into EQR, with EQR as the surviving entity (the "Surviving Trust").

    1.2 CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m. on the date to be specified by the parties, which (subject to satisfaction or waiver of the other conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties hereto.

    1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6 by the party entitled to the benefit of the same, EQR and Lexford shall execute and file the Articles of Merger, executed in accordance with Title 8, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 8. The Merger shall become effective (the "Effective Time") at such time as shall be specified in the Articles of Merger, but not exceeding 30 days after acceptance of the Articles of Merger for record by the Department. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

    1.4 EFFECTS OF MERGER ON EQR'S DECLARATION OF TRUST AND BYLAWS. The Second Amended and Restated Declaration of Trust of EQR (the "EQR Declaration") shall be amended at the Effective

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Time as provided in the Articles of Merger. The Third Amended and Restated
Bylaws of EQR (the "EQR Bylaws"), as amended and in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

    1.5 TRUSTEES. The trustees of the Surviving Trust shall continue to be the trustees of EQR immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.

    1.6 EFFECT ON SHARES OF BENEFICIAL INTEREST AND OPTIONS. The Merger shall have no effect on the shares of beneficial interest, options to purchase shares of beneficial interest and restricted share awards of EQR. The effect of the Merger on the shares, options and restricted share awards of Lexford shall be solely as provided herein and in the Articles of Merger.

    1.7  EXCHANGE RATIO.

        (a) The exchange ratio to be set forth in the Articles of Merger ("Exchange Ratio") shall be 0.463 of a common share of beneficial interest of EQR, $0.01 par value per share ("EQR Common Shares"), for each common share of beneficial interest of Lexford, $0.01 par value per share ("Lexford Common Shares") outstanding immediately prior to the Effective Time.

        (b) If, from the date hereof until the Effective Time, EQR (i) pays a dividend or makes a distribution on the EQR Common Shares in EQR Common Shares, (ii) subdivides the outstanding EQR Common Shares into a greater number of EQR Common Shares, or (iii) combines the outstanding EQR Common Shares into a smaller number of EQR Common Shares, the Exchange Ratio shall be adjusted to reflect the proportionate change in the number of outstanding EQR Common Shares.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF LEXFORD

    Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of Lexford in his capacity as such and delivered to EQR prior to the execution hereof (the "Lexford Disclosure Letter"), Lexford represents and warrants to EQR as follows:

    2.1 ORGANIZATION, STANDING AND POWER OF LEXFORD. Lexford is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. Lexford is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Lexford and the Lexford Subsidiaries (as defined below) taken as a whole (a "Lexford Material Adverse Effect"). Schedule 2.1 to the Lexford Disclosure Letter sets forth each jurisdiction in which Lexford is qualified or licensed to do business, as well as all assumed names under which Lexford conducts business in such jurisdictions. Lexford has previously delivered to EQR complete and correct copies of its Declaration of Trust and Bylaws, in each case, as amended or supplemented to the date of this Agreement.

    2.2 LEXFORD SUBSIDIARIES. Except as otherwise provided in the Lexford Disclosure Letter:

           (a) Schedule 2.2 to the Lexford Disclosure Letter sets forth:

                (i) each Subsidiary of Lexford;

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                (ii) the legal form of each Lexford Subsidiary, including the state or country of formation;

               (iii) the identity and ownership interest of each owner of such Lexford Subsidiary, including but not limited to the amount of securities of such Lexford Subsidiary owned by such owner;

                (iv) each apartment community and/or other real estate properties owned or under contract to be purchased by each Lexford Subsidiary, and separately setting forth each apartment community currently under development, if any;

                (v) each jurisdiction in which each Lexford Subsidiary is qualified or licensed to do business;

                (vi) each assumed name under which each Lexford Subsidiary conducts business in any jurisdiction; and

               (vii) certain additional information with respect to certain Lexford Subsidiaries.

As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity.

        (b) All the outstanding shares of capital stock of each Lexford Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by Lexford or by another Lexford Subsidiary, and
(C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and all equity interests in each Lexford Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Lexford, by another Lexford Subsidiary or by Lexford and another Lexford Subsidiary are owned free and clear of all Liens. Each Lexford Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Lexford Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Lexford Subsidiary is duly qualified or licensed to do business and, with respect to each Lexford Subsidiary that is a corporation, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Lexford Material Adverse Effect. True and correct copies of the Articles of Incorporation, Bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Lexford Subsidiary, as amended to the date of this Agreement, as well as the merger agreements executed in connection with Lexford's consolidation of ownership of 326 properties owned by 324 Lexford Subsidiaries, completed in 1998 (the "Consolidation"), have been previously made available to EQR, PROVIDED, HOWEVER, that the partnership agreements of the Syndicated Subsidiaries (as defined herein), as amended to the date of this Agreement, have been previously delivered to EQR.

        (c) With respect to each Syndicated Subsidiary, (i) except as set forth in Schedule 2.2 to the Lexford Disclosure Letter, Lexford or a wholly-owned Lexford Subsidiary has full management power and authority to manage such Syndicated Subsidiary without the consent of any other equity-owner of such Syndicated Subsidiary, (ii) any amounts owed by such Syndicated Subsidiary to Lexford or a Lexford Subsidiary (each a "Syndicated Subsidiary Debt") are validly existing debts documented by a note and/or loan agreement, or, in the case of advances to or receivables from any Syndicated Subsidiary, are evidenced by true and correct written records, payable to Lexford or such Lexford Subsidiary and enforceable pursuant to their terms without, to the Knowledge of Lexford, any right of set-off or counter-claim by any such Syndicated Subsidiary and (iii) to the Knowledge of Lexford, no event of default has occurred under any Syndicated Subsidiary Debt of such Syndicated Subsidiary. Schedule 2.2(c) to the Lexford Disclosure Letter sets forth, for each Syndicated Subsidiary, the outstanding Syndicated Subsidiary Debt as of March 31, 1999, and a description of the documentation evidencing such Syndicated Subsidiary Debt. As used herein, "Syndicated Subsidiary" means any Lexford Subsidiary which is not wholly-owned, directly or indirectly, by Lexford.

        (d) Schedule 2.2(d) to the Lexford Disclosure Letter sets forth any agreements which relate to the managerial power over any Syndicated Subsidiary by any general partner of such Syndicated Subsidiary, other than Lexford or a Lexford Subsidiary.

    2.3  CAPITAL STRUCTURE.

        (a) As of the date hereof, the authorized shares of beneficial interest of Lexford consist of (i) 50,000,000 Lexford Common Shares, of which 9,554,228 were issued and outstanding (including Lexford Common Shares issued pursuant to Restricted Share Grants (as defined below) or any Lexford plan described in this
Section 2.3 or held by the Rabbi Trust (as defined below)); (ii) 5,000,000 Preferred Shares, $0.01 par value per share (the "Lexford Preferred Shares", and, collectively with the Lexford Common Shares, the "Lexford Shares"), none of which were issued or outstanding; (iii) 50,000,000 Excess Common Shares, $0.01 par value per share, none of which were issued or outstanding and (iv) 5,000,000 Excess Preferred Shares, $0.01 par value per share, none of which were issued or outstanding. As of the date hereof, (i) 64,456 Lexford Common Shares were reserved for issuance but not issued under Lexford's Amended and Restated 1992 Incentive Equity Plan (the "Incentive Equity Plan"); (ii) 0 Lexford Common Shares were reserved for issuance but not issued under Lexford's 1997 Performance Equity Plan (the "Performance Plan"); and (iii) 54,207 Lexford Common Shares were reserved for issuance but not issued under Lexford's Non-Employee Trustee Restricted Stock Plan (the "Restricted Stock Plan"). On the date hereof, except as set forth in this Section 2.3 or Schedule 2.3 of the Lexford Disclosure Letter, no Lexford Shares or other voting securities of Lexford were issued, reserved for issuance or outstanding.

        (b) Set forth in Schedule 2.3 of the Lexford Disclosure Letter is a true and complete list as of the date hereof of the following: (i) each outstanding qualified or nonqualified option to purchase Lexford Common Shares granted under the Incentive Equity Plan, Performance Plan or otherwise (a "Lexford Option") and a total thereof; (ii) each grant of Lexford Shares to employees or trustees of Lexford which are subject to any risk of forfeiture, and the plan pursuant to which such grants were made, if any, ("Restricted Share Grants") and a total thereof; (iii) any obligation of Lexford to issue Lexford Shares as a result of the transactions contemplated hereby ("Change in Control Share Grants") and a total thereof; and (iv) all Lexford Common Shares held by Lexford's Executive Deferred Compensation Plan and Rabbi Trust (the "Rabbi Trust"). The Restricted Share Grants are included in the number of outstanding Lexford Shares set forth in Section 2.3(a). For each Lexford Option held by the executive officers of Lexford, Schedule 2.3 of the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of Lexford Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, those options granting reload options, and the number of such shares subject to share appreciation rights. For each Lexford Option held by employees of Lexford or any of the Lexford Subsidiaries who are not executive officers of Lexford, Schedule 2.3 to the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, the number of Lexford Shares subject to such option and the exercise price per share. For each Restricted Share Grant,
Schedule 2.3 of the Lexford Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant and the number of Lexford Shares granted. For each Change in Control Share Grant, Schedule 2.3 to the Lexford Disclosure Letter sets forth as of the date hereof the aggregate number of Lexford Shares to be issued immediately prior to the Merger. On the date of this Agreement, except as set forth in Section 2.3(a) or Schedule 2.3 of the Lexford Disclosure Letter, no Lexford Shares or other voting securities of Lexford were issued, reserved for issuance, or outstanding.

        (c) All outstanding Lexford Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Lexford, or assets of any other entities exchangeable into Lexford Shares having the right to vote on any matters on which shareholders of Lexford may vote.

        (d) Except as set forth in this Section 2.3 or in Schedule 2.3 of the Lexford Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Lexford or any Lexford Subsidiary is a party or by which such entity is bound, obligating Lexford or any Lexford Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Lexford or any Lexford Subsidiary or obligating Lexford or any Lexford Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        (e) Except as set forth in Schedule 2.3 of the Lexford Disclosure Letter, all dividends or distributions on Lexford Shares which have been authorized or declared prior to the date of this Agreement have been paid in full.

    2.4 OTHER INTERESTS. Except as set forth in Schedule 2.2 or 2.4 of the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities). With respect to such interests, Lexford and each such Lexford Subsidiary owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances. Neither Lexford nor any of the Lexford Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the Lexford Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Lexford (as defined in Section 2.26), the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts.

    2.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

        (a) Lexford has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of holders of at least a majority of the outstanding Lexford Common Shares entitled to vote thereon to approve the Merger (the "Lexford Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which Lexford is a party. The execution and delivery of this Agreement by Lexford and the consummation by Lexford of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Lexford or any Lexford Subsidiary, subject to the Lexford Shareholder Approvals. This Agreement has been duly executed and delivered by Lexford and constitutes a valid and binding obligation of Lexford, enforceable against Lexford in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        (b) Except as set forth in Schedule 2.5 to the Lexford Disclosure Letter, the execution and delivery of this Agreement by Lexford do not, and the consummation of the transactions contemplated by this Agreement by Lexford and compliance by Lexford with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Lexford or any Lexford Subsidiary under, (i) the Declaration of Trust or the Bylaws of Lexford or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Lexford Subsidiary, in each case as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which Lexford or any Lexford Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Lexford or any Lexford Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a Lexford Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.5 to the Lexford Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Lexford or any Lexford Subsidiary in connection with the execution and delivery of this Agreement by Lexford or the consummation by Lexford of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by Lexford's shareholders and EQR's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5 to the Lexford Disclosure Letter, (B) as may be required under federal, state or local environmental laws, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Lexford or any Lexford Subsidiary from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Lexford Material Adverse Effect.

        (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), Lexford confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Merger.

    2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Lexford has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 through the date hereof (the "Lexford SEC Documents"). Schedule 2.6 of the Lexford Disclosure Letter contains a complete list (without exhibits) of all Lexford SEC Documents filed by Lexford with the SEC since January 1, 1994 and on or prior to the date of this Agreement. All of the Lexford SEC Documents (other than preliminary material), as of their respective filing dates, or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Lexford SEC Documents. None of the Lexford SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Lexford SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated

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financial statements of Lexford included in the Lexford SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of Lexford and the consolidated Lexford Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Schedule
2.6 of the Lexford Disclosure Letter sets forth all Lexford Subsidiaries which are not consolidated for accounting purposes as of the date hereof. Except for liabilities and obligations set forth in the Lexford SEC Documents or in
Schedule 2.6 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Lexford or in the notes thereto and which, individually or in the aggregate, would have a Lexford Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

    2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Lexford SEC Documents or Schedule 2.7 to the Lexford Disclosure Letter, since the date of the most recent audited financial statements included in the Lexford SEC Documents (the "Lexford Financial Statement Date") Lexford and the Lexford Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Lexford and the Lexford Subsidiaries taken as a whole (a "Lexford Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Lexford Material Adverse Change, (b) except for regular quarterly distributions (in the case of Lexford) not in excess of $0.4325 per Lexford Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Lexford Shares, (c) any split, combination or reclassification of any Lexford Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Lexford Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Lexford Material Adverse Effect, (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Lexford or any Lexford Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Lexford SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Lexford and any officer or trustee of Lexford.

    2.8  LITIGATION.  Except as disclosed in the Lexford SEC Documents, Schedule
2.8 or Schedule 2.9 to the Lexford Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Lexford and the Lexford Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of Lexford, threatened against or affecting Lexford or any Lexford Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Lexford Material Adverse Effect or (ii) prevent the consummation of any of the

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transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Lexford or any Lexford Subsidiary having, or which could reasonably be expected to have, any such effect. Notwithstanding the foregoing, (y) Schedule
2.8 to the Lexford Disclosure Letter sets forth each and every uninsured claim involving a potential dollar cost to Lexford in excess of $50,000 and each and every equal employment opportunity claim, claim relating to sexual harassment and/or discrimination and claim relating to the Consolidation pending or, to the Knowledge of Lexford, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made since January 1, 1994 under any trustees', directors' or officers' liability insurance policy maintained at any time by Lexford or any of the Lexford Subsidiaries.

    2.9  PROPERTIES.

        (a) Schedule 2.9 to the Lexford Disclosure Letter identifies all real property owned or leased by Lexford and the Lexford Subsidiaries (the "Lexford Properties"). Except as provided in Schedule 2.9 of the Lexford Disclosure Letter, Lexford or the Lexford Subsidiary set forth on Schedule 2.2 of the Lexford Disclosure Letter owns fee simple title to their respective Lexford Properties. All such properties are owned in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title securing monetary obligations ("Encumbrances") (except as provided below). Except as set forth in Schedule 2.2, Schedule 2.18 or Schedule 2.9 of the Lexford Disclosure Letter, no other Person has any ownership interest in any of the Lexford Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Lexford Properties subject thereto or affected thereby. The Lexford Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Lexford Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Lexford Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to EQR, which Encumbrances and Property Restrictions, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the Lexford Properties subject thereto or affected thereby (provided that Lexford specifically represents and warrants that any Encumbrances identified on any existing title report as securing any Indebtedness, other than the Indebtedness identified on Schedule 2.18 of the Lexford Disclosure Letter, has been released of record since the date of the title report in question), (iv) real estate taxes and assessments which constitute a lien but are not yet due and payable and (v) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Lexford Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Lexford and the Lexford Subsidiaries. Except as provided in Schedule 2.9 of the Lexford Disclosure Letter, no portion of any of the Lexford Properties is located in a flood zone area "V" except for that which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of such Lexford Property subject thereto or affected thereby. Schedule 2.9 lists each of the Lexford Properties which are under development as of the date of this Agreement.

        (b) Except as provided in Schedule 2.9 to the Lexford Disclosure Letter, valid policies of title insurance (each a "Lexford Title Insurance Policy") have been issued insuring Lexford's or the applicable Lexford Subsidiary's fee simple title to the Lexford Properties, subject only to the matters disclosed above and on the Lexford Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. A true and correct copy of each Lexford Title Insurance Policy has been previously made available to EQR.

        (c) Except as provided in Schedule 2.9 to the Lexford Disclosure Letter or in Lexford's capital budget attached to the Lexford Disclosure Letter (the "Lexford Capital Budget"), Lexford has no Knowledge (as defined in Section 2.26)
(i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Lexford Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Lexford Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Lexford Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Lexford Properties issued by any governmental authority; (iii) of any material structural defects relating to any Lexford Property which costs more than $50,000 to repair; (iv) of any Lexford Property whose building systems are not in working order in any material respect and costs more than $50,000 to repair; (v) of any physical damage to any Lexford Property in excess of $50,000 for which there is no insurance in effect covering the cost of the restoration;
(vi) of any current renovation or uninsured restoration underway to any Lexford Property the cost of which exceeds $50,000; or (vii) of items referred to in
Section 2.9(c)(iii)-(vi) which aggregate for Lexford and the Lexford Subsidiaries more than $2,500,000.

        (d) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Lexford Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Lexford Properties or by the continued maintenance, operation or use of the parking areas.

        (e) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, all of the Lexford Properties are managed by Lexford or a wholly-owned Lexford Subsidiary.

        (f) The Rent Roll for the Lexford Properties as of June 1, 1999 has been previously delivered or made available to EQR, and is complete and correct in all material respects as of the date thereof.

        (g) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Lexford Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate with any other condition or omission resulting in a breach of the representations and warranties set forth in this Section 2.9, the failure would not have a Lexford Material Adverse Effect, and Lexford has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Lexford Properties delivered to EQR prior to the date hereof.

        (h) Lexford and each of the Lexford Subsidiaries have good and sufficient title to all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Lexford as of December 31, 1998, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except such Encumbrances reflected on Schedule 2.18 or Schedule 2.9 to the Lexford Disclosure Letter or on the consolidated balance sheet of Lexford as of December 31, 1998, and the notes thereto, and except for liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Lexford and the Lexford Subsidiaries and are not, in the aggregate, material in relation to the assets of Lexford on a consolidated basis and except also for such imperfections of title, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the consolidated business operations of Lexford.

        (i) Except as set forth in Schedule 2.9 to the Lexford Disclosure Letter, no Lexford Property is currently under development or subject to any agreement with respect to development, and neither Lexford nor any Lexford Subsidiary shall enter into any such agreements between the date hereof and the Effective Time without the prior written approval of EQR.

    2.10 ENVIRONMENTAL MATTERS. Lexford has delivered to EQR a true and complete copy of the environmental reports by third-party consulting firms listed on Schedule 2.10 of the Lexford Disclosure Letter (the "Lexford Environmental Reports"). To Lexford's Knowledge, the Lexford Environmental Reports constitute all final environmental reports (including, without limitation, all final versions of environmental investigations and testing or laboratory analysis made by or on behalf of Lexford or any of the Lexford Subsidiaries) with respect to the Lexford Properties in the possession of Lexford or any Lexford Subsidiary. With respect to each Lexford Property, except for any condition that individually or in the aggregate would not be reasonably likely to have a Lexford Material Adverse Effect, (a) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated, processed or transported to or from any such Lexford Property except as necessary to the conduct of business and in compliance with Environmental Laws (as defined below); (b) no unlawful spills, releases, discharges or disposals of Hazardous Substances have occurred or are presently occurring on or from such Lexford Property; (c) such Lexford Property and the business conducted thereon are not in violation of Environmental Laws; and (d) Lexford and the Lexford Subsidiaries have not received and do not reasonably expect to receive any notice of potential responsibility, letter of inquiry or notice of alleged liability under any Environmental Law from any Person regarding such Lexford Property or the business conducted thereon, PROVIDED, HOWEVER, that with respect to any Lexford Property covered by an Environmental Report, the representation contained in this Section 2.10 covers only that period following the date of such Environmental Report. For the purposes of this Section 2.10 only, "Lexford Properties" shall be deemed to include all property formerly owned, operated or leased by Lexford or the Lexford Subsidiaries; solely, however, as to the period of time when such property was so owned, operated, or leased by Lexford or the Lexford Subsidiaries.

    "Environmental Laws" shall mean any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, judgment, order, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, county, state, territorial or national, at any time in force or effect relating to:

        (a) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

        (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;

        (c) the regulation of storage tanks; or

        (d) otherwise relating to pollution or the protection the environment.

    "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, county, state, territorial or federal governmental authority, or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including, but not limited to,

        (a) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C.
section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et. seq., the Clean Water Act, 33 U.S.C. section 1251 et. seq., the Clean Air Act, 42 U.S.C. section 7401 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. section 11011 et. seq., the Safe Drinking Water Act, 33 U.S.C. section 300f et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. section 136 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. section 1501 et. seq.;

        (b) petroleum and petroleum products including crude oil and any fractions thereof;

        (c) natural gas, synthetic gas, and any mixtures thereof; and

        (d) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls and electromagnetic field radiation.

    2.11 RELATED PARTY TRANSACTIONS. Set forth in Schedule 2.11 to the Lexford Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Lexford or any of the Lexford Subsidiaries under which continuing obligations exist with (a) any consultant (other than a consultant entitled to receive less than $10,000 from Lexford or any Lexford Subsidiary, PROVIDED, HOWEVER, that if the total amount owed to consultants by Lexford and the Lexford Subsidiaries exceeds $100,000, all such agreements shall be set forth in Schedule 2.11), (b) any person who is an officer, trustee, director or Affiliate (as defined below) of Lexford or any of the Lexford Subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired Lexford Shares in a private placement within three years preceding the date hereof, except those of a type available to Lexford employees generally. To the extent in writing, such documents, copies of all of which have previously been delivered or made available to EQR, are listed in Schedule 2.11 to the Lexford Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

    2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Lexford or Lexford Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12. With respect to the Employee Plans:

        (a) Except as disclosed in the Lexford SEC Documents or in Schedule 2.12 to the Lexford Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (ET SEQ.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

        (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending, Lexford has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of Lexford, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, except as disclosed on Schedule 2.12 to the Lexford Disclosure Letter, the following are true with respect to each Employee
    Plan:

           (i) except for those not yet required to be filed or distributed, all Controlled Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

           (ii) except for those not yet required to be filed or distributed, all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

           (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

           (iv) with respect to each such Employee Plan, to the extent applicable, Lexford has delivered to EQR true and complete copies of (A) current plan documents, or any and all other documents that establish the existence of the current plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

        (c) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

        (d) Except as disclosed in Schedule 2.12A, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Employee Plan set forth on Schedule 2.12A, Lexford represents that each such Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

        (e) Except as set forth in Schedule 2.12 to the Lexford Disclosure Letter, with respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

        (f) Lexford has no obligation to make payments to any individual to offset, in whole or in part, any federal or state income taxes, including taxes imposed pursuant to the provisions of Code Sections 280G or 4999, and the consummation of the transactions contemplated by this Agreement will not result in any excise tax withholding.

    2.13 EMPLOYEE MATTERS. Schedule 2.13 of the Lexford Disclosure Letter lists the employee handbooks of Lexford and each of the Lexford Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EQR. Except as set forth in Schedule 2.13 of the Lexford Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of Lexford and the Lexford Subsidiaries. Neither Lexford nor any of the Lexford Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Lexford or any of the Lexford Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of Lexford's employees. To the Knowledge of Lexford there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Lexford or any of the Lexford Subsidiaries.

    2.14  TAXES.

        (a) Each of Lexford and the Lexford Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Lexford has paid on its behalf) all Taxes (as defined below) shown or reflected on such returns and reports as required to be paid by it except (i) as set forth in Schedule 2.14 to the Lexford Disclosure Letter, or
(ii) real estate taxes that are being contested in good faith by appropriate proceedings and for which Lexford or the applicable Lexford Subsidiary shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the Lexford SEC Documents reflect an adequate reserve for all material Taxes payable or accrued by Lexford and the Lexford Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Lexford Financial Statement Date, Lexford has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Lexford nor any Lexford Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of Lexford, except as set forth in Schedule 2.14 of the Lexford Disclosure Letter, otherwise proposed, asserted or assessed against Lexford or any of the Lexford Subsidiaries. No waivers of the time to assess any such Taxes have been executed by Lexford or any Lexford Subsidiary and, to the Knowledge of Lexford, no requests for such waivers are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

        (b) Lexford (i) has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code commencing with the taxable year beginning January 1, 1998, and has satisfied all requirements to qualify as a REIT for such year, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT until the Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to Lexford's Knowledge, threatened. Each Lexford Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or ignored as a separate entity, as the case may be, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Lexford to violate Section 856(c)(4) of the Code. Each Lexford Subsidiary which is a corporation or treated as an association taxable as a corporation has been since the date of its formation or January 1, 1998 (whichever is later) a qualified REIT subsidiary under Section 856(i) of the Code.

    2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS, TRUSTEES OR DIRECTORS. Set forth in Schedule 2.3, Schedule 2.15 and Schedule 2.15A of the Lexford Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which may become payable, accelerated or vested to or in each current or former employee, officer, trustee or director of Lexford or any Lexford Subsidiary as a result of the Merger. Except as described in Schedule 2.3, Schedule 2.7, Schedule 2.15 or Schedule 2.15A to the Lexford Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any current or former employee, officer, trustee or director of Lexford or any Lexford Subsidiary.

    2.16  BROKERS; SCHEDULE OF FEES AND EXPENSES.  Except as disclosed in
Schedule 2.16 to the Lexford Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co. Incorporated and Brown, Gibbons, Lang & Company, L.P., the fees and expenses of which have previously been disclosed to EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Lexford or any Lexford Subsidiary. A true and correct copy of the engagement letter for Morgan Stanley & Co. Incorporated; Brown, Gibbons, Lang & Company, L.P. and each person referred to on Schedule 2.16 has been delivered to EQR prior to the date hereof.

    2.17 COMPLIANCE WITH LAWS. Except as disclosed in the Lexford SEC Documents or in Schedule 2.6 or Schedule 2.17 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties, operations or the Consolidation, except to the extent that such violation or failure would not have a Lexford Material Adverse Effect.

    2.18  CONTRACTS; DEBT INSTRUMENTS.

        (a) To the Knowledge of Lexford, except as disclosed in the Lexford SEC Documents or in Schedule 2.18 to the Lexford Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the names under or the geographic location in which Lexford or any Lexford Subsidiary may conduct its business. Neither Lexford nor any Lexford Subsidiary has received a written notice that Lexford or any Lexford Subsidiary is in violation of or in default under (nor to the Knowledge of Lexford does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, nor to the Knowledge of Lexford does such a violation or default exist, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, or to the extent that such violation or default, individually or in the aggregate, would not have a Lexford Material Adverse Effect.

        (b) Except for any of the following expressly identified in Lexford SEC Documents, Schedule 2.18 to the Lexford Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness of Lexford or any Lexford Subsidiary is outstanding or may be incurred (collectively, the "Debt Documents"), as well as, with respect to the Indebtedness evidenced by each Debt Document as of May 31, 1999, the outstanding principal balance, the maturity date, the applicable interest rate (including the method or formula for calculating any interest that is not a fixed percentage of the principal balance) and the amount of or the method or formula for calculating any Equity Participation (as defined herein). For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (v) obligations to pay any equity kicker or other participation in the operating cash flow, gross revenue or other income from the real property or other asset of Lexford or any Lexford Subsidiary or in the gross, net or excess sale, financing, refinancing or other capital proceeds from any such property or other asset (whether or not in connection with any other Indebtedness)(each an "Equity Participation") and (vi) guarantees of any such indebtedness of any other person. Lexford hereby represents and warrants that each item of Indebtedness may be assumed by EQR without cost or penalty, except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, and without the consent of or requirement to obtain the approval or confirmation as to any matter from the holder of any such Indebtedness or any other person. For purposes of this Section 2.18, "assumed by EQR" shall mean that, immediately or after the giving of notice or the passage of time (or both), such Indebtedness will not, either automatically or upon the exercise of any right or option of the holder of such Indebtedness or any other person, be accelerated or become due and payable in whole or in part as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Merger).

        (c) To the extent not set forth in response to the requirements of
Section 2.18(b), Schedule 2.18 to the Lexford Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Lexford or any Lexford Subsidiary is a party or an obligor with respect thereto.

        (d) Except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, neither Lexford nor any of the Lexford Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Lexford Properties.

        (e) Neither Lexford nor any of the Lexford Subsidiaries is a party to any agreement relating to the management of any of the Lexford Properties by a party other than Lexford or any wholly-owned Lexford Subsidiary (a "Third Party"), except the agreements described in Schedule 2.18 to the Lexford Disclosure Letter (the "Third Party Management Agreements"). A true and complete copy of each Third Party Management Agreement has previously been furnished to EQR.

        (f) Neither Lexford nor any of the Lexford Subsidiaries is a party to any agreement pursuant to which Lexford or any Lexford Subsidiary manages any real properties for any Third Party, except for the agreements described in
Schedule 2.18 to the Lexford Disclosure Letter (the "Outside Management Agreements"). A true and complete copy of each Outside Management Agreement has previously been made available to EQR.

        (g) Schedule 2.18 of the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries relating to the development or construction of, or additions or expansions to, any Lexford Properties which are currently in effect and under which Lexford or any of the Lexford Subsidiaries currently has, or reasonably expects to incur, an obligation in excess of $125,000. True and correct copies of such agreements have previously been delivered or made available to EQR.

        (h) Schedule 2.18 to the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries providing for the sale of, or option to sell, any Lexford Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

        (i) Except as set forth in Schedule 2.18 to the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Lexford or any Lexford Subsidiary, except for standard indemnification provisions entered into in the normal course of business, (ii) to pay any additional purchase price for any of the Lexford Properties, or (iii) to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by Lexford.

        (j) Neither Lexford nor any Lexford Subsidiary has entered into or is subject, directly or indirectly, to any "Tax Protection Agreements." As used herein, a Tax Protection Agreement is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Lexford Partnership or any other Lexford Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Lexford or any Lexford Subsidiary, (including, without limitation, requiring Lexford or any Lexford Subsidiary to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that Lexford or any Lexford Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Lexford Properties, or (iii) requires that Lexford or any Lexford Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Lexford or any Lexford Subsidiary.

        (k) Except (i) as set forth in Schedule 2.18 to the Lexford Disclosure Letter and (ii) for certain promissory notes ("Notes") entered into between Lexford and certain officers and trustees of Lexford pursuant to which Lexford is obligated, as of the date hereof, to advance a total of $80,268.96 to such officers and trustees, there are no material outstanding contractual obligations of Lexford or any Lexford Subsidiary to make any investment in the form of a loan, capital contribution or otherwise in any Lexford Subsidiary or any other Person. A true and complete copy of each Note has previously been furnished to EQR.

    2.19 OPINION OF FINANCIAL ADVISOR. Lexford has received the opinion of Morgan Stanley & Co. Incorporated, dated June 30, 1999, satisfactory to Lexford, and a signed copy of which has been provided to EQR, to the effect that the consideration to be received by the holders of Lexford Common Shares pursuant to the Merger is fair, from a financial point of view, to such holders.

    2.20 STATE TAKEOVER STATUTES. Lexford has taken all action necessary to exempt the transactions contemplated by this Agreement between EQR and Lexford and its Affiliates from the operation of Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law and any other "fair price," "moratorium," "control share acquisition" or any other takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (each a "Takeover Statute").

    2.21 REGISTRATION STATEMENT. The information relating to Lexford and the Lexford Subsidiaries included in the registration statement on Form S-4 under the Securities Act relating to the EQR Common Shares issuable in the Merger (the "Registration Statement") will not, as of the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.22 DEVELOPMENT PROPERTIES. Schedule 2.22 to the Lexford Disclosure Letter lists all agreements entered into by Lexford or any of the Lexford Subsidiaries relating to the development or construction of, or additions or expansions to, any real properties under development for use as rental properties by Lexford or any Lexford Subsidiary which are material and currently in effect.

    2.23 INVESTMENT COMPANY ACT OF 1940. Neither Lexford nor any of the Lexford Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    2.24  TRADEMARKS, PATENTS AND COPYRIGHTS.  Except as set forth in Schedule
2.24 to the Lexford Disclosure Letter, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a Lexford Material Adverse Effect, Lexford and each Lexford Subsidiary owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Lexford and the Lexford Subsidiaries as currently conducted and Lexford has no Knowledge of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Lexford and the Lexford Subsidiaries as currently conducted does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Lexford Material Adverse Effect. To Lexford's Knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Lexford or any Lexford Subsidiary that individually or in the aggregate could have a Lexford Material Adverse Effect.

    2.25 INSURANCE. Except as set forth on Schedule 2.25 to the Lexford Disclosure Letter, each of Lexford and the Lexford Subsidiaries are, and has been continuously since the later of January 1, 1994 or the date upon which Lexford acquired ownership of such Lexford Subsidiary, insured with insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Lexford and the Lexford Subsidiaries during such time period. Except as set forth on Schedule 2.25 to the Lexford Disclosure Letter, neither Lexford nor any Lexford Subsidiary has received any written notice of cancellations or termination with respect to any material insurance policy of Lexford or any Lexford Subsidiary. The insurance policies of Lexford and each Lexford Subsidiary are valid and enforceable policies in all material respects.

    2.26 DEFINITION OF KNOWLEDGE OF LEXFORD. As used in this Agreement, the phrase "to the Knowledge of Lexford" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.26 of the Lexford Disclosure Letter.

    2.27 VOTE REQUIRED. Except for the Lexford Shareholder Approvals, no other vote or consent by the equity holders of Lexford or any Lexford Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement and the transactions contemplated hereby, nor shall any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the Lexford Shareholder Approvals or the consummation of the transactions contemplated by this Agreement.

    2.28 DEFERRED COMPENSATION. As of April 30, 1999, the Rabbi Trust held 997,990 Lexford Common Shares and approximately $67,460 in cash and cash equivalents for the benefit of the Rabbi Trust participants.

    2.29 YEAR 2000. The information set forth under the caption "Year 2000" in Lexford's quarterly report on Form 10-Q for the quarterly period ended March 31, 1999 is true and correct as of the date hereof, except that a compliance date of "August 1999" should be substituted for "July 1999" in the line item entitled "AS-400 (Rent Receivables)" under the group "Software Midrange" in such Form 10-Q.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF EQR

    Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EQR and delivered to Lexford prior to the execution hereof (the "EQR Disclosure Letter"), EQR represents and warrants to Lexford as follows:

    3.1 ORGANIZATION, STANDING AND POWER OF EQR. EQR is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. EQR is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EQR and the Subsidiaries of EQR ("EQR Subsidiaries") taken as a whole ("EQR Material Adverse Effect"). EQR has delivered to Lexford complete and correct copies of the EQR Declaration and EQR Bylaws, in each case as amended or supplemented to the date of this Agreement.

    3.2  CAPITAL STRUCTURE.

        (a) Exhibit "B" attached hereto sets forth the authorized and issued shares of beneficial interest of EQR as of May 31, 1999. Except as set forth in Exhibit "B"attached hereto, as of May 31, 1999, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EQR or any EQR Subsidiary is a party or by which such entity is bound, obligating EQR or any EQR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities, or other ownership interests of EQR or any EQR Subsidiary or obligating EQR or any EQR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EQR or a EQR Subsidiary). Except as set forth in Exhibit "B" attached hereto or as required under the ERP Operating Partnership Agreement (as defined in Section 3.3 hereof), as of May 31, 1999, there are no outstanding contractual obligations of EQR or any EQR Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest of EQR or any capital stock, voting securities or other ownership interests in any EQR Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a EQR Subsidiary). EQR has a sufficient number of authorized but unissued EQR Common Shares to issue to the shareholders of Lexford pursuant to the terms of this Agreement.

        (b) All outstanding shares of beneficial interest of EQR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders of EQR may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by EQR. There are no bonds, debentures, notes or other indebtedness of EQR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EQR may vote.

        (c) EQR owns all of its partnership interests in ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the sole general partner ("ERP Operating Partnership") free and clear of all Liens.

        (d) All of the EQR Common Shares issuable in accordance with this Agreement in exchange for Lexford Common Shares will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any holder of shares of beneficial interest of EQR.

    3.3 ORGANIZATION, STANDING AND POWER OF ERP OPERATING PARTNERSHIP. ERP Operating Partnership is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a EQR Material Adverse Effect. EQR has delivered to Lexford a complete and correct copy of ERP Operating Partnership's Fifth Amended and Restated Agreement of Limited Partnership, as amended or supplemented to the date of this Agreement (the "ERP Operating Partnership Agreement").

    3.4 CAPITAL STRUCTURE OF ERP OPERATING PARTNERSHIP. Exhibit "B" attached hereto sets forth the number of outstanding limited partnership interests in ERP Operating Partnership ("OP Units") as of May 31, 1999.

    3.5  AUTHORITY; NONCONTRAVENTION; CONSENTS.

        (a) EQR has the requisite power and authority to enter into this Agreement and, subject to the affirmative vote of holders of at least a majority of the outstanding EQR Common Shares entitled to vote thereon to approve the Merger (the "EQR Shareholder Approvals" and, together with the Lexford Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EQR is a party. The execution and delivery of this Agreement by EQR and the consummation by EQR of the transactions contemplated by this Agreement to which EQR is a party have been duly authorized by all necessary action on the part of EQR, subject to the EQR Shareholder Approvals. This Agreement has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        (b) Except as set forth in Schedule 3.5 to the EQR Disclosure Letter, the execution and delivery of this Agreement by EQR do not, and the consummation of the transactions contemplated by this Agreement by EQR and compliance by EQR with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EQR or any EQR Subsidiary under, (i) the EQR Declaration or EQR Bylaws or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other EQR Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which EQR or any EQR Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EQR or any EQR Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EQR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EQR or any EQR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EQR of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Proxy Statement,
(y) the Registration Statement and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5 to the EQR Disclosure Letter,
(B) as may be required under (x) federal, state or local environmental laws or
(y) the securities laws of the State of Maryland or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EQR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EQR Material Adverse Effect.

        (c) For purposes of determining compliance with the Hart-Scott Act, EQR confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Merger.

    3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EQR and ERP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 18, 1994 through the date hereof (the "EQR SEC Documents"). All of the EQR SEC Documents (other than preliminary material), as of their respective filing dates or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EQR SEC Documents. None of the EQR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EQR SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated financial statements of EQR and the EQR Subsidiaries included in the EQR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of EQR and the EQR Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Except for liabilities and obligations set forth in the EQR SEC Documents or in Schedule
3.6 to the EQR Disclosure Letter, neither EQR nor any EQR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EQR or in the notes thereto and which, individually or in the aggregate, would have an EQR Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

    3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EQR SEC Documents or in Schedule 3.7 to the EQR Disclosure Letter, since the date of the most recent audited financial statements included in the EQR SEC Documents (the "EQR Financial Statement Date"), EQR and the EQR Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EQR and the EQR Subsidiaries taken as a whole (a "EQR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EQR Material Adverse Change, (b) except for regular quarterly distributions (in the case of EQR) with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EQR's shares of beneficial interest, (c) any split, combination or reclassification of any of EQR's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EQR Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EQR or any EQR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EQR SEC Documents or required by a change in GAAP. EQR is not in default in the payment of distributions on the EQR Preferred Shares.

    3.8  LITIGATION.  Except as disclosed in the EQR SEC Documents or in
Schedule 3.8 to the EQR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries (a) which are covered by adequate insurance, or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of EQR, threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EQR Material Adverse Effect, or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which could reasonably be expected to have, any such effect.

    3.9  PROPERTIES.

        (a) EQR or one of the EQR Subsidiaries owns fee simple title to each of the real properties listed in the EQR SEC Filings as owned by it (the "EQR Properties"), except where the failure to own such title would not have an EQR Material Adverse Effect.

        (b) The EQR Properties are not subject to any Encumbrances or Property Restrictions or located in a flood zone area "V" which, individually or in the aggregate, would cause an EQR Material Adverse Effect.

        (c) Valid policies of title insurance have been issued insuring EQR's or the applicable EQR Subsidiaries' fee simple title to the EQR Properties in amounts at least equal to the purchase price thereof paid by EQR or the applicable EQR Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EQR Material Adverse Effect.

        (d) EQR has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EQR Properties where such failure would have an EQR Material Adverse Effect, or of any pending threat of modification or cancellation of any of the same which would have an EQR Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EQR Properties issued by any governmental authorities which would have an EQR Material Adverse Effect, or
(iii) of any structural defects relating to EQR Properties, EQR Properties whose building systems are not in working order, physical damage to any EQR Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EQR Material Adverse Effect.

        (e) Neither EQR nor any of the EQR Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EQR Properties, or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EQR Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EQR Material Adverse Effect.

        (f) All work to be performed, payments to be made and actions to be taken by EQR or the EQR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EQR Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EQR Material Adverse Effect, and EQR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements which would have an EQR Material Adverse Effect.

    3.10 ENVIRONMENTAL MATTERS. None of EQR, any of the EQR Subsidiaries or, to EQR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Substances on any of the EQR Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EQR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EQR Material Adverse Effect; and in connection with the construction on or operation and use of the EQR Properties, EQR and the EQR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EQR Material Adverse Effect. EQR has previously delivered or made available to Lexford complete copies of all environmental investigations and testing or analysis made by third-party consultants with respect to the environment condition of the EQR Properties.

    3.11  TAXES.

        (a) Each of EQR and the EQR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EQR has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EQR Material Adverse Effect. The most recent audited financial statements contained in the EQR SEC Documents reflect an adequate reserve for all material Taxes payable by EQR and the EQR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EQR Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EQR nor any EQR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EQR. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of EQR, otherwise proposed, asserted or assessed against EQR or any of the EQR Subsidiaries. No waivers of the time to assess any such Taxes have been executed by EQR or any EQR Subsidiary and, to the Knowledge of EQR, no such waivers are pending.

        (b) EQR (i) for all taxable years commencing with 1992 through the most recent December 31, has been subject to taxation as a REIT within the meaning of
Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1999, and
(iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by tenants to the EQR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and to EQR's Knowledge, no such challenge is pending or threatened. Each EQR Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership, or ignored as a separate entity, as the case may be, and not as a corporation or as an association taxable as a corporation. Each corporation, trust or other entity taxable as an association which has merged with and into EQR had been subject to taxation as a REIT at all times since its initial election of REIT status and had satisfied all requirements to qualify as a REIT for such years, except to the extent that a failure to satisfy such requirements would not have a EQR Material Adverse Effect. Each EQR Subsidiary which is a corporation or which is treated as an association taxable as a corporation for federal income tax purposes (of which EQR directly or indirectly owns ten percent (10%) or more of the outstanding voting securities (as defined in Section 856(c) of the Code)) has been since the date of its formation or since EQR's first taxable year as a REIT (whichever is later) a qualified REIT subsidiary under Section 856(i) of the Code.

    3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EQR or any EQR Subsidiary.

    3.13 COMPLIANCE WITH LAWS. Except as disclosed in the EQR SEC Documents, neither EQR nor any of the EQR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EQR Material Adverse Effect.

    3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EQR nor any EQR Subsidiary has received a written notice that EQR or any EQR Subsidiary is in violation of or in default under (nor to the Knowledge of EQR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EQR does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EQR Material Adverse Effect, except as set forth in Schedule 3.14 to the EQR Disclosure Letter.

    3.15 STATE TAKEOVER STATUTES. EQR has taken all action necessary to exempt transactions between EQR and Lexford and its Affiliates from the operation of any Takeover Statute.

    3.16 REGISTRATION STATEMENT. The information with respect to EQR and the EQR Subsidiaries included in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.17 INVESTMENT COMPANY ACT OF 1940. Neither EQR nor any of the EQR Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

    3.18 DEFINITION OF KNOWLEDGE OF EQR. As used in this Agreement, the phrase "to the Knowledge of EQR" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.18 to the EQR Disclosure Letter.

    3.19 VOTE REQUIRED. Except for the EQR Shareholder Approvals, no other vote or consent by the equity holders of EQR or any EQR Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement or the transactions contemplated hereby, nor will any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the EQR Shareholder Approvals or the consummation of the transactions contemplated by this Agreement.

    3.20 EMPLOYEE POLICIES. Each employee plan or arrangement of EQR is in material compliance with ERISA, to the extent subject to ERISA, and any other applicable law governing such employee plan or arrangement.

    3.21 INSURANCE. EQR has delivered to Lexford a true and complete summary of all insurance policies of EQR currently in effect.

    3.22 YEAR 2000. The information set forth under the caption "Year 2000 Issue" in EQR's quarterly report on Form 10-Q for the quarterly period ended March 31, 1999 is true and correct as of the date hereof.

                                   ARTICLE 4
                                   COVENANTS

    4.1 ACQUISITION PROPOSALS. Prior to the Effective Time, Lexford agrees that:

        (a) neither it nor any of the Lexford Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Lexford or any of the Lexford Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

        (b) it will use its best efforts not to permit any of its officers, trustees, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

        (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

        (d) it will notify EQR immediately if Lexford receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Trustees of Lexford from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Board of Trustees of Lexford determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to shareholders imposed by law,
(B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Lexford provides written notice to EQR to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Lexford determined in good faith was required to be executed in order for the Board of Trustees to comply with its duties to shareholders imposed by law), Lexford keeps EQR informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Lexford to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Lexford to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Lexford shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of Lexford under this Agreement; provided, however, that the Board of Trustees of Lexford may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Trustees of Lexford determines in good faith to be more favorable to Lexford's shareholders from a financial point of view than the Merger and which the Board of Trustees of Lexford determines is reasonably capable of being consummated.

    4.2 CONDUCT OF LEXFORD'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, (ii) set forth in Schedule
4.2 to the Lexford Disclosure Letter, (iii) within the aggregate amounts reflected in the Lexford Capital Budget or (iv) consented to in writing by EQR, Lexford shall, and shall cause each of the Lexford Subsidiaries to, conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and, irrespective of whether or not in the ordinary course of business, Lexford shall, and shall cause each of the Lexford Subsidiaries to:

        (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

        (b) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

        (c) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

        (d) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Lexford Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

        (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Lexford notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect Lexford's status as a qualified REIT under the Code;

        (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Lexford's status as a REIT or the status of any Lexford Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

        (h) other than in connection with those development agreements set forth in Schedule 2.22 to the Lexford Disclosure Letter or as permitted pursuant to subsection (o) hereof, not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct other real estate projects;

        (i) not amend its Articles of Incorporation, Bylaws, Declaration of Trust, code of regulations or partnership agreement or comparable charter or organizational document or the articles of incorporation, Bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any Lexford Subsidiary without EQR's prior written consent, which shall not be unreasonably withheld or delayed;

        (j) issue no and make no change in the number of shares of beneficial interest, capital stock, membership interests or units of limited partnership interest issued and outstanding or reserved for issuance, other than pursuant to those items disclosed in Schedule 2.3 to the Lexford Disclosure Letter;

        (k) grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

        (l) except (i) as provided in Section 5.12 hereof, (ii) in connection with the use of Lexford Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, or (iii) for dividends and distributions by a Lexford
    Subsidiary to Lexford or a wholly-owned Lexford Subsidiary, not (x) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its beneficial interest or capital stock, or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, shares of capital stock, membership interests, or units of partnership interest;

        (m) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except in the ordinary course of business;

        (n) not make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances and capital contributions to wholly-owned Lexford Subsidiaries in existence on the date hereof, (ii) loans, advances, and capital contributions to the Syndicated Subsidiaries in existence on the date hereof in an aggregate amount not to exceed $250,000, net of any repayments thereof, and (iii) any advances to any officer or trustee of Lexford made pursuant to the terms of a Note, PROVIDED, HOWEVER, that under no circumstances shall the terms of any Note be amended to increase the total aggregate amount of borrowings available thereunder;

        (o) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice;

        (p) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $250,000 or aggregate Commitments in excess of $500,000;

        (q) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

        (r) not enter into or amend any Commitment with any officer, director, trustee, consultant or Affiliate of Lexford or any of the Lexford Subsidiaries other than Commitments with consultants involving payments of
    (i) less than $10,000 per consultant and (ii) total aggregate payments to all consultants of less than $100,000;

        (s) not increase any compensation or enter into or amend any employment agreement or other arrangement with any of its officers, trustees, directors or employees earning more than $50,000 per annum as of the date hereof, other than waivers by employees of benefits under such agreements, enter into any employment agreement or arrangement with any other Person not currently an employee of Lexford or a Lexford Subsidiary, providing for compensation in excess of $50,000 per annum or increase any compensation or enter into or amend any employment agreement or other arrangement with any new or current employee except in the ordinary course of business and consistent with past practice in timing and amount or pursuant to the terms of any such agreement or arrangement;

        (t) except as otherwise provided in Section 5.10(c) and Section 5.19, not adopt any new employee benefit plan or amend any existing plans, options or rights, except for changes which are required by law and changes which are not more favorable to participants in the aggregate than provisions presently in effect;

        (u) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement or any claim arising out of or in connection with the Consolidation without the prior written approval of EQR, which approval shall not be unreasonably withheld or denied (it being understood that it is the intent of the parties to avoid, to the extent practicable, the termination of this Agreement pursuant to Section 7.1(d) hereof);

        (v) not reduce its ownership of any of Lexford Subsidiaries except pursuant to a transaction which has the same effect as a transaction permitted by subsection (m) hereof;

        (w) not accept a promissory note in payment of the exercise price payable under any option to purchase Lexford Shares;

        (x) not enter into or amend or otherwise modify or waive any rights under any agreement or arrangement for the persons that are affiliates, or as of the date hereof, all officers, trustees, directors or employees, of Lexford or any Lexford Subsidiary;

        (y) except as provided in Schedule 2.9 or Schedule 2.18 to the Lexford Disclosure Letter, not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any person or entity;

        (z) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time, and not enter into any transaction that would be considered a prohibited transaction as defined in Section 857(b)(6) of the Code; and

        (aa) take all action necessary to cause the payment of compensation customarily made at the end of each quarter to the Trustees of Lexford to be paid (i) with respect to the payment made at the end of the second quarter of 1999, in Lexford Common Shares valued as of the close of business on the first business day following the announcement of the execution of this Agreement and, with respect to each quarter thereafter, in Lexford Common Shares valued as of the close of business on the last business day prior to payment or (ii) in cash.

For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material and to be subject to the terms hereof if it would result or is expected to result in a net impact on Lexford's consolidated income statement in excess of $500,000, or on Lexford's consolidated balance sheet in excess of $500,000.

    4.3 CONDUCT OF EQR'S BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Lexford, EQR shall, and shall cause each of the EQR Subsidiaries to:

        (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

        (b) confer on a regular basis with one or more representatives of Lexford to report operational matters of materiality which would have a EQR Material Adverse Effect;

        (c) promptly notify Lexford of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

        (d) promptly deliver to Lexford true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

        (e) maintain its books and records in accordance with GAAP consistently applied;

        (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

        (g) use its reasonable best efforts to continue to qualify as a REIT prior to the Effective Time and not enter into any prohibited transaction that would be considered a prohibited transaction as defined in Section 857(b)(6) of the Code.

For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

    4.4 OTHER ACTIONS. Each of Lexford on the one hand and EQR on the other hand shall not, and shall use its reasonable best efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in Article 6 not being satisfied.

    4.5 FILING OF CERTAIN REPORTS. The Surviving Trust shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Lexford or EQR may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

    4.6 COMPLIANCE WITH THE SECURITIES ACT. No later than ten (10) days prior to the Effective Time, Lexford shall cause to be prepared and delivered to EQR a list identifying all persons who, at the time of the Lexford and EQR Shareholders Meetings (as defined in Section 5.1 hereto), may reasonably be deemed to be "affiliates" of Lexford as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act (the "Affiliates"). Lexford shall use its reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to Lexford on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EQR Common Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145. EQR shall be entitled to place legends as specified in such written agreements on the certificates representing any EQR Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EQR Common Shares, consistent with the terms of such agreements.

                                   ARTICLE 5
                              ADDITIONAL COVENANTS

    5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; LEXFORD SHAREHOLDERS MEETING AND EQR SHAREHOLDERS MEETING.

        (a) Lexford and EQR shall use their reasonable best efforts to prepare and file with the SEC the Registration Statement, a portion of which shall also serve as the Proxy Statement, in form and substance satisfactory to each of EQR and Lexford. To the extent practicable, the parties shall utilize one document for transmittal to their respective shareholders to meet applicable legal requirements. Each of Lexford and EQR shall promptly use its reasonable best efforts to (i) respond to any comments of the SEC and (ii) with respect to EQR only, have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Lexford and EQR will use its reasonable best efforts to cause the

Proxy Statement to be mailed to Lexford's shareholders and EQR's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the shareholders of the respective parties. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The respective parties will cause the Registration Statement and the Proxy Statement to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, EQR or Lexford, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of EQR and the shareholders of Lexford such amendment or supplement to the Proxy Statement. EQR also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of beneficial interest of the Surviving Trust pursuant to the Merger, and Lexford shall furnish all information concerning Lexford and the holders of Lexford Shares and rights to acquire Lexford Shares as may be reasonably requested in connection with any such action.

        (b) EQR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EQR), duly call, give notice of, convene and hold a meeting of its shareholders (the "EQR Shareholders Meeting") for the purpose of obtaining the EQR Shareholder Approvals. EQR will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

        (c) Lexford will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Lexford), duly call, give notice of, convene and hold a meeting of its shareholders (the "Lexford Shareholders Meeting", and, together with the EQR Shareholders Meeting, the "Shareholders Meetings") for the purpose of obtaining the Lexford Shareholder Approvals. Lexford will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; PROVIDED, that prior to the Lexford Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Board of Trustees of Lexford determines in good faith that such withdrawal, modification or amendment is appropriate.

        (d) EQR and Lexford shall use their best efforts to hold their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(b) and 5.1(c), shall be a day not later than 35 days after the date the Proxy Statement is mailed.

        (e) If on the date for the EQR Shareholders Meeting and Lexford Shareholders Meeting established pursuant to Section 5.1(d) of this Agreement, either EQR or Lexford has not received a sufficient number of proxies to approve the Merger (but less than a majority of the outstanding common shares of beneficial interest of such party have voted against the Merger), then both parties shall adjourn their respective shareholders meetings until the first to occur of (i) the date ten (10) days after the originally scheduled date of the shareholders meetings or (ii) the date on which the requisite number of proxies approving the Merger has been obtained or proxies have been received representing more than a majority of its outstanding common shares of beneficial interest which voted against the Merger.

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
        (f) Lexford acknowledges that EQR may also call the EQR Shareholders Meeting for the separate approval of an amendment to the EQR Declaration to provide for shareholder approval of mergers and other trust transactions only when required under Maryland law. In the event of approval of such amendment by the shareholders of EQR, the Articles of Merger will effectuate such amendment.

    5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Lexford and EQR shall, and shall cause each of the Lexford Subsidiaries and EQR Subsidiaries, respectively, to afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Lexford and EQR shall, and shall cause each of the Lexford Subsidiaries and EQR Subsidiaries, respectively, to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Lexford and EQR shall, and shall cause the Lexford Subsidiaries and EQR Subsidiaries, respectively, to use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreements dated as of March 25, 1999 and June 4, 1999 between Lexford and EQR (the "Confidentiality Agreements").

    5.3  BEST EFFORTS; NOTIFICATION.

        (a) Subject to the terms and conditions herein provided, Lexford and EQR shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time, from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in form reasonably satisfactory to Lexford and EQR; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees of Lexford and EQR shall take all such necessary action.

        (b) Lexford shall give prompt notice to EQR, and EQR shall give prompt notice to Lexford, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    5.4 COSTS OF TRANSACTION. In the event that the Merger is not consummated, each of EQR and Lexford shall pay their own costs and expenses relating to the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that (i) all SEC filing fees in connection with the Merger shall be paid 50% by Lexford and 50% by EQR and (ii) all printing costs shall be paid by

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
EQR and Lexford in proportion to the number of Proxy Statements required by each of EQR and Lexford to complete the mailing of Proxy Statements to the shareholders of EQR and Lexford, respectively. This Section 5.4 shall in no way affect the rights and obligations of the parties hereto under Article 7 hereof.

    5.5 TAX TREATMENT. Each of EQR and Lexford shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(g).

    5.6 PUBLIC ANNOUNCEMENTS. EQR and Lexford will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. For purposes of this Section 5.6, "written public statements" shall include any written statement transmitted to the New York Stock Exchange Inc. ("NYSE") or the shareholders of EQR or Lexford.

    5.7 LISTING. Prior to the Effective Time, EQR shall use its best efforts to have the NYSE approve for listing, upon official notice of issuance, the EQR Common Shares to be issued in the Merger and listed on the NYSE after the Effective Time.

    5.8  LETTERS OF ACCOUNTANTS.

        (a) Lexford shall use its reasonable best efforts to cause to be delivered to EQR on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Ernst & Young, LLP, Lexford's independent public accountants, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to EQR, (i) in form and substance reasonably satisfactory to EQR and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) confirming the information set forth in Schedule 5.8 to the Lexford Disclosure Letter.

        (b) EQR shall use its reasonable best efforts to cause to be delivered to Lexford on or before the date of the mailing of the Proxy Statement, the "comfort" letter of Ernst & Young LLP, EQR's independent public accountants, of the kind contemplated by the AICPA Statement, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Lexford, in form and substance reasonably satisfactory to Lexford and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    5.9  TAXES.

        (a) EQR and Lexford shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, the Surviving Trust shall, or shall cause ERP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Trust, all Transfer and Gains Taxes.

        (b) Lexford will consult with and provide EQR the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by Lexford with respect to Taxes including, without limitation, Lexford's federal, state and local income tax returns for its taxable year ended December 31, 1998 (collectively, the "Lexford Tax Returns"), and shall not file any such returns without the prior review and comment of EQR, which shall not be unreasonably delayed.

        (c) Lexford will cause each Lexford Subsidiary to consult with and provide EQR the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by each respective Lexford Subsidiary with respect to Taxes including, without limitation, each Lexford Subsidiary's federal, state and local income tax returns for its taxable year ended December 31, 1998 (collectively, the "Lexford Subsidiary Tax Returns"), and Lexford shall not cause any Lexford Subsidiary to file any such returns without the prior review and comment of EQR, which shall not be unreasonably delayed.

        (d) If the treatment of any partnership item on any Lexford Tax Return or Lexford Subsidiary Tax Return proposed to be filed by Lexford or a Lexford Subsidiary is or may be inconsistent with the treatment of such item on the applicable partnership return under Section 6222(b)(1)(A) of the Code, then EQR shall have the right to cause Lexford to file such Lexford Tax Return and/or Lexford Subsidiary Tax Return in a manner which is not inconsistent with the applicable partnership return, provided that (i) EQR makes a loan to Lexford having the terms and conditions set forth below in the principal amount equal to the amount of any increase in the tax liability reported on the applicable Lexford Tax Return or Lexford Subsidiary Tax Return for the taxable year ended December 31, 1998, solely resulting from the treatment of such partnership item in the manner requested by EQR (the "Lexford Tax"), and (ii) the treatment of the partnership item in the manner requested by EQR (including the reporting and payment of any tax in respect of such item) will not jeopardize Lexford's status as a REIT for its taxable year ended December 31, 1998. Any loan made by EQR pursuant to this Section 5.9(d) shall be made on the date that the Lexford Tax is paid by Lexford or a Lexford Subsidiary and shall be evidenced by a promissory note reasonably satisfactory to Lexford and EQR providing for (i) repayment of the principal amount in sixteen (16) equal quarterly installments,
(ii) quarterly payments of interest at a rate equal to the Prime Rate plus one percent (1%), compounded quarterly, (iii) acceleration of the unpaid principal amount in the event Lexford shall consummate a merger, consolidation, sale of substantiality all of its assets or other transaction involving a change in control of Lexford, and (iv) such other terms and conditions as may be agreed upon by EQR and Lexford. For purposes of this Section 5.9(d), the term "Prime Rate" shall mean the rate of interest published from time to time as the "Prime Rate" in the "Money Rates" column of THE WALL STREET JOURNAL, or if THE WALL STREET JOURNAL ceases or fails to publish such rate, the prime rate, corporate base rate or other comparable rate of interest announced from time to time by the largest national banking association with headquarters in New York, New York.

    5.10  BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

        (a) BENEFIT PLANS. After the Effective Time, all employees of Lexford who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, currently maintained by Lexford which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively, shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EQR in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust for similarly situated employees after the Effective Time. With respect to each such employee benefit plan, service with

EQR or any EQR Subsidiary or with Lexford or any Lexford Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate and vesting (if applicable). With respect to medical benefits provided by the Surviving Trust on and after the Closing Date, (i) coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who had such coverage under a plan sponsored by EQR, Lexford or any of the EQR Subsidiaries or Lexford Subsidiaries before the Closing Date (each, a "Prior Plan"), (ii) unless required by law, no such employee shall be required to observe any waiting period prior to entitlement to such benefits and
(iii) each such employee shall be credited as to previously paid deductible and co-payment amounts under any Prior Plan.

        (b) SEVERANCE PROGRAMS. Lexford has adopted three severance programs (the "Severance Programs"), all of which are specifically described in Schedule 2.15A to the Lexford Disclosure Letter. Schedule 2.15A to the Lexford Disclosure Letter also sets forth those officers and trustees (the "Lexford Schedule 2.15A Personnel") who may be offered a payment at the Effective Time pursuant to a Severance Program, as well as the amount of each such payment. The Surviving Trust shall maintain the Severance Programs in accordance with the terms thereof as of the date hereof. In no event shall Lexford amend, modify or alter in any manner any Severance Program or adopt or agree to any other severance programs, agreements or arrangements. Neither the Severance Programs nor any other term of this Agreement shall require the Surviving Trust to continue the employment of any employee of Lexford after the Effective Time. As a condition to receiving a payment under any Severance Program, each of the Lexford Schedule 2.15A Personnel and each other terminated employee shall execute and deliver to Lexford an agreement and release as described in or attached to Schedule 5.10 (a "Release"). Lexford hereby acknowledges that the terms of the Release provide that if the Lexford Schedule 2.15A Personnel executing such Release has entered into a Note, such Lexford Schedule 2.15A Personnel shall pay in full or secure all amounts due under such Note at the time payment is received pursuant to the Severance Programs with such security to equal or exceed 150% of the outstanding balance of the Note.

        (c) OPTIONEES.

        (i) Prior to the Closing, Lexford will, through its Board of Trustees (or any committee thereof), take all action required for the cancellation as of the Effective Time of the vested portion of all Lexford Options held by those individuals specified by EQR, including, without limitation, Lexford Trustees (a list of which will be provided to Lexford at least 10 business days prior to the Effective Time), in consideration for cash in an amount equal to the difference between the Closing Price of a Lexford Common Share and the applicable exercise price set forth in such option, multiplied by the number of Lexford Common Shares subject to such option to the extent such option is vested at the Effective Time, it being understood that all Lexford Options held by employees whose employment does not continue after the Effective Time shall be deemed vested as of the Effective Time. EQR shall promptly, and in any event no later than ten business days prior to the Effective Time, notify in writing each individual holding a Lexford Option whose employment is not to continue after the Effective Time, with such notification to set forth the rights of such employee pursuant to this subsection. Lexford shall use reasonable efforts to assist EQR in such notification process. For purposes of this paragraph, "Closing Price" shall mean the unweighted average closing price of a Lexford Common Share, reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) for the ten (10) Trading Days ending on the third Trading Day immediately prior to the Closing Date. For the purposes of the paragraph only, "Trading Day" shall mean any day on which Lexford Common Shares are traded on the NYSE.

        (ii) Lexford and EQR agree to take all appropriate action to cause each Lexford Option which remains unexercised as of the Effective Time (other than those options to be cancelled pursuant to Section 5.10(c)(i)) to be amended to
(i) adjust the number of shares for which such option is thereafter exercisable by multiplying such number of shares by the Exchange Ratio, (ii) adjust the per share exercise price by dividing such exercise price by the Exchange Ratio, and
(iii) to provide that such option shall be exercisable for EQR Common Shares. Accordingly, as more fully described in the Lexford option plan pursuant to which each such Lexford Option was granted (each a "Plan"), upon conversion of the number of shares and the exercise price, all Lexford Options which have been converted into EQR Options shall remain subject to such Plan's terms. EQR agrees to register the shares subject to the Plans on a registration statement on Form S-8 filed with the SEC as soon as practicable following the Effective Time.

        (iii) From and after the date hereof, Lexford, through its Board of Trustees or otherwise, will not modify any Plan or authorize, and Lexford will not grant, any Lexford Options or Restricted Share Grants.

        (d) WITHHOLDING. Lexford shall require each employee who exercises a Lexford Option, receives Lexford Shares pursuant to any existing commitment, or otherwise receives any payment from Lexford as a result of the transactions contemplated by this Agreement, to pay to Lexford in cash or Lexford Shares an amount sufficient to satisfy in full Lexford's obligation to withhold Taxes incurred by reason of such exercise, issuance or receipt.

        (e) PAYMENTS. The compensation, benefits, payments, accelerations, and share options of the executives and trustees of Lexford, as set forth in
Schedule 2.15 of the Lexford Disclosure Letter, shall be satisfied at the Effective Time or as otherwise set forth in this Agreement in accordance with the terms set forth in Schedule 2.15 and Schedule 5.10(e) to the Lexford Disclosure Letter. As a condition to each employee and trustee of Lexford receiving the compensation, benefits, payments, accelerations and share options described in this Section 5.10(e), such employee or trustee shall execute a Release.

    5.11  INDEMNIFICATION.

        (a) From and after the Effective Time, EQR shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or trustee of Lexford or any Lexford Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Lexford (including advancement of expenses, if so provided) immediately prior to the Effective Time in its Declaration of Trust, Bylaws, or any Employee Plan as in effect at the close of business on the date hereof; PROVIDED, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. EQR shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" trustees and officers liability insurance with a coverage amount and other terms and conditions comparable to Lexford's current trustees and officers liability insurance policy covering the trustees and officers of Lexford with respect to their service as such prior to the Effective Time (the "Run-Off Policy"). EQR shall provide Lexford with a true and complete copy of a binder with respect to the Run-Off Policy at least 10 days prior to the Effective Time, and shall use its reasonable best efforts to provide to Lexford a true and complete copy of the Run-Off Policy as proposed to be issued prior to the Effective Time. The premium for such policy shall be paid in full at the Effective Time.

        (b) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of EQR and Lexford. EQR agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of EQR under this
Section 5.11. The provisions of this Section 5.11 shall survive the Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

        (c) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee and officer covered hereby.

    5.12 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, Lexford shall not make any dividend or distribution to its shareholders without the prior written consent of EQR; PROVIDED, HOWEVER, the written consent of EQR shall not be required for the authorization and payment of quarterly distributions with respect to the Lexford Common Shares of (i) up to $0.4325 per share for a dividend with a record date of June 30, 1999, to be paid on or about July 15, 1999 (the "Second Quarter Dividend") and (ii) an amount per share for each quarterly dividend thereafter not to exceed an amount equal to the dividend on a EQR Common Share for such quarter multiplied by the Exchange Ratio; PROVIDED FURTHER, that the record and payment dates for each distribution with respect to the Lexford Common Shares (other than the Second Quarter Dividend) shall be the same date as the record and payment dates for the quarterly distribution for the EQR Common Shares, as provided to Lexford by written notice not less than twenty (20) business days prior to the record date for such quarterly EQR distribution. In the event that a distribution with respect to Lexford Common Shares permitted by this Section 5.12 has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of Lexford Common Shares shall be entitled to receive such distribution as set forth in the Articles of Merger.

    5.13 TRANSFER OF LEXFORD ASSETS AFTER EFFECTIVE TIME. Lexford acknowledges that immediately after the Effective Time, any real properties owned by Lexford and the Lexford Subsidiaries (or the equity interests in the entity then holding such properties) and the equity interests in certain of the Lexford Subsidiaries shall be transferred through one or more transactions to ERP Operating Partnership, subject to all liabilities of Lexford and the Lexford Subsidiaries, as a capital contribution in exchange for a number of units and preferred units of ERP Operating Partnership equal to the number of common shares of beneficial interest and preferred shares of beneficial interest of the Surviving Trust issued in the Merger to the owners of the shares of beneficial interest of Lexford in the Merger; provided, however, that Lexford makes no representation or warranty regarding EQR's ability to accomplish the foregoing, the costs that would be incurred, whether under Section 5.9 hereof or otherwise, in connection therewith or any consents or approvals that may be required therefor.

    5.14 NOTICES. Each party hereto shall provide such notice to its shareholders of the Merger and other transactions contemplated hereby as is required under Maryland law.

    5.15 RESIGNATIONS. On the Closing Date, if requested by EQR, Lexford shall cause the trustees, directors and officers of Lexford and each of the Lexford Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

    5.16  THIRD PARTY MANAGEMENT AGREEMENTS AND OUTSIDE MANAGEMENT
AGREEMENTS.  Lexford will not, and will not permit any Lexford Subsidiary to,
(i) amend the Third Party Management Agreements and Outside Management Agreements, (ii) renew the Third Party Management Agreements except on terms which permit its cancellation by Lexford or the applicable Lexford Subsidiary on thirty days notice without charge, penalty or other cost for such cancellation, and (iii) renew any Outside Management Agreement except on terms which are the same as the existing Outside Management Agreement or are more favorable to Lexford or the applicable Lexford Subsidiary than the existing Outside Management Agreement.

    5.17 CREDIT FACILITY. At the Closing, all amounts due under any credit facility between Lexford or any Lexford Subsidiary and Provident Bank will be prepayable without fee or penalty.

    5.18 RABBI TRUST. At the Effective Time, the Rabbi Trust shall be merged with and into the rabbi trust maintained by EQR and payments shall be made in accordance with Schedule 5.18 to the Lexford Disclosure Letter.

    5.19 TRANSFER OF SHARES. At the Closing, Lexford shall cause the owners (other than Lexford or a wholly-owned Lexford Subsidiary) to transfer to such person or persons as EQR shall designate by written notice delivered to Lexford prior to the Closing, all of the shares of Lexford Guilford, Inc. owned by them, constituting all the outstanding shares of Lexford Guilford, Inc. which are not owned by Lexford or a wholly-owned Lexford Subsidiary, for an aggregate consideration of $629.00.

                                   ARTICLE 6
                                   CONDITIONS

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals.

        (b) LISTING OF SHARES. The NYSE shall have approved for listing the EQR Common Shares to be issued in the Merger and to be listed on the NYSE after the Effective Time, subject to official notice of issuance.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

        (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

        (e) BLUE SKY LAWS. The Surviving Trust shall have received all state securities or "blue sky" permits and other authorizations necessary to issue EQR Common Shares to the shareholders of Lexford.

        (f) OPINION OF MARYLAND COUNSEL. EQR and Lexford shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP addressing the matters set forth in Exhibit "C" hereto.

    6.2 CONDITIONS TO OBLIGATIONS OF EQR. The obligations of EQR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by EQR:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lexford set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EQR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Lexford contained herein are so qualified) signed on behalf of Lexford by the chief executive officer or the chief financial officer of Lexford, in such capacity, to such effect. For the purposes of Section 6.2(a), the representations and warranties of Lexford shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Lexford Material Adverse Effect.

        (b) PERFORMANCE OF OBLIGATIONS OF LEXFORD. Lexford shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EQR shall have received a certificate signed on behalf of Lexford by the chief executive officer or the chief financial officer of Lexford, in such capacity, to such effect.

        (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no Lexford Material Adverse Change and EQR shall have received a certificate of the chief executive officer or chief financial officer of Lexford, in such capacity, certifying to such effect.

        (d) OPINION RELATING TO REIT STATUS. EQR shall have received an opinion of Willkie Farr & Gallagher reasonably satisfactory to EQR, that, commencing with its taxable year beginning January 1, 1998 Lexford has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

        (e) OTHER TAX OPINION. EQR shall have received an opinion dated the Closing Date from Rudnick & Wolfe, based upon customary certificates and representation letters, and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

        (f) COMFORT LETTER. EQR shall have received the letter from the accountants for Lexford required by Section 5.8 hereof.

        (g) OPINION OF COUNSEL. EQR shall have received an opinion from Benesch Friedlander Coplan & Aronoff LLP or other counsel to Lexford reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth in Exhibit "D" hereto.

        (h) CONSENTS. Except as set forth on Schedule 6.2 to the Lexford Disclosure Letter, all consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Lexford Material Adverse Effect.

        (i) CERTAIN FEES, EXPENSES AND LIABILITIES. The (x) fees and expenses and (y) liabilities set forth in Schedule 6.2(i) of the Lexford Disclosure Letter shall not exceed the amounts set forth in such Schedule.

        (j) FILING OF 1998 TAX RETURN. Lexford shall have filed its federal income tax return for its taxable year ended December 31, 1998, such tax return shall include an election to be taxed as a REIT in accordance with Code Section 856(c)(1) and such return shall be signed by Ernst & Young, LLP as the preparer of such return.

    6.3 CONDITIONS TO OBLIGATIONS OF LEXFORD. The obligation of Lexford to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Lexford:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EQR set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Lexford shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EQR contained herein are so qualified) signed on behalf of EQR by the chief executive officer and the chief financial officer of such party to such effect. For the purposes of this Section 6.3(a), the representations and warranties of EQR shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an EQR Material Adverse Effect.

        (b) PERFORMANCE OF OBLIGATIONS OF EQR. EQR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Lexford shall have received a certificate of EQR signed on behalf of EQR by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

        (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EQR Material Adverse Change and Lexford shall have received a certificate of the chief executive officer or chief financial officer of EQR, in such capacity, certifying to such effect.

        (d) COMFORT LETTER. Lexford shall have received the letter from the accountants for EQR required by Section 5.8 hereof.

        (e) OPINION RELATING TO REIT STATUS. Lexford shall have received an opinion of Rudnick & Wolfe, reasonably satisfactory to Lexford, that, commencing with its taxable year ended December 31, 1992, (A) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) ERP Operating Partnership has been during and since 1993 and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

        (f) OTHER TAX OPINION. Lexford shall have received an opinion dated the Closing Date from Willkie Farr & Gallagher, based upon customary certificates and representation letters and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

        (g) OPINION OF COUNSEL. Lexford shall have received an opinion from Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to Lexford dated the Closing Date in form and substance reasonably satisfactory to Lexford addressing the matters set forth in Exhibit "E" hereto dated the Closing Date.

        (h) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a Lexford Material Adverse Effect.

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the acceptance of the Articles of Merger for record by the Department, whether before or after either of the Shareholder Approvals are obtained:

        (a) by mutual written consent duly authorized by both the Boards of Trustees of EQR and Lexford;

        (b) by EQR, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Lexford set forth in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or
    Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (or as otherwise extended);

        (c) by Lexford, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EQR set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (or as otherwise extended);

        (d) by either EQR or Lexford, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

        (e) by either EQR or Lexford, if the Merger shall not have been consummated before December 31, 1999; provided, that in the case of termination pursuant to this Section 7.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section and, provided further, that (i) if the Merger shall not have been consummated solely by reason of the failure to meet the condition set forth in Section 6.2(i)(y), December 31, 1999 shall be automatically extended to March 31, 2000 and (ii) any termination of this Agreement resulting solely by reason of such failure to meet the condition set forth in Section 6.2(i)(y) shall be pursuant to this Section 7.1(e);

        (f) by either EQR or Lexford if, upon a vote at a duly held Lexford Shareholders Meeting or any adjournment thereof, the Lexford Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

        (g) by either EQR or Lexford if, upon a vote at a duly held EQR Shareholders Meeting or any adjournment thereof, the EQR Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

        (h) by Lexford, if prior to the Lexford Shareholders Meeting, the Board of Trustees of Lexford shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

        (i) by EQR if (i) prior to the Lexford Shareholders Meeting, the Board of Trustees of Lexford shall have withdrawn or modified in any manner adverse to EQR its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Lexford shall have entered into a definitive agreement with respect to any Acquisition Proposal.

    7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then Lexford will pay EQR (provided Lexford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Expense Fee (as defined below), or (ii) pursuant to Section 7.1(b) or 7.1(f), then Lexford will pay EQR (provided Lexford was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Expense Fee (as defined below). If this Agreement shall be terminated pursuant to
Section 7.1(c) or 7.1(g), then EQR will pay Lexford (provided EQR was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination), an amount equal to the Expense Fee. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a), 7.1(c) or 7.1(g), by EQR pursuant to 7.1(e) or by Lexford after March 31, 2000 pursuant to 7.1(e)), and at the time of the termination of this Agreement an Acquisition Proposal has been received by Lexford, and either prior to the termination of this Agreement or within twelve (12) months thereafter Lexford or any Lexford Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Lexford shall pay the Break-Up Fee to EQR. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by Lexford to EQR, or the Expense Fee shall be paid by Lexford to EQR or EQR to Lexford (as applicable), in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $8,000,000 plus the Expense Fee (the "Base Amount") and (ii) the sum of
(A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EQR, and (B) in the event EQR receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EQR has received a ruling from the IRS holding that EQR's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by EQR of the excess of the Base Amount over the amount payable in clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that EQR is not able to receive the full Base Amount, Lexford shall place the unpaid amount in escrow and shall not release any portion thereof to EQR unless and until Lexford receives any one or combination of the following: (i) a letter from EQR's independent accountants indicating the maximum amount that can be paid at that time to EQR without causing EQR to fail to meet the REIT Requirements or
(ii) a Break-Up Fee Tax Opinion, in which event Lexford shall pay to EQR the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Lexford's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. The "Expense Fee" payable to EQR or Lexford, as the case may be (the "Recipient"), shall be an amount equal to the least of (i) $4,000,000, (ii) the Recipient's documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break-Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Expense Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the excess of the Expense Fee over the amount payable under clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee less the amount payable under clause (A) above. In the event that the Recipient is not able to receive the full Expense Fee, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Payor shall pay to the Recipient the lesser of the unpaid Expense Fee or the maximum amount stated in the letter referred to in (i) above. The obligation of EQR or Lexford, as applicable ("Payor"), to pay any unpaid portion of the Expense Fee shall terminate three years from the date of this Agreement.

    7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Lexford or EQR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EQR, or Lexford, other than the last sentence of Section 5.2,
Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by EQR pursuant to Section 7.1(b), Lexford shall not be entitled to any of the benefits of

Section 7.2, or (b) if this Agreement is terminated by Lexford pursuant to
Section 7.1(c), EQR shall not be entitled to any of the benefits of Section 7.2.

    7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Boards of Trustees at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; PROVIDED, HOWEVER, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8
                               GENERAL PROVISIONS

    8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)        if to EQR, to:            Equity Residential Properties Trust
                                     Two North Riverside Plaza, Suite 400
                                     Chicago, Illinois 60606
                                     Attention: Bruce C. Strohm
                                     Fax No. (312) 454-8703

           with a copy to:           Rudnick & Wolfe
                                     203 North LaSalle Street, Suite 1800
                                     Chicago, Illinois 60601
                                     Attention: Errol R. Halperin, Esq.
                                     Fax No. (312) 236-7516

(b)        if to Lexford, to:        Lexford Residential Trust
                                     The Huntington Center
                                     41 South High Street, Suite 2410
                                     Columbus, Ohio 43215
                                     Attention: Bradley A. Van Auken
                                     Fax No. (614) 225-1100

           with a copy to:           Willkie Farr & Gallagher
                                     787 Seventh Avenue
                                     New York, New York 10019-6099
                                     Attention: Bruce M. Montgomerie, Esq.
                                     Fax No. (212) 728-8111

All notices shall be deemed given only when actually received.

    8.3 INTERPRETATION. All references made herein to any party shall include any predecessor to such party. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

    8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Lexford Disclosure Letter, the EQR Disclosure Letter, the Confidentiality Agreements and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in
Section 5.10 and Section 5.11 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the trustees of Lexford who had been trustees of Lexford prior to the Effective Time.

    8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or Ohio or in any Illinois or Ohio State court located in Illinois or Ohio, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Illinois or Ohio or any Illinois or Ohio State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    8.10  NON-RECOURSE TO TRUSTEES AND OFFICERS.

        (a) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Lexford by the undersigned in his capacity as a trustee or officer of Lexford, which has been formed as a Maryland real estate investment trust pursuant to Declaration of Trust dated as of January 16, 1998, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of Lexford shall be personally bound or have any personal liability hereunder. EQR shall look solely to the assets of Lexford for satisfaction of any liability of Lexford with respect to this Agreement and any other agreements to which it is a party. EQR will not seek recourse or commence any action against any of the shareholders of Lexford or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of Lexford or seek recourse against any of their personal assets, for the performance or payment of any obligation of Lexford hereunder or thereunder.

        (b) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Lexford shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. Lexford will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.

    IN WITNESS WHEREOF, EQR and Lexford have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                EQUITY RESIDENTIAL PROPERTIES TRUST

                                By:  /s/ DAVID J. NEITHERCUT
                                     -----------------------------------------
                                     David J. Neithercut
                                     Executive Vice President
                                     Chief Financial Officer

                                LEXFORD RESIDENTIAL TRUST

                                By:  /s/ BRADLEY A. VAN AUKEN
                                     -----------------------------------------
                                     Bradley A. Van Auken
                                     Senior Vice President

                                   APPENDIX B
                       EQUITY RESIDENTIAL PROPERTY TRUST
                           LEXFORD RESIDENTIAL TRUST
                               ARTICLES OF MERGER

    EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and LEXFORD RESIDENTIAL TRUST, a Maryland real estate investment trust ("Lexford"), certify to the State Department of Assessments and Taxation of
Maryland:

    THE MERGER. Pursuant to that certain Agreement and Plan of Merger by and between EQR and Lexford, dated June 30, 1999 (the "Merger Agreement"), EQR and Lexford agree to merge in the manner hereinafter set forth. Subject to the acceptance for record of these Articles of Merger ("Articles") by the State Department of Assessments and Taxation of Maryland (the "Department") and the occurrence of the Effective Time (as defined below), Lexford shall be merged with and into EQR in accordance with Section 8-501.1 of the Corporations and Associations Article ("C&A Article") of the Annotated Code of Maryland (the "Maryland Code"), and the separate existence of Lexford shall thereupon cease (the "Merger").

    1. FORMATION. EQR was formed under Title 8 ("Title 8") of the C&A Article of the Maryland Code. Lexford was formed under Title 8 of the Maryland Code.

    2. PRINCIPAL OFFICES. The principal office of EQR in the State of Maryland is located in Baltimore EQR. The principal office of Lexford in the State of Maryland is located in Baltimore EQR.

    3. OWNERSHIP OF LAND INTERESTS. Lexford owns no interests in land located within the State of Maryland.

    4. DECLARATION OF TRUST. The Second Amended and Restated Declaration of Trust of EQR (the "EQR Declaration") shall be amended by the amendment set forth in Exhibit "A" to the Articles, until duly amended in accordance with its terms and applicable law.

    5. EFFECTIVE TIME. The Merger shall be effective at 4:15 p.m. on the date on which the Department accepts these Articles for record (the time at which the Merger becomes effective being herein referred to as the "Effective Time"). The date on which the Effective Time occurs is herein referred to as the "Effective Date".

    6. EFFECTS. The Merger shall have the effects specified in Section 8-501.1(n) of Title 8. At the Effective Time Lexford shall be merged into EQR; and thereupon all the properties, rights, privileges, powers and franchises of Lexford shall vest in EQR and all debts, liabilities and duties of Lexford shall become the debts, liabilities and duties of EQR. If at any time EQR shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm in EQR the title to any property or rights of EQR or Lexford or otherwise to carry out the provisions hereof, the persons who are the proper officers and trustees of EQR or Lexford immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in EQR and otherwise to carry out the provisions hereof. EQR shall continue to be governed by Title 8.

    7. APPROVAL OF MERGER. The terms and conditions of the Merger were duly advised, authorized and approved by EQR in the manner and by the vote required by Title 8, the EQR Declaration and the Third Amended and Restated Bylaws of EQR (the "EQR Bylaws") as follows:

    (a) The Board of Trustees of EQR, at a meeting duly called and held, adopted a resolution, filed with the minutes of proceedings of the Board, declaring that the Merger described herein was advisable on substantially the terms and conditions set forth in the resolution and directing that the proposed transaction be submitted for consideration by the shareholders of EQR.

    (b) The shareholders of EQR entitled to vote on the proposed merger, at a meeting duly called and held, approved the Merger.

    The terms and conditions of the Merger were duly advised, authorized and approved by Lexford in the manner and by the vote required by Title 8, the Declaration of Trust of Lexford (the "Lexford Declaration") and the Bylaws of Lexford as follows:

    (a) The Board of Trustees of Lexford, at a meeting duly called and held, adopted a resolution, filed with the minutes of proceedings of the Board, declaring that the Merger described herein was advisable on substantially the terms and conditions set forth in the resolution and directing that the proposed transaction be submitted for consideration by the shareholders of Lexford.

    (b) The shareholders of Lexford entitled to vote on the proposed merger, at a meeting duly called and held, approved the Merger.

    The shareholders of Lexford are not entitled to any appraisal rights in connection with the Merger.

    8.  CAPITAL.

        (a) The Lexford Declaration as in effect immediately prior to the Effective Time authorizes the issuance of 110,000,000 shares of beneficial interest, of which 50,000,000 are common shares, $0.01 per share ("Lexford Common"), 5,000,000 are preferred shares, $0.01 par value per share, 50,000,000 are excess common shares, $0.01 par value per share and 5,000,000 are excess preferred shares, $0.01 par value per share. The aggregate par value of all the authorized shares of beneficial interest of Lexford is $1,100,000.

        (b) EQR's Declaration authorizes the issuance of 450,000,000 shares of beneficial interest, of which 350,000,000 are common shares, $0.01 par value per share ("EQR Common"), and 100,000,000 are preferred shares, $0.01 par value per share. EQR has established the following series of preferred shares: (i) 6,900,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share; (ii) 575,000 shares of 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share; (iii) 460,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share; and (iv) 805,000 shares of 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share; (v) 4,600,000 shares of Series E Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share; (vi) 2,300,000 shares of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share; (vii) 1,265,000 shares of 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, $0.01 par value per share; (viii) 164,951 shares of Series H Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, (ix) 4,000,000 shares of Series I Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, (x) 4,599,400 shares of Series J Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, (xi) 1,000,000 shares of Series K Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share and (xii) 4,000,000 shares of Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share. The aggregate par value of all the authorized shares of beneficial interest of EQR is $4,500,000.

    9. CONVERSION. The manner of converting the shares of Lexford shall be as follows:

        (a) Subject to the provisions of Section 9(c) hereof, at the Effective Time, each share of Lexford Common outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into 0.463 of a share of EQR Common.

        (b) At the Effective Time, each certificate evidencing outstanding shares of Lexford Common will, without any action on the part of the holder thereof, thereafter represent the right to receive, without interest, a certificate evidencing the EQR Common as calculated pursuant to Section 9(a) above and cash in lieu of fractional shares of the EQR Common in accordance with Section 9(c), upon the surrender of such Lexford certificate or certificates.

        (c) Notwithstanding any other provision hereof, no fractional shares of EQR Common shall be issued in connection with the Merger. Instead, each holder of outstanding Lexford Common having a fractional interest arising upon the conversion or exchange of such shares in connection with the Merger shall, at the time of surrender of its Lexford certificate or certificates, be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of a share of EQR Common to which such holder would otherwise be entitled. In the event that any one holder holds more than one certificate evidencing Lexford Common, the shares evidenced by all such certificates surrendered together for conversion or exchange shall be aggregated and one new certificate evidencing EQR Common shall be issued in respect of such certificates evidencing Lexford Common, insofar as is necessary to reduce the number of fractional interests in respect of EQR Common which would otherwise arise. No such holder shall be entitled to dividends or other distributions, voting rights or any other shareholder rights in respect of any fractional share. For purposes of this Section 9(c), "Closing Price" shall mean the unweighted average closing price of a share of EQR Common (as reported in the New York Stock Exchange, Inc. Composite Tape) for the five (5) Trading Days immediately preceding the Effective Date, and "Trading Day" shall mean any day on which EQR Common is traded on the New York Stock Exchange and reported on its Composite Tape.

        (d) At the Effective Time, each outstanding option to purchase Lexford Common (a "Lexford Share Option" or collectively "Lexford Share Options") shall be amended to (i) adjust the number of shares for which such option is thereafter exercisable by multiplying such number of shares by 0.463, (ii) adjust the per share exercise price by dividing such exercise price by 0.463 and (iii) to provide that such option shall be exercisable for shares of EQR Common.

    10.  EXCHANGE OF CERTIFICATES.

        (a) As of the Effective Time, EQR shall deposit, or shall cause to be deposited, with an exchange agent selected by EQR (the "Exchange Agent"), for the benefit of the holders of certificates evidencing shares of Lexford Common (the "Lexford Certificates"), for exchange in accordance with this
    Section 10, certificates evidencing the EQR Common (the "EQR Certificates") to be issued pursuant to this Section 10.

        (b) Promptly after the Effective Time, EQR shall cause the Exchange Agent to mail to each holder of record of Lexford Common a letter of transmittal which shall specify (i) that delivery shall be effected, and risk of loss and title to Lexford Certificates shall pass, only upon delivery of such Lexford Certificates to the Exchange Agent, and shall be in such form and have such other provisions as EQR may reasonably specify, and
    (ii) instructions for use in effecting the surrender of such Lexford Certificates in exchange for EQR Certificates and cash in lieu of fractional shares of EQR Common. Upon surrender of one or more Lexford Certificates for cancellation to the Exchange Agent, duly executed and completed in accordance with the instructions thereto, together with such letter of transmittal, the holder of such Lexford Certificates so surrendered shall be entitled to receive in exchange therefor (x) a EQR Certificate evidencing the number of whole shares of EQR Common and (y) a check representing the amount of cash in lieu of fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of Section 9(c) in respect of the one or more Lexford Certificates surrendered, after giving effect to any required withholding tax, and the one or more Lexford Certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares of EQR Common and unpaid dividends and distributions, if any, payable to holders of Lexford Certificates. In the event of a transfer of ownership of Lexford Common which is not registered in the transfer records of Lexford, EQR Certificates evidencing the proper number of EQR Common, together with a check for the cash to be paid in lieu of any fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to Section 9(c) in respect of the Lexford Certificate so surrendered, after giving effect to any required withholding tax, may be issued to such a transferee if the Lexford Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid. All Lexford Certificates so surrendered will be canceled forthwith. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Lexford Common for any EQR Common or dividends or other distributions thereon, or cash in lieu of any fractional EQR Common, delivered to a public official pursuant to applicable abandoned property, escheat or other applicable law.

        (c) Notwithstanding any other provisions of these Articles, no dividends or other distributions on EQR Common shall be paid with respect to any EQR Common evidenced by a Lexford Certificate until such Lexford Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Lexford Certificate, there shall be paid to the holder of the EQR Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of EQR Common and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of EQR Common, less the amount of any withholding taxes which may be required thereon. Any distribution payable with respect to Lexford Common with a record date prior to the Effective Time which shall not have been paid as of the Effective Time shall be paid to the holders entitled to such distribution whether or not such holders have surrendered their Lexford Certificates in accordance with the provisions hereof.

        (d) At and after the Effective Time, there shall be no transfers on the share transfer books of Lexford of the shares of Lexford Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Lexford Certificates are presented to EQR, they shall be canceled and exchanged for certificates evidencing EQR Common and cash in lieu of fractional EQR Common, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to these Articles in accordance with the procedures set forth in this Section 10.

        (e) Any portion of the EQR Certificates made available to the Exchange Agent pursuant to Section 10(a) which remains unclaimed by the holders of Lexford Common for one hundred twenty (120) days after the Effective Time shall be delivered to EQR, upon demand of EQR, and any former shareholders of Lexford who have not theretofore complied with this Section 10 shall look only to EQR for payment of their EQR Common, cash in lieu of fractional shares of EQR Common and unpaid dividends and distributions on the EQR Common deliverable in respect of each share of Lexford Common such shareholder holds as determined pursuant to these Articles, in each case, without any interest thereon.

        (f) None of Lexford, EQR, the Exchange Agent or any other person shall be liable to any former holder of Lexford Common for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (g) In the event any Lexford Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by EQR, the posting by such person of a bond in such reasonable amount as EQR may direct as indemnity against any claim that may be made against it with respect to such Lexford Certificate, the Exchange Agent or EQR will issue in exchange for such lost, stolen or destroyed Lexford Certificate the EQR Common and cash in lieu of fractional EQR Common, and unpaid dividends and distributions on the EQR Common as provided in Section 9(c), deliverable in respect thereof pursuant to these Articles.

    11. NOTICE. Any notice or other communication required or permitted under these Articles shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

    12. GOVERNING LAW. These Articles shall be governed by and construed in accordance with the laws of the State of Maryland.

    13. COUNTERPARTS. These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

    14. ABANDONMENT. The Merger may be abandoned before the Effective Time by majority vote of the entire Board of Trustees of EQR and Board of Trustees of Lexford.

    IN WITNESS WHEREOF, these Articles have been signed on this     day of
         , 1999 by the                    of EQR and the                    of
Lexford, and each of the undersigned acknowledges these Articles to be the act of the entity on whose behalf he or she has signed, and, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges, that to the best of his or her knowledge, information and belief, the matters and facts are true in all material respects and such statement is made under the penalties for perjury.

EQUITY RESIDENTIAL PROPERTIES TRUST            LEXFORD RESIDENTIAL TRUST

By:                                            By:
  Its:                                         Its:

Attest:                                        Attest:

                                   EXHIBIT A
                          AMENDMENT TO EQR DECLARATION
                      AMENDMENT TO THE SECOND AMENDED AND
                        RESTATED DECLARATION OF TRUST OF
                      EQUITY RESIDENTIAL PROPERTIES TRUST

    THIS AMENDMENT TO THE SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF EQUITY RESIDENTIAL PROPERTIES TRUST (this "Amendment") is effective as of the Effective Time (as defined in the Agreement and Plan of Merger dated as of June 30, 1999 between Equity Residential Properties Trust and Lexford Residential Trust (the "Merger Agreement")).

AMENDMENT TO SECTION 8.2

    Section 8.2 of the Declaration is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

    "SECTION 8.2 VOTING RIGHTS OF SHAREHOLDERS. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trustees; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; (d) the merger or consolidation of the Trust, PROVIDED, HOWEVER, that the Shareholders shall not be entitled to vote on a merger or consolidation of the Trust which Title 8 permits to be approved without a vote of the Shareholders and, FURTHER PROVIDED, that if a shareholder vote is required pursuant to the provisions of Title 8, such merger or consolidation shall be approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast thereon, (e) the sale or other disposition of all or substantially all of the Trust Property, PROVIDED, HOWEVER, that the sale or other disposition of all or substantially all of the Trust Property shall be approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast thereon, and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the Shareholders for consideration. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees."

AMENDMENT TO SECTION 9.1

    Section 9.1(b) of the Declaration is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

    "(b) Notwithstanding the provisions of Section 9.1(a) hereof and subject to the provisions of any class or series of Shares then outstanding, this Declaration of Trust may be amended pursuant to the terms of Articles of Merger accepted for record by the SDAT relating to a merger of any entity or entities with the Trust, provided that such merger shall have been approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast thereon."

                                   APPENDIX C
                  OPINION OF MORGAN STANLEY & CO. INCORPORATED

                                  [LETTERHEAD]

                                                      June 30, 1999

Board of Trustees
Lexford Residential Trust
The Huntington Center
41 South High Street
Suite 2410
Columbus, OH 43215

Members of the Board:

We understand that Lexford Residential Trust ("Lexford") and Equity Residential Properties Trust ("Equity Residential") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of June 30, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Lexford with and into Equity Residential with Equity Residential as the surviving entity. Pursuant to the Merger, each outstanding common share of beneficial interest of Lexford, par value $0.01 per share ("Lexford Common Shares"), other than Lexford Common Shares held in treasury or any shares held by Equity Residential or any wholly-owned subsidiary of Equity Residential, will be converted into the right to receive 0.463 common shares of beneficial interest of Equity Residential, par value $0.01 per share of Equity Residential ("Equity Residential Common Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by holders of Lexford Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have, among other things:

     (i) reviewed certain publicly available financial statements and other business and financial information of Lexford and Equity Residential, respectively;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning Lexford and Equity Residential prepared by the managements of Lexford and Equity Residential, respectively;

     (iii) analyzed certain financial forecasts for Lexford and Equity Residential prepared by the managements of Lexford and Equity Residential, respectively;

     (iv) discussed the past and current operations and financial condition and the prospects of Lexford and Equity Residential, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Lexford and Equity Residential, respectively;

                                                                 [LOGO]

Board of Trustees
June 30, 1999
Page 2

     (v) reviewed the pro forma impact of the Merger on Lexford's and Equity Residential's funds from operations per share, consolidated capitalization and financial ratios;

     (vi) reviewed the reported prices and trading activity for the Lexford Common Shares and the Equity Residential Common Shares;

     (vii) compared the financial performance of Equity Residential and the prices and trading activity of Equity Residential Common Shares with those of certain other comparable publicly-traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain transactions deemed relevant;

     (ix) discussed with senior executives of Lexford and Equity Residential their strategic objectives of the Merger and the plan for the combined company;

     (x) participated in discussions and negotiations among representatives of Lexford, Equity Residential and certain other parties and their financial and legal advisors;

     (xi) reviewed drafts of the Merger Agreement and certain related documents; and

     (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Lexford and Equity Residential for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Lexford and Equity Residential. Morgan Stanley relied upon, without independent verification, the assessment of the managements of Lexford and Equity Residential of the strategic, financial and operational benefits expected to result from the merger. We have not made any independent valuation or appraisal of the assets or liabilities of Lexford or Equity Residential, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In addition, we have assumed that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 as amended.

We have acted as financial advisor to the Board of Trustees of Lexford in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the merger. In addition, Lexford has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of our trading, brokerage and financing activities, Morgan Stanley & Co. Incorporated or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans for Lexford or Equity Residential.

It is understood that this letter is for the information of the Board of Trustees of Lexford and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Lexford with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how shareholders of Lexford

                                                                 [LOGO]

Board of Trustees
June 30, 1999
Page 3

should vote at the shareholders' meeting to be held in connection with the Merger. In addition, we are not expressing any opinion herein as to the price at which the Equity Residential Common Stock will trade following the announcement or the consummation of the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of Lexford Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: __/s/ Devin I. Murphy_____________
                                             Devin I. Murphy
                                             Managing Director

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

    Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees, officers and shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating the liability of its trustees, officers and shareholders to the maximum extent permitted by Maryland law.

    The Declaration of Trust of EQR authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceedings to (a) any present or former shareholder, trustee or officer or (b) any individual who, while a shareholder, trustee or officer of and at the request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of EQR. The Bylaws of EQR obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of EQR and at the request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit EQR to indemnify and advance expenses to any person who served a predecessor of EQR in any of the capacities described above and to any employee or agent of EQR or a predecessor of EQR. The Bylaws of EQR require it to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

    The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of EQR pursuant to the foregoing provisions or otherwise, EQR has been advised that, although the validity and scope of the governing statute have not been challenged in a court of law, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

2.1          Agreement and Plan of Merger by and between Equity Residential Properties Trust and Lexford
             Residential Trust dated as of June 30, 1999 (included as Appendix A to the Prospectus contained in the Registration Statement)
2.2          Articles of Merger by and between Equity Residential Properties Trust and Lexford Residential Trust
             (Included as Appendix B to the Prospectus contained in the Registration Statement)
5.1          Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding legality of issued shares*
8.1          Opinion of Rudnick & Wolfe regarding certain tax aspects of the merger*
8.2          Opinion of Rudnick & Wolfe regarding REIT qualifications of EQR*
8.3          Opinion of Willkie Farr & Gallagher regarding certain tax aspects of the merger*
8.4          Opinion of Willkie Farr & Gallagher regarding REIT qualifications of Lexford *
23.1         Consent of Ernst & Young LLP (Lexford)
23.2         Consent of Ernst & Young LLP (EQR)
23.3         Consent of Arthur Andersen LLP
23.4         Consent of Rudnick & Wolfe (included in Exhibits 8.1 and 8.2 hereof)*
23.5         Consent of Willkie Farr & Gallagher (included in Exhibits 8.3 and 8.4 hereof)*
23.6         Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 hereof)*
23.7         Consent of Morgan Stanley & Co. Incorporated
24.1         Power of Attorney (included as Page S-2)
99.1         Form of Proxy Card for Special Meeting of Shareholders of EQR
99.2         Form of Proxy Card for Special Meeting of Shareholders of Lexford
99.3         Opinion of Morgan Stanley & Co. Incorporated (included as Appendix C to the Prospectus contained in the Registration Statement)
99.4         Form of Amendment to EQR's Second Amended and Restated Declaration of Trust (included in Appendix B to the Prospectus contained in the Registration Statement)

------------------------

*   To be filed by amendment

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

       (1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 22nd day of July, 1999.

                                EQUITY RESIDENTIAL PROPERTIES TRUST

                                By:            /s/ DOUGLAS CROCKER II
                                     -----------------------------------------
                                                 Douglas Crocker II
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                      TRUSTEE

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II, David Neithercut and Bruce C. Strohm, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ SAMUEL ZELL
------------------------------  Chairman of the Board of       July 22, 1999
         Samuel Zell              Trustees

    /s/ DOUGLAS CROCKER II
------------------------------  President, Chief Executive     July 22, 1999
      Douglas Crocker II          Officer and Trustee

   /s/ DAVID J. NEITHERCUT      Executive Vice President
------------------------------    and Chief Financial          July 22, 1999
     David J. Neithercut          Officer

    /s/ MICHAEL J. MCHUGH       Executive Vice President,
------------------------------    Chief Accounting Officer     July 22, 1999
      Michael J. McHugh           and Treasurer

    /s/ JOHN W. ALEXANDER
------------------------------           Trustee               July 22, 1999
      John W. Alexander

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ STEPHEN O. EVANS
------------------------------           Trustee               July 22, 1999
       Stephen O. Evans

    /s/ HENRY H. GOLDBERG
------------------------------           Trustee               July 22, 1999
      Henry H. Goldberg

    /s/ ERROL R. HALPERIN
------------------------------           Trustee               July 22, 1999
      Errol R. Halperin

   /s/ JAMES D. HARPER, JR.
------------------------------           Trustee               July 22, 1999
     James D. Harper, Jr.

      /s/ BOONE A. KNOX
------------------------------           Trustee               July 22, 1999
        Boone A. Knox

     /s/ EDWARD LOWENTHAL
------------------------------           Trustee               July 22, 1999
       Edward Lowenthal

    /s/ JEFFREY H. LYNFORD
------------------------------           Trustee               July 22, 1999
      Jeffrey H. Lynford

    /s/ SHELI Z. ROSENBERG
------------------------------           Trustee               July 22, 1999
      Sheli Z. Rosenberg

    /s/ GERALD A. SPECTOR
------------------------------           Trustee               July 22, 1999
      Gerald A. Spector

   /s/ MICHAEL N. THOMPSON
------------------------------           Trustee               July 22, 1999
     Michael N. Thompson

------------------------------           Trustee               July   , 1999
       B. Joseph White

                                      S-2